SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date earliest event reported)                December 26, 1996
                                                       ------------------------


                             MTR GAMING GROUP, INC.

             (exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        33-22521                                       84-1103135
        --------                                       ----------

(Commission File Number)                  (IRS Employer Identification Number)


            1461 GLENNEYRE STREET, SUITE F, LAGUNA BEACH, CALIFORNIA

                    (Address of principal executive offices)
                                      92651
                                   (Zip Code)


Registrant's Telephone Number, Including Area Code:             (714) 376-3010
                                                                --------------

                                       N/A
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

Prepayment of Loans Made by Bennett Management
and Development Corp.
---------------------

                  On December 26, 1996, the Registrant's wholly owned subsidiary, Mountaineer Park, Inc. ("Mountaineer"), prepaid in full the outstanding $8,711,273.16 balance of a construction loan made by Bennett Management and Development Corp. of Syracuse, New York ("Bennett"). The Bennett loan, which was in the original principal amount of $10.2 million and was drawn in 1994 and 1995 pursuant to a June 27, 1994 Construction Loan Agreement, as later amended, was secured by a first priority credit line deed of trust on Mountaineer's real property and a perfected security interest evidenced by a UCC-1 Financing Statement with respect to its personal property.

                  The Bennett loan required Mountaineer on January 2, 1997 to pay Bennett either $500,000 in cash or $750,000 worth of the Registrant's common stock if the loan was not prepaid by January 1, 1997. Prior to a September 19, 1996 amendment of the Construction Loan Agreement, which was effective October 31, 1996, the January 2 payment would have been $2.5 million worth of the Registrant's common stock. The prepayment permitted Mountaineer to avoid the January 2 payment. Bennett has delivered releases of the liens against Mountaineer's real and personal property. The prepayment was from the proceeds of a new $11.1 million loan discussed below.

                  Pursuant to the Bennett Construction Loan Agreement, as amended, for a period commencing upon prepayment and terminating at the close of business (Eastern Time) ten (10) business days thereafter, the Registrant has the option to repurchase all (but not part) of the 1,530,000 shares of the Registrant's common stock previously issued to Bennett in connection with the loan for a price per share equal to 90% of the average closing bid price of the Shares as reported by Nasdaq for the twenty (20) consecutive trading days immediately preceding the date of prepayment, but in no event less than $1.125 per share (the "Repurchase Option").

                  In consideration of the efforts of Meyer, Duffey & Associates, a New York consulting and investment firm, in introducing the Registrant to potential sources of permanent financing from commercial bank lenders for Mountaineer (though no transactions have been consummated with respect to such financing and, indeed, no substantive negotiations have commenced), the Registrant may assign the Repurchase Option to Meyer, Duffey & Associates.

$11.1 Million Loan and $5,376,500 Revolving Line of Credit
----------------------------------------------------------

                  On December 26, 1996, Mountaineer borrowed $11.1 million from Madeleine L.L.C. of New York, New York, which had provided Mountaineer a $5 million second mortgage loan on July 2, 1996, enabling Mountaineer to prepay the Bennett loan. The total loan of $16.1 million, which is governed by the parties' Amended and Restated Term Loan Agreement and Amended and Restated General Security Agreement, is evidenced by

Mountaineer's Promissory Note and is secured by a first priority Credit Line Deed of Trust with respect to Mountaineer's real property and a perfected security interest evidenced by a UCC-1 Financing Statement with respect to its personal property.

                  The loan bears interest at the rate of 12% per annum and calls for payments of interest only with the principal due at the end of a three-year term. The loan is guaranteed by the Registrant. As part of the transaction, the Registrant has agreed to issue the lender, over a period of thirteen months, 550,000 shares of the Registrant's common stock and warrants to purchase an additional 1,632,140 shares for $1.06 per share. A further fee of $888,000 (8% of the loan amount) is due on July 2, 1997, but will be waived by the lender if the loan has been prepaid prior to that date. In that event, however, the Registrant has agreed to pay a fee of approximately $250,000 to Bridge Capital, L.L.C., which arranged the transaction. If not prepaid by November 15, 1997, the loan is also subject to annual fees of stock, cash, and warrants. Annual fees with respect to the $5 million loan made in July of 1996 have been deferred from July 2 to November 15, 1997.

                  The shares and warrants, as well as the warrants issued to the lender in connection with the $5 million loan made in July, are entitled to protection from dilution in certain circumstances. The Registrant has agreed to register the shares and warrants for public sale pursuant to the terms of the warrants and the Registration Rights Agreement entered July 2, 1996. Amendment No. 1 to Registration Rights Agreement, which was entered in connection with the transaction, limits the lender's right to demand registration to once per calendar year absent default by Mountaineer or the Registrant, prepayment of the loan, or a change in control of the Registrant.

                  The Registrant will use the net proceeds of the loan (approximately $2.4 million after prepayment of the Bennett loan and certain costs of the transaction) for further improvements at Mountaineer and for general corporate purposes. Specific projects under consideration are the construction of a convention facility, expansion of the 101 room Mountaineer Lodge, construction of a bowling alley, a second addition to the popular Speakeasy Gaming Saloon, the purchase of additional video slot machines, and the construction of a production facility capable of broadcasting Mountaineer's live racing product to other racetracks and off track wagering facilities, though all such proposals are subject to, among other things, approval by the Registrant's board of directors and any applicable governmental approvals. There can be no assurances, however, that all or any of the projects under consideration will be undertaken.

                  Pursuant to the Amended and Restated Term Loan Agreement, the lender also provided Mountaineer a $5,376,500 revolving line of credit to be used for capital improvements, the acquisition of equipment and/or other gaming businesses, or the acquisition of properties for use in the gaming and lottery businesses consistent with the current business of Mountaineer.

                  Borrowing under the line of credit is conditioned upon (i) compliance with all loan documents; (ii) affirmation that all prior warranties and representations remain true; (iii) submission of a notice of borrowing that is for a sum not less than $500,000 and which contains a detailed description of the use of proceeds; and (iv) maintenance by Mountaineer for the six calendar months preceding the date of the notice of borrowing (at Mountaineer's election, exclusive of the months of December and January) a monthly average of $750,000 in earnings before interest, taxes, depreciation, and amortization.

                  Loans under the line of credit bear interest at 15% per annum. In connection with the line of credit, Mountaineer has agreed to pay an annual fee of $376,500, the first of which is payable over 13 months. The Registrant has agreed to guarantee any loans made under the line of credit.


Item 7.  Financial Statements and Agreements.

          (c)  Exhibits

     1. Amended and Restated Term Loan Agreement, dated as of July 2, 1996, as amended and restated as of December 10, 1996, among Mountaineer Park, Inc., MTR Gaming Group, Inc., and Madeleine L.L.C.

     2. Amended and Restated General Security Agreement dated July 2, 1996, as amended and restated as of December 10, 1996, made by Mountaineer Park, Inc. in favor of Madeleine L.L.C.

     3. Credit Line Deed of Trust, Leasehold Deed of Trust, Security Agreement, Assignment, Fixture Filing and Financing Statement by and among Mountaineer Park, Inc. as grantor, Deborah A. Sink and Carl D. Andrews as trustees, and Madeleine L.L.C. as the secured party, dated December 10, 1996.

     4. Promissory Note dated December 10, 1996 made by Mountaineer Park, Inc. in the principal amount of $16,100,000 in favor of Madeleine L.L.C.

     5. Registration Rights Agreement dated July 2, 1996 between Winners Entertainment, Inc. and Madeleine L.L.C. (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996,
Exhibit 10(11))

     6. Amendment No. 1 to Registration Rights Agreement dated December 10, 1996 between MTR Gaming Group, Inc. and Madeleine L.L.C.

     7. Promissory Note dated December 10, 1996 made by Mountaineer Park, Inc. in the principal amount not to exceed $5,376,500 in favor of Madeleine L.L.C.

     8. Warrant Certificate No. 6 issued to Madeleine L.L.C., dated December 10, 1996, to purchase 125,552 shares of common stock of MTR Gaming Group, Inc. at $1.06 per share for five years commencing December 10, 1996.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             MTR GAMING GROUP, INC.


                                             By  /s/ Edson R. Arneault
                                                 Edson R. Arneault,
                                                 President


Date: January 7, 1997

                                                                      EXHIBIT 1
                    AMENDED AND RESTATED TERM LOAN AGREEMENT




                            Dated as of July 2, 1996




                 as amended and restated as of December 10, 1996


                                      among


                      MOUNTAINEER PARK, INC., as Borrower,

                      MTR GAMING GROUP, INC., as Guarantor

                                       and

                           MADELEINE L.L.C., as Lender

                                TABLE OF CONTENTS


                                                                       Page


                      ARTICLE I DEFINITIONS; CERTAIN TERMS
SECTION 1.01.   Definitions.............................................1
SECTION 1.02.   Accounting and Other Terms..............................8

                  ARTICLE II AMOUNT AND TERMS OF THE TERM LOAN
SECTION 2.01.   Term Commitment.........................................8
SECTION 2.02.   Making the Term Loan....................................8
SECTION 2.03.   Term Loan Interest......................................9
                (a)   Loan..............................................9
                (b)   Interest Payment..................................9
SECTION 2.04.   Repayment...............................................9
SECTION 2.05.   Termination or Reduction of Commitment..................9
SECTION 2.06.   Optional Prepayment of the Term Loan....................9

                 ARTICLE III AMOUNT AND TERMS OF THE LINE LOANS
SECTION 3.01.   Line Commitment.........................................9
SECTION 3.02.   Making the Line Loans..................................10
SECTION 3.03.   Line Loan Interest.....................................10
                (a)   Loans............................................10
                (b)   Interest Payment.................................10
SECTION 3.04.   Repayment..............................................10
SECTION 3.05.   Termination of Line Commitment.........................10

              ARTICLE IV FEES, PAYMENTS, DEFAULT INTEREST AND OTHER
                                  COMPENSATION
SECTION 4.01.   Fees and Other Consideration...........................11
                (a)   Loan Fee.........................................11
                (b)   Administration Fee...............................11
                (c)   Audit and Collateral Monitoring Fees.............11
                (d)   Common Stock.....................................11
                (e)   Warrants.........................................13
SECTION 4.02.   Payments and Computations..............................14
SECTION 4.03.   Taxes..................................................14
SECTION 4.04.   Default Interest.......................................15
SECTION 4.05.   Principal Repayments...................................15
SECTION 4.06.   Refinance of Term Loan.................................15

                ARTICLE V CONDITIONS TO EFFECTIVENESS AND LENDING
SECTION 5.01.   Conditions to Funding of the Tranche B Portion of the Term
                Loan...................................................15
                (a)   Payment of Fees, Etc.............................16

                (b)   Representations and Warranties; No Event of Default.16
                (c)   Legality.........................................16
                (d)   Delivery of Documents............................16
                (e)   Proceedings; Receipt of Documents................18
                (f)   Material Adverse Change..........................18
                (g)   Due Diligence....................................18
SECTION 5.02.   Conditions to Funding of Line Loans....................18
                (a)   Payment of Fees, Etc.............................18
                (b)   Representations and Warranties; No Event of Default.19
                (c)   Legality.........................................19
                (d)   Delivery of Documents............................19
                (e)   Material Adverse Change..........................19
                (f)   Other Conditions.................................19
SECTION 5.03.   Conditions of Funding each Line Loan...................19
                (a)   Representations and Warranties; No Event of Default.19
                (b)   Borrowing Notice.................................20
                (c)   Use of Proceeds..................................20
                (d)   EBITDA Average...................................20

                    ARTICLE VI REPRESENTATIONS AND WARRANTIES
SECTION 6.01.   Representations and Warranties of the Borrower and the
                Guarantor..............................................20
                (a)   Organization, Good Standing, Etc.................20
                (b)   Authorization, Etc...............................20
                (c)   Governmental Approvals...........................20
                (d)   Enforceability of Loan Documents.................21
                (e)   Certificates.....................................21
                (f)   Subsidiaries.....................................21
                (g)   Litigation.......................................21
                (h)   Financial Condition..............................21
                (i)   Compliance with Law, Etc.........................21
                (j)   ERISA............................................21
                (k)   Taxes, Etc.......................................21
                (l)   Regulation U.....................................22
                (m)   Adverse Agreements, Etc..........................22
                (n)   Holding Company and Investment Company Acts......22
                (o)   Permits, Etc.....................................22
                (p)   Title to Properties..............................22
                (q)   Full Disclosure..................................22
                (r)   Operating Lease Obligations......................22
                (s)   Indebtedness.....................................23
                (t)   Environmental Matters............................23
                (u)   Schedules........................................23
                (v)   Insurance........................................23
                (w)   Use of Proceeds..................................23
                (x)   Solvency of the Borrower.........................23

                (y)   Solvency of the Guarantor........................23
SECTION 6.02.   Representations, Warranties and Covenants of Lender....24

             ARTICLE VII COVENANTS OF THE BORROWER AND THE GUARANTOR
SECTION 7.01.   Affirmative Covenants..................................24
                (a)   Reporting Requirements...........................24
                (b)   Compliance with Laws, Etc........................27
                (c)   Preservation of Existence, Etc...................27
                (d)   Keeping of Records and Books of Account..........27
                (e)   Inspection Rights................................27
                (f)   Maintenance of Properties, Etc...................27
                (g)   Maintenance of Insurance.........................27
                (h)   Environmental Indemnity..........................28
                (i)   Notification of Event of Default.................28
                (j)   Further Assurances...............................28
                (k)   Additional Security..............................28
                (l)   Environmental Actions............................28
SECTION 7.02.   Negative Covenants.....................................28
                (a)   Liens, Etc.......................................29
                (b)   Indebtedness.....................................29
                (c)   Guaranties, Etc..................................30
                (d)   Merger, Consolidation, Sale of Assets, Etc.......31
                (e)   Change in Nature of Business.....................31
                (f)   Investments, Etc.................................31
                (g)   Lease Obligations................................31
                (h)   Salaries and Withdrawals.........................31
                (i)   Dividends, Etc...................................31
                (j)   Federal Reserve Regulations......................32
                (k)   Transactions with Affiliates.....................32
                (l)   Fiscal Year, Accounting Policies.................32
                (m)   Improvements.....................................32
                (n)   Issuance of Stock................................32
SECTION 7.03.   Covenants of the Guarantor.............................32
SECTION 7.04.   Additional Line Loan Covenant..........................33

                         ARTICLE VIII EVENTS OF DEFAULT
SECTION 8.01.   Events of Default......................................33

                            ARTICLE IX MISCELLANEOUS
SECTION 9.01.   Notices, Etc...........................................35
SECTION 9.02.   Amendments, Etc........................................36
SECTION 9.03.   No Waiver; Remedies, Etc...............................36
SECTION 9.04.   Fees, Costs, Expenses and Taxes........................36
SECTION 9.05.   Right of Set-off.......................................37
SECTION 9.06.   Severability...........................................37
SECTION 9.07.   Successors and Assigns.................................37

SECTION 9.08.   Counterparts...........................................38
SECTION 9.09.   Headings...............................................38
SECTION 9.10.   Governing Law..........................................38
SECTION 9.11.   WAIVER OF JURY TRIAL, ETC..............................38
SECTION 9.12.   Reinstatement; Certain Payments........................39
SECTION 9.13.   Indemnification........................................39

                               ARTICLE X GUARANTY
SECTION 10.01.   Guaranty..............................................40
SECTION 10.02.   Obligations Unconditional.............................40
SECTION 10.03.   Waivers...............................................41
SECTION 10.04.   Subrogation...........................................41
SECTION 10.05.   No Waiver; Remedies...................................41
SECTION 10.06.   Taxes.................................................41
SECTION 10.07.   Stay of Acceleration..................................42
SECTION 10.08.   Continued Effectiveness of Guaranty...................42


SCHEDULE I               Description of Property
SCHEDULE II              Litigation
SCHEDULE III             Licenses, Permits, Authorizations and Approvals
SCHEDULE IV              Lease Obligations of the Borrower
SCHEDULE V               Indebtedness of the Borrower
SCHEDULE VI              Existing Liens
SCHEDULE VII             Guarantees of the Borrower
SCHEDULE VIII            Investments
SCHEDULE IX              Stock Rights, Warrants and Options
SCHEDULE X               Shares of Common Stock Issued
SCHEDULE XI              Permitted Issuances of Warrants

EXHIBIT A                Form of Term Note
EXHIBIT B                Form of Line Note
EXHIBIT C                Form of First Priority Deed of Trust
EXHIBIT D                Form of Notice of Borrowing
EXHIBIT E                Form of Notice of Line Borrowing
EXHIBIT F                Form of Warrants
EXHIBIT G                Form of Opinion of Freer & McGarry, Counsel to the
                         Borrower  and the Guarantor
EXHIBIT H                Form of Opinion of Jackson & Kelly, West Virginia
                         Counsel to the Borrower and the Guarantor
EXHIBIT I                Corrective Action Plan

                    AMENDED AND RESTATED TERM LOAN AGREEMENT


                  AMENDED AND RESTATED TERM LOAN AGREEMENT, dated as of July 2, 1996, as amended and restated as of December 10, 1996, among MOUNTAINEER PARK, INC., a West Virginia corporation (the "Borrower"), MTR Gaming Group, Inc., f/k/a WINNERS ENTERTAINMENT, INC., a Delaware corporation (the "Guarantor"), and MADELEINE L.L.C., a New York limited liability company (the "Lender").

                                    RECITALS

                  WHEREAS, the Borrower, the Guarantor and the Lender are parties to a Term Loan Agreement, dated as of July 2, 1996 (the "Old Agreement"), pursuant to which the Lender has made a term loan to the Borrower in the original principal amount of $5,000,000.

                  WHEREAS, the Borrower and the Guarantor have requested that the Lender (a) amend and restate the Old Agreement to provide, among other things, an increase in the amount available under the Old Agreement to the Borrower thereunder from $5,000,000 to $16,100,000 (the "Term Loan") to refinance the o ligations of the Borrower under the Senior Loan Agreement (as defined in the Old Agreement), and (b) extend additional credit to the Borrower in the form of a three year line of credit for loans in the aggregate maximum principal amount not to exceed $5,376,500 at any time outstanding (the "Line Loans" and, collectively with the Term Loan, the "Loans");

                  WHEREAS, the Lender is willing, on the terms and conditions herein, to amend and restate the Old Agreement;

                  WHEREAS, in order to induce the Borrower to borrow, and the Guarantor to guarantee, the additional funds provided and to be provided hereunder, the Lender is willing to lend the additional $11.1 million over and above the loan made under the Old Agreement pursuant to the terms hereof and to provide the Line Loans.

                  NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lender to make and maintain the Loans, the Lender, the Borrower and the Guarantor hereby agree as follows:


                                    ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

                  SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

                  "Affiliate" means, as to any Person, (i) any o her Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, or (ii) any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of
Section 414 of the Internal Revenue Code and the rules and regulations promulgated thereunder from time to time.

                  "Amended and Restated Security Agreement means the Amended and Restated Security Agreement, dated as of July 2, 1996, as amended and Restated on the date hereof, made by the Borrower in favor of the Lender.

                  "Borrower" has the meaning specified therefor in the preamble hereto.

                  "Business Day" means any day not a Saturday, Sunday or legal holiday on which the Lender is open for business in New York City and banks in the State of West Virginia are not required or authorized to close.

                  "Capital Leases" means, with respect to any Person, leases or agreements to lease by such Person and its Consolidated Subsidiaries that, in accordance with GAAP, have been or should be capitalized on the books of such Person.

                  "Capitalized Lease Obligations" means, with respect to any Person, any obligation of such Person and its Consolidated Subsidiaries for the payment of rent for any real or personal property under Capital Leases and, for pu poses hereof, the amount of any such obligation shall be the capitalized amount thereof, all computed and consolidated in accordance with generally accepted accounting principles applied on a consistent basis.

                  "Collateral" means all of the property (real and personal) of the Borrower purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heret fore or hereafter executed by the Borrower in favor of the Lender as security for all or any part of the Obligations, including, without limitation, any asset purchased, in whole or in part, with proceeds of a Line Loan, subject to the limitation set forth in
Section 7.01(k) hereof.

                  "Commitment" means the Term Commitment and the Line Commitment

                  "Common Stock" means the common stock of the Guarantor, par value $0.00001 per share.

                   "Consolidated EBITDA" means for each fiscal quarter of any Person, all earnings of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP, before (a) the sum, without duplication, of (i) gross interest expense for such period minus gross interest income for such period, in each case determined in accordance with GAAP,
(ii) income tax expense, (iii) depreciation expense, (iv) amortization expense net of negative goodwill amortization, and (v) extraordinary or unusual non-cash losses (provided such extraordinary or unusual losses do not at any time result in a cash outlay by such Person), less (b) extraordinary gains of such Person and each Consolidated Subsidiary, each determined on a consolidated basis for such Person and its Consolidated Subsidiaries in accordance with GAAP.

                  "Consolidated Subsidiary" of a Person at any time shall mean those Subsidiaries of such Person whose accounts are or should in accordance wit GAAP be consolidated with those of such Person.

                  "Deed of Trust" means the Deed of Trust, dated July 2, 1996, made by the Borrower in favor of the Lender.

                  "Default" means any event that, with the giving of notice or the passage of time or both, would result in an Event of Default.

                  "EBITDA Average" means, as of any date, the average Consolidated EBITDA for each of the six calendar onths immediately preceding such date; provided, however, that for the purpose of the calculation of EBITDA Average, at the discretion of the Borrower, the months of December and January may be excluded from such calculation and such months shall be deemed not to have occurred.

                  "Effective Date" has the meaning specified therefor in Article IV of the Old Agreement.

                  "Employee Plan" means an employee benefit plan (other than a Multiem loyer Plan) covered by Title IV of ERISA and maintained for employees of the Borrower or any of its Affiliates.

                  "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 6451 et seq.), and the Medical Waste Tracking Act of 1988, Pub. L. No. 100-582, 102 Stat. 2950 (1988), as such laws have been amended or supplemented from time to time, and any similar present or future Federal, state or local statute, ordinance, rule or regulation.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context otherwise requires, the rules and regulations promulgated thereunder from time to time.

                  "Event of Default" means any of the events set forth in
Section 8.01 hereof.

                  "Final Term Funding Date" has the meaning assigned to such term in Section 5.01 hereof.

                  "Financial Statement " means the Financial Statements (as defined in the Old Agreement) and the unaudited financial statements of the Borrower and the Guarantor for the fiscal quarter ended June 30, 1996.

                  "First Priority Deed of Trust" means the Deed of Trust with respect to the Property in substantially the form of Exhibit C, which First Priority Deed of Trust shall, when duly executed and filed and the Senior Loan Agreement is satisfied and released of record, create a first priority lien o the property in favor of the Lender and securing all of the Obligations set forth in clause (i) of the definition thereof.

                  "GAAP" means generally accepted accounting principles as in effect from time-to-time in the United States, consistently applied.

                  "Governmental Authority" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commiss on, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Parties to the Loan Documents.

                  "Guaranty" means the Guaranty made by the Guarantor in favor of the Lender pursuant to Article X hereof, guaranteeing the Obligations under the Loan Documents.

                  "Guarantor" has t e meaning specified therefor in the preamble hereto.

                  "Hazardous Materials" means, without limit, any pollutant, waste, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or other materials defined in or regulated under any Environmental Law.

                  "Indebtedness" means (i) all indebtedness or other obligations of the Borrower for borrowed money or for the deferred purchase price of prope ty or services, (ii) Capitalized Lease Obligations of the Borrower, (iii) all obligations of the Borrower under direct or indirect guaranties, contingent or other obligations of the Borrower to purchase or otherwise acquire or assure a creditor against loss in respect thereof, indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services or Capitalized Lease Obligations of any other Person, (iv) all indebtedness or other obligations of the Borrower for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property owned by the Borrower, (v) all obligations of the Borrower in respect of letters of credit and bankers' acceptances with the exception of any such letter of credit or bankers' acceptance issued in favor of, or required by, a Governmental Authority, (vi) liabilities incurred under Title IV of ERISA with respect to any plan covered by Title IV of ERISA and maintained for employees of the Borrower or any of its Affiliates, and (vii) withdrawal liability incurred under ERISA by the Borrower or any of its Affiliates to any Multiemployer Plan.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Lender" has the meaning spec fied therefor in the preamble hereto.

                  "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

                  "Line Commitment" means the commitment of the Lender to make the Line Loans to the B rrower pursuant to Article III hereof in the aggregate principal amount outstanding at any one time not to exceed $5,376,500.

                  "Line Fee" has the meaning assigned to such term in Section
4.01 hereof.

                  "Line Loans" means the loans made by the Lender to the Borrower pursuant to Article III of this Agreement.

                  "Line  Note"  means  a  promissory   note  of  the   Borrower,
substantially in the for of Exhibit B hereto, evidencing the Indebtedness resulting from the making of the Line Loans and delivered to the Lender pursuant to Article III hereof, as such promissory note may be modified or amended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

                  "Line Obligations" means all Obligations in respect of the Line Loans.

                  "Loan" or "Loans" means the Term Loan and the Line Loans. "Loan Documents" means this Agreement, the Notes, the Deed of
Trust, the Security Agreement, the Amended and Restated Security Agreement, the First Priority Deed of Trust, the Guaranty, the Stock Certificates, the Warrants, the Registration Rights Agreement, Amendment No. 1 to Registration Rights Agreement, the Stock Transfer Agreement and all other instruments, documents and agreements executed and delivered pursuant hereto or thereto.

                  "Loan Fees" means ll of the fees and expenses payable, whether in cash, in kind, in Common Stock or in Warrants, by the Borrower and the Guarantor under Section 4.01 of this Agreement.

                  "Loan Parties" means the Borrower and the Guarantor.

                  "Maturity Date" means the third anniversary of the Final Term Funding Date, or such earlier date on which the Loans shall become due and payable, in whole or in part, in accordance with the terms of this Agreement, whether by cceleration or otherwise.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Note" or "Notes" means the Original Term Note, the Term Note and the Line Note.

                  "Notice of Borrowing" has the meaning specified in Section
2.02 hereof.

                  "Notice of Line Borrowing" has the meaning specified in
Section 3.02 hereof.

                  "Obligations" means (i) the obligation of any Loan Party to pay, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by it in respect of any Loan Document, whether for principal, interest, (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or the Guarantor whether or not a claim for post-filing interest is allowed pursuant to 11 U.S.C. ss. 506, or otherwise in such cases), fees or otherwise and (ii) the obligation of any Loan Party to perform or observe all of its other obligations from time to time existing under any Loan Document.

                  "Operating Leases" means leases or agreements to lease of the Borrower, other than Capital Leases.

                  "Operating Lease Obligations" means all obligations of the Borrower for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Le se Obligations, all computed in accordance with GAAP.

                  "Original Term Note" means the promissory note of the Borrower evidencing the Indebtedness resulting from the making of the Tranche A portion of the Term Loan and delivered to the Lender pursuant to Article IV of the Old Agreement, as such promissory note may be modified or amended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

                  "Payment Office" means Madeleine L.L.C., 950 Third Avenue, New York, New York 10022, Attn.: Mr. Kevin P. Genda.

                  "Permitted    Investments"   means   (i)   marketable   direct
obligations issued or unconditionally guaranteed by the United States Government, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) commercial paper, maturing not more than 70 days after the date of issue, issued by a corporation rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation or issued by the Lender or its Affiliates, (iii) time certificates of deposit, issued by commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus of not less than $100,000,000, (iv) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, and (v) tax exempt securities rated A or better by Moody's Investors Service, Inc. or A+ or better by Standard & Poor's Corporation; provided, however, that deposits or certificates of deposits with commercial banking institutions which are a member of the Federal Reserve System are Permitted Investments so long as any such deposit does not exceed $250,000.

                  "Person"  means  an  individual,   corporation,   partnership,
association, joint-stock company, trust, unincorporated organization, join venture or governmental authority.

                  "Plan of Remediation" means the Corrective Action Plan, dated August 14, 1995, a copy of which is annexed hereto as Exhibit I.

                  "Post-Default Rate" means a rate per annum equal to 22%.

                  "Property" means the real property described in Schedule I hereto.

                  "Refinance" has the meaning assigned to such term in Section
4.06 hereof.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated July 2, 1996, between the Lender and the Guarantor.

                  "Security Agreement" means the Security Agreement, dated July 2, 1996, made by the Borrower in favor of the Lender.

                  "Senior  Loan  Agreement"  means the (i)  Credit  Line Deed of
Trust, dated June 27, l994; (ii) the Note in original principal amount of $l0,200,000.00, dated June 28, 1994, and (iii) the Constru tion Loan Agreement, dated June 27, l994; as amended and supplemented by the Agreement, dated August l8, 1994; the Construction Loan Agreement, dated December 7, l994; the
Construction Loan Agreement Amendment, dated February l0, l995; the Letter Amendment to Construction Loan Agreement, dated April l0, l995; the Construction Loan Agreement Amendment V, dated July l995; the Letter Amendment to Construction Loan Agreement, dated October 3l, l995; the Letter Amendment to Construction Loan Agreement, dated November

28, l995; the Letter Amendment to Construction Loan Agreement, dated December 21, l995; the Letter Amendment to Construction Loan Agreement, dated January 12, l996, and the Amendment of Construction Loan Agreement dated September 19, 1996, and effective on October 31, 1996, each among the Senior Secured Creditor, the Borrower and the Guarantor.

                  "Senior Secured Creditor" means Bennett Management & Development Corp., the bankruptcy estate hereof under chapter 11 Bankruptcy Case No. 9661379, presently pending in the United States Bankruptcy Court for the Northern District of New York and any and all successors and assigns of either of them, any of which has the legal and/or equitable rights in the Property as of the Final Term Funding Date.

                  "Surveyor" means ____________________________________________.

                  "Stock Certificate" means any original stock certificate issued by th Guarantor representing shares of Common Stock.

                  "Stock Transfer Agreement" means the Stock Transfer Agreement, dated as of July 2, 1996, between the Lender and the Guarantor.

                  "Subsidiary" means any corporation of which more than 50% of the outstanding capital stock or similar rights of holders of equity having (in the absence of contingencies) ordinary voting power to elect directors (or Persons performing similar functions) of such corporati n is, at the time of determination, owned directly, or indirectly through one or more intermediaries, by any Person.

                  "Taxes" means any tax imposed by the State of West Virginia or any subdivision thereof.

                  "Term Commitment" means the commitment of the Lender to make a Loan to the Borrower pursuant to Article II hereof in the principal amount not to exceed $16,100,000.00.

                  "Term Loan" means the loans made by the Le der to the Borrower pursuant to Article II hereof.

                  "Term Note" means a promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Indebtedness resulting from the making of the Term Loan and delivered to the Lender pursuant to Article II hereof, as such promissory note may be modified or amended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

                  "Term Obligations"  as the meaning assigned to such term in
Section 9.13 hereof.

                  "Termination Date" means the earlier to occur of (a) the Maturity Date and (b) the date on which all of the Obligations have been fully performed.

                  "Title Insurance Policy" means the mortgagee's loan policy, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the Lender, insuring the Lien created by the Fir t Priority Deed of Trust in an amount and on terms satisfactory to the Lender, delivered to the Lender pursuant to Article V hereof.

                  "Tranche A" has the meaning specified therefore in Section
2.02 hereof.

                  "Tranche B" has the meaning specified therefore in Section
2.02 hereof.

                  "Title Insurance Policy" means the mortgagee's loan policy, together with all endorsements made from time o time thereto, issued by or on behalf of a title insurance company satisfactory to the Lender, insuring the Lien created by the First Priority Deed of Trust in an amount and on terms satisfactory to the Lender, delivered to the Lender pursuant to Article V hereof.

                  "Transaction Costs" has the meaning specified therefore in
Section 9.04 hereof.

                  "Unfunded Liability" has the meaning specified therefore in Subsection 6.01(j) hereof.

"Warrants" means validly issued warrants for the purchase of shares of Common Stock, in substantially the form attached hereto as Exhibit F.

                  SECTION 1.02. Accounting and Other Terms. Unless otherwise expressly stated herein, all accounting determinations hereunder shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAA . All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.


                                   ARTICLE II

                        AMOUNT AND TERMS OF THE TERM LOAN

                  SECTION 2.01. Term Commitment. The Lender agrees, on the terms and conditions here nafter set forth, to make the Term Loan to the Borrower in a principal amount not to exceed the Term Commitment. Any principal amount of the Term Loan which is repaid or prepaid by the Borrower may not be reborrowed.

                  SECTION 2.02. Making the Term Loan. The Term Loan shall be made by the Lender to the Borrower in two loan tranches. The first loan tranche ("Tranche A") in the original principal amount of $5,000,000 was made by the Lender to the Borrowe pursuant to the Old Agreement. The second loan tranche ("Tranche B") shall be in the maximum principal amount of $11,100,000 and shall be made on the Final Term Funding Date. Prior to the making of the Tranche B portion of the Term Loan, the Borrower shall give the Lender prior written notice in substantially the form of Exhibit D hereto (a "Notice of Borrowing") no later than 11:00 A.M. (New York City time) on the day of the proposed borrowing. Such Notice of Borrowing shall be irrevocable and shall specify the principal amount of the proposed borrowing and the proposed borrowing date: and
(i) the Borrower shall be bound to make a borrowing in accordance therewith; and
(ii) the Lender shall be required to make the Tranche B portion of the Term Loan requested in such Notice of Borrowing in accordance with the terms of this Agreement. The Lender may act without liability upon the basis of written notice believed by the Lender in good faith to be from the Borrower (or from any officer thereof designated in writing to the Lender) and the Loan Parties shall execute a "Settlement Statement" or "Use of Proceeds" which shall constitute prima facie evidence as to the terms of the borrowing. On the Final Term Funding Date and upon fulfillment of the applicable conditions set forth in Article V hereof, the Lender will make available the requested Tranche B portion of the Term Loan to the Borrower in an amount not to exceed $11,100,000 by delivering the proceeds thereof, in immediately available funds (either in the form of a certified bank check or wire transfer) less the fees and expenses due under Sections 4.01 and 9.04 hereof. The Borrower shall execute and deliver to the Lender, on the Final Term Funding Date, a Term Note payable to the order of the Lender to evidence the Term Loan in the original principal amount of the Term Commitment, and the Lender shall return the Original Term Note in the amount of $5,000,000 to the Borrower. The Term Loan amount may be increased to provide for the funding and payment of the Lender's fees and costs incurred in connection herewith, together with interest due thereon, which are unpaid as of the Termination Date and which accrue thereafter. The books and records of the Lender shall be presumptive evidence of the amount of Obligations under the Term Loan outstanding from time to time, whether in excess of the principal amount of the Original Term Note, the Term Note or otherwise, absent manifest error.
                  SECTION 2.03.         Term Loan Interest.

                           (a) Loan.  The Term Loan shall bear interest on the
principal amount thereof rom time to time outstanding from the Effective Date until such principal amount becomes due at an interest rate per annum of twelve percent (12%).

                           (b) Interest Payment. Interest on the Term Loan shall
be payable monthly, in arrears, on the last day of each month, commencing December 31, 1996, and on the Termination Date (whether by demand, acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand.

                  SECTION 2.04. Repayment. The Term Loan shall be payable as to principal in full on the Maturity Date, together with all such other amounts as may be necessary to repay in full all unpaid Term Obligations to the Lender.

                  SECTION 2.05.         Termination or Reduction of Commitment.
The Term Commitment shall terminate at 5:00 p.m. (New York City time) on the Final Term Funding Date.

                  SECTION 2.06. Optional Prepayment of the Term Loan. Subject to Sections 4.05 and 4.06 hereof, the Borrower may, on the same Business Day's telephone notice no later than 11:00 A.M. (New York City time) (promptly confirmed in writing) prepay without cost or penalty, the outstanding amount of the Term Loan in whole or in part with accrued interest to the date of such prepayment on the amount prepaid.


                                   ARTICLE III

                       AMOUNT AND TERMS OF THE LINE LOANS

                  SECTION 3.01. Line Commitment. The Lender agrees, on the terms and conditions hereinafter set forth, to make loans (the "Line Loans") to the Borrower in an aggregate principal amount outstanding at any one time not to exceed the Line Commitment. Any principal amount of the Line Loans which is repaid by the Borrower may be reborrowed prior to the Termination Date provided that no Event of Default or event that, with the giving of notice or the p ssing of time or both, would constitute an Event of Default has occurred and is continuing.

                  SECTION 3.02. Making the Line Loans. The Borrower shall give the Lender prior written notice in substantially the form of Exhibit E hereto (a "Notice of Line Borrowing") no later than 11:00 A.M. (New York City time) at least two Business Days prior to each proposed Line Loan borrowing. Such Notice of Line Borrowing shall be irrevocable and shall specify the principal amount of the proposed borrowing, which shall be at least $500,000.00, and the proposed borrowing date: and (i) the Borrower shall be bound to make a borrowing in accordance therewith and (ii) the Lender shall be required to make the Line Loan requested in such Notice of Line Borrowing in accordance with the terms of this Agreement. The Lender may act without liability upon the basis of written notice believed by the Lender in good faith to be from the Borrower (or from any officer thereof designated in writing to the Lender), and the Loan Parties shall execute a "Settlement Statement" or "Use of Proceeds" which shall constitute prima facie evidence as to the terms of such borrowing. On the Final Term Funding Date and upon fulfillment of the applicable conditions set forth in Article V hereof, the Lender will make available the requested Line Loans to the Borrower in an amount not to exceed the Line Commitment by delivering the proceeds thereof, in immediately available funds (either in the form of a certified bank check or wire transfer) less the Line Fees and expenses then due and payable, if any, due under Sections 4.01(a) and 9.04 hereof. The Borrower shall execute and deliver to the Lender, on the Final Term Funding Date, the Line Note payable to the order of the Lender to evidence the Line Loans in the principal amount of the Line Commitment. The outstanding amount of the Line Loans may be increased to provide for the funding and payment of the Lender's fees and costs incurred in connection with the Line Loans, together with interest due thereon, which are unpaid as of the Termination Date and which accrue thereafter. The records of the Lender shall be presumptive evidence of the amount of Obligations under the Line Loans outstanding from time to time whether in excess of the initial principal amount of the Line Note or otherwise, absent manifest error.

                  SECTION 3.03.         Line Loan Interest.

                           (a) Loans.  Each Line Loan shall bear interest on the
principal amount thereof from time to time outstanding from the Final Term Funding Date until such principal amount becomes due at an interest rate per annum of fifteen percent (15%).

                           (b) Interest Payment. Interest on the outstanding
principal amount of each Line Loan shall be payable monthly, in arrears, on the last day of each month, commencing December 31, 1996, and on the Termination Date (whether by demand, acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand.

                  SECTION 3.04. Repayment. The Line Loans shall be payable as to principal in full on the Maturity Date, together with all such other amounts as may be necessary to repay in full all unpaid Line Obligations to the Lender.

                  SECTION 3.05. Termination of Line Commitment. The Line Commitment shall terminate in full at 5:00 P.M. (New York C ty time) on the Termination Date.


                                   ARTICLE IV

             FEES, PAYMENTS, DEFAULT INTEREST AND OTHER COMPENSATION

                  SECTION 4.01. Fees and Other Consideration. The fees and other consideration provided for herein are in addition to the fees and other consideration due and payable on the Effective Date pursuant to the Old Agreement.

                           (a) Loan Fees.  On July 2, 1997, the Borrower shall
pay to the Lender, in immediately available funds, a non-refundable fee of $888,000; provided, however, that if there has occurred a Refinance prior to July 2, 1997, the foregoing fee shall be waived by the Lender. On the Final Term Funding Date, the Borrower shall pay to the Lender, in immediately available funds, a non-refundable fee of $376,350.00 (the "Initial Line Fee"); provided, however, that the Borrower may elect to pay such fee in 13 monthly installments, the first installment in the amount of $28,950.00 to be due and payable on the Final Term Funding Date , and the remaining twelve installments, each in the amount of $28,950.00, to be due and payable in immediately available funds on the first day of each calendar month beginning on January 1, 1997, and ending on December 1, 1997. The Borrower shall also pay to the Lender on each January 1 prior to the Termination Date, if any, in immediately available funds, a non-refundable fee (collectively with the Initial Line Fee, the "Line Fees") of $376,350. The Borrower hereby instructs the Lender, commencing January 1, 1998, to withhold the Line Fees from the Line Commitment in satisfaction thereof, and the amount so withheld shall be a Line Loan for all purposes hereunder.

                           (b) Administration Fee.  The Borrower shall pay to
the Lender, on each anniversary of the Final Term Funding Date, in immediately available funds, a non-refundable fee equal to 8% of the outstanding principal amount of the Term Loan as of the date of such anniversary; provided, however, that on the first such anniversary, such fee shall equal 8% of the outstanding principal balance of the Tranche A portion of the Term Loan only.

                           (c) Audit and Collateral Monitoring Fees.  The
Borrower shall pay to the Lender on each anniversary of the Effective Date, the costs and expenses incurred by the Lender in connection with the periodic collateral appraisals and audit reviews performed by or on behalf of the Lender in such year; provided, however, that so long as no Event of Default has occurred and is continuing, the Borrower's obligation under this Subsection 3.01(c) shall be limited to $25,000 for each 365 (or 366, as applicable) day period following the Effective Date.

                           (d) Common Stock.

                           (i)      The Guarantor shall, on each November 15,
commencing November 15, 1997, until all of the amounts due to the Lender (including, without limitation, all principal, interest, fees (whether due in cash, in Common Stock, in Warrants or in kind), expe ses and indemnities) in connection with the Term Loan (the "Term Loan Payments") have been satisfied in full, deliver to the Lender Stock Certificates, in such denominations as the Lender may request, validly issued to the Lender or its designee, representing the number of shares of Common Stock equal to the quotient of (i) the product of
(A) the outstanding principal amount of the Term Loan on the day of such delivery and (B) 5%, and (ii) the average daily closing price of the Common Stock on each Business Day, as reported in a publication of generally recognized standing in the securities industry, for the 30 Business Days immediately preceding the third Business Day prior to such November 15; and

                           (ii)     On the Final Term Funding Date, deliver to
the Lender Stock Certificates, in such denominations as the Lender may request, validly issued to the Lender or its designee, representing 550,000 shares of Common Stock; provided, however, that the Borrower may elect to issue and deliver such shares in 13 installments, the first such installment to be delivered on the Final Term Funding Date in the amount of 42,316 shares of Common Stock, and the remaining 12 installments of 42,307 shares of Common

Stock to be delivered on the first day of each calendar month beginning on January 1, 1997, and ending on December 1, 1997;

provided, however, that such shares shall be issued to the Lender or its designee only upon the payment by the Lender to the Guarantor of an amount equal to the product of (i) the par value of the Common Stock and (ii) the number of shares of Common Stock to be issued; provided, further, that the number of shares of Common Stock of the Guarantor to be received by the Lender pursuant to
Section 4.01(d)(i)(II) after the Final Term Funding Date shall, subject to the provisions of Section 7 of the Warrants which relate to limitations on the Lender's right to anti-dilution protection, be adjusted to the extent necessary to insure that the Lender will receive a number of shares of Common Stock equal in percentage to the percentage of the Common Stock (on a fully-diluted basis) that such shares represent of the Common Stock of the Guarantor issued and outstanding (on a fully-diluted basis) on the Final Term Funding Date.

                  Notwithstanding the foregoing, if (i) an Event of Default has occurred, (ii) the Obligations relating to the Term Loan have been repaid in full, (iii) any single Person, group of Affiliated Persons, or Affiliate thereof controls, or acquires control of, the voting rights of 35% or more of the Common Stock, or (iv) the Guarantor merges or becomes consolidated with any other Person in a transaction in which the Guarantor is not the surviving entity, or sells all or s bstantially all of its assets, then the Guarantor shall deliver to the Lender all of the shares of Common Stock due to the Lender pursuant to paragraph 4.01(d)(ii) above upon demand by the Lender.

                  If the issuance of shares to the Lender would result in a put obligation (the "Put") pursuant to Section 4.01 of the Stock Transfer Agreement, then the maximum number of shares that may be issued without resulting in a Put shall be issued to the Lender as hereinabove set forth, and the Borrower shall issue to the Lender Warrants for the purchase of the remaining shares due to be issued to the Lender hereunder with an Exercise Price (as defined in the Warrant) equal to the par value of the Common Stock. Each Stock Certificate issued hereunder shall bear the following legend:

         "The Shares represented by this certificate have not been registered or qualified under the Securities Act of 1933, as amended, or the "blue sky" laws of any state, and may be offered or sold only if registered and qualified pursuant to the relevant provisions of federal and state securities laws, or if an exemption from such registration or qualification is applicable, upon an opinion of counsel to the issuer that such transfer will not violate any federal or state securities laws applicable thereto."

                  The parties hereto agree that, for income tax purposes, the purchase price to be attributed to the shares of Common Stock issued to the Lender hereunder on the date hereof is $___________________.

                  (e) Warrants. (i) The Guarantor shall, on each November 15, commencing November 15, 1997, until all of the Term Loan Payments have been satisfied in full, issue and deliver to the Lender or its designee validly issued Warrants for the purpose of:

                         (I)  250,000 shares of Common Stock with an Expiration
Date (as defined in the Warrant) of five years from the date of issuance of such Warrant, and an Exercise Price (as defined in the Warrant) equal to $1.06, and

                         (II) shares of Common Stock, with an Expiration Date of
five years from the date of issuance, for an Exercise Price (as defined in the Warrant) equal to the average daily closing price of the Common Stock on each Business Day, as reported in a publication of generally recognized standing in the securities industry, for the 30 Business Days immediately preceding the third Business Day prior to the Final Term Funding Date, rounded to the nearest penny, and for that number of shares of Common Stock equal to the product of (A) the product of (x) a fraction, the numerator of which is the Exercise Price and the denominator of which is 1.06, and (y) 550,000, and (B) the quotient of
(x) the outstanding principal amount of the Term Loan on the day of such delivery and (y) $16,100,000;


                           (ii)  On the Final Term Funding Date, the Guarantor
shall issue and deliver to the Lender or its designee validly issued Warrants, for the purchase of 1,632,140 shares of Common Stock, with an Expiration Date (as defined in the Warrant) of five years from the date of issuance of such Warrant, and an Exercise Price (as defined in the Warrant) equal to $1.06; provided, however, that the Borrower may elect to issue and deliver such Warrants in 13 equal installments (provided that the first installment may be increased such that the remaining twelve installments shall be for a non-fractional number of Warrants), the first such installment to be delivered on the Final Term Funding Date and the remaining 12 installments to be delivered on the first day of each calendar month beginning on January 1, 1997, and ending on December 1, 1997.

                  Notwithstanding the foregoing, if (i) an Event of Default has occurred, (ii) the Obligations relating to the Term Loan have been repaid in full, (iii) any single Person, group of affiliated Persons or Affiliate thereof controls, or acquires control of the voting rights of 35% or more of the Common Stock, or (iv) the Guarantor merges, becomes consolidated with any other Person in a transaction in which the Guarantor is not the surviving entity, or sells all or substantially all of its assets, then the Guarantor shall deliver to the Lender all of the Warrants due to the Lender pursuant to paragraph 4.01(e)(ii) above upon demand by the Lender.

                  Notwithstanding the foregoing, to the extent that there shall occur at any time, pri r to any such issuance of Warrants, any event of a type that would require adjustment of the number of shares issuable upon the exercise of the Warrants or the Exercise Price (as defined in the Warrant) of such shares to the extent that such Warrants already had been issued, the number of shares to be issued under such Warrant, and the Exercise Price thereof, shall prior to issuance, be adjusted in the manner provided in Section 7 of the Warrant. Any such adjusted number of shares issuable pursuant to a Warrant and any such adjusted Exercise Price shall be reflected in the Warrant at the time of the issuance thereof.

                  The parties hereto agree that, for income tax purposes, the purchase price to be attributed to the Warrants issued to the Lender hereunder on the date hereof is $_____________.

                  SECTION 4.02. Payments and Computations. The Borrower will make each payment under the Loan Documents to wh ch it is a party not later than 2:30 P.M. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Lender at the Payment Office, or at such other place or to such account as the Lender may designate by notice to the Borrower. All payments shall be made by the Borrower without defense, set-off or counterclaim to the Lender. Subject to Section 8.01 below, all interest, fees, costs and expenses for which the Borrower is obligated under any Loan Document shall, if not timely paid by the Borrower, be added to the principal amount of the Loan and the Borrower hereby authorizes the Lender to, and the Lender may, from time to time, increase the principal amount of the Loan by any such amounts due under any Loan Document to which the Borrower is a party. The Borrower confirms that any addition to principal which the Lender so makes to the Loan as herein provided will be made as an accommodation to the Borrower and solely at the Lender's discretion. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest and fees. All computations of interest under this Agreement and any other Loan Document and all fees shall be made by the Lender on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable; provided, however, that with respect to any date on which the Borrower makes a repayment or prepayment of principal, interest in respect of such principal repayment or prepayment amount shall be calculated on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable but excluding the day on which such repayment or prepayment of principal is made. In no event shall prior recourse to any Collateral be a prerequisite to the Lender's right to demand payment of any Obligation. The Lender's records kept in the ordinary course of its business shall be presumed to be correct and shall constitute prima facie evidence of the amount owing or paid with respect to any Obligation, absent manifest error.

                  SECTION 4.03. Taxes. (a) If the Borrower shall be required by any applicable law, rule or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, then (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lender pursuant to this sentence) the Lender shall receive an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings and (iii) the Borrower shall pay to the relevant taxation authority the full amount required to be so deducted or withheld. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority. If, due to the imposition of any Taxes, the Lender's tax liability with respect to any amounts payable hereunder to any other taxing authority is reduced, the amount of such reduction shall be paid by the Lender to the Borrower upon Borrower's demand therefor; provided, however, that in no event shall the Lender be required to pay to the Borrower an amount in excess of the amount withheld by the Borrower in respect of Taxes due from or in respect of any amount payable hereunder.

                           (b) If the Lender shall be required to pay any Taxes
in respect of any amount payable by the Borrower hereunder, then the Borrower shall, upon demand by the Lender, pay to the Lender a amount equal to the difference between (i) the Taxes required to be paid by the Lender, and (ii) the amount, if any, of the reduction of the Lender's tax liability to any other taxing authority resulting from the payment of such Taxes; provided, however, that in no event shall the Lender be required to pay to the Borrower an amount in excess of the amount paid by the Borrower to the Lender pursuant to this paragraph 4.03(b).

                  SECTION 4.04. Default Interest. Any Obligation hereunder, including the principal of the Loans, fees and (to the extent permitted by law) interest which is not paid when due (after any applicable grace period therefor set forth in Section 8 hereof), whether upon demand, by acceleration or otherwise, and all amounts payable after the occurrence and during the continuance of an Event of Default, shall bear interest from the day when due until such amount is paid in full at a rate per annum equal to the Post-Default Rate. In the event that any amount of principal of, or interest on, any Loan is not paid within 10 days of the due date thereof (whether by demand, acceleration or otherwise) when due, the Borrower shall, upon demand, pay an additional fee equal to 5% of the amount of such principal and/or interest not timely paid.

                  SECTION 4.05. Principal Repayments. All payments of principal shall be applied first, to the outstanding principal amount of Line Loans, and secon , to the outstanding principal amount of the Term Loan, unless the Borrower specifies otherwise in a written notice received by the Lender prior to, or concurrently with, such principal payment.

                  SECTION 4.06. Refinance of Term Loan. In the event that the Borrower receives a bona fide offer from a third party to refinance the Term Loan on terms more favorable than the ongoing terms contained herein applicable to the Term Loan (a "Refinance"), then, on n less than 30-day's prior written notice to the Lender from the Borrower that the Borrower has agreed to accept such Refinance:

                  (a) the Borrower shall pay to the Lender all of the Term Obligations;

                  (b) upon receipt of payment in full of all of the Term Obligations, the Borrower and the Lender shall execute, and the Borrower shall duly record, such documents, instruments and agreements, in form and substance satisfactory to the Lender and i s counsel, such that the Lender shall have a valid and perfected Lien on the Property securing the Line Loans in an amount equal to the Line Commitment on the same terms and conditions as the First Priority Deed of Trust, subject only to a Lien on the Property securing the Refinance up to a maximum amount of $16,100,000, any then-existing lien senior to the First Priority Deed of Trust and such other Liens as the Lender, in its sole discretion, may agree to in writing.

                  The Borrowe hereby acknowledges and agrees that all reasonable fees, costs, expenses and taxes incurred by or on behalf of the Lender in connection with its obligations under this Section 4.06 are Transaction Costs.

                                    ARTICLE V

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 5.01. Conditions to Funding of the Tranche B Portion of the Term Loan. The Lender sha l have no obligation to fund the Tranche B portion of the Term Loan until the date (the "Final Term Funding Date") on which each of the following conditions precedent shall have been satisfied:

                           (a) Payment of Fees, Etc.  The Borrower shall have
paid on or before the Final Term Funding Date all fees, costs, expenses and Taxes then payable by the Borrower pursuant to Sections 4.01, 4.03 and 9.04 hereof, and the Guarantor shall have satisfied all of its Obligations pursuant to Section 4.01(d) and (e) hereof.

                           (b) Representations and Warranties; No Event of
Default. The representations and warranties contained in Section 6.01 of this Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Final Term Funding Date, including, without limitation, each document, certificate or agreement delivered pursuant to, or in connection with, the Old Agreement, shall be correct on and as of the Final Term Funding Date as though made on and as of such date; and no Event of Default, or event which with the giving of notice or the lapse of time or both would constitute an Event of Default, shall have occurred and be continuing on the Final Term Funding Date or would result from the making of the Tranche B portion of the Term Loan.

                           (c) Legality.  The making of the Term Loans shall not
contravene a y law, rule or regulation applicable to the Lender, the Borrower or the Guarantor.

                           (d) Delivery of Documents.  The Lender shall have
received on or before the Final Term Funding Date the following, each in form and substance satisfactory to the Lender and, unless indicated otherwise, dated the Final Term Funding Date :

                                    (i) the Term Note representing the Term
Loan, duly executed by the Borrower;

                           (ii)     the Amended and Restated Security Agreement,
duly executed by the Borrower;

                           (iii)    a copy of the First Priority Deed of Trust,
duly executed by the Borrower and the Lender, and certified as filed by the Clerk of the County Commission of ancock, West Virginia;

                           (iv)     evidence of the recording of the First
Priority Deed of Trust in such other office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect each Lien purported to be created thereby or to otherwise protect the rights of the Lender thereunder;

                           (v)      the Title Insurance Policy;

                           (vi)     evidence satisfactory to the Lender and  its
counsel that all obligations of the Borrower and the Guarantor under the Senior Loan Documents have been satisfied in full including, without limitation, a general release duly executed by the Senior Secured Creditor;

                           (vii)    a certificate of the Surveyor certifying
that since the latest survey of the Property, there have been no material changes thereto;

                           (viii)   a certificate executed by an authorized
officer of the Borrower that to the best of its knowledge, the Property is not located in an area designated by a Governmental Authority as a flood or similar hazard area in form and substance satisfactory to the Lender, in its sole and absolute discretion;

                           (ix)     acknowledgment copies of appropriate
financing statements on Form UCC-1, duly executed by the Borrower and duly filed in such office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported o be created by the Amended and Restated Security Agreement;

                           (x)      duly executed UCC termination statements
with respect to UCC filings by the Senior Secured Creditor in connection with any of the Collateral;

                           (xi)     Release of the Credit Line Deed of Trust,
dated June 27, l994, in favor of the Senior Secured Creditor;

                           (xii)    a title report with respect to the Property
showing only those exceptions as are accept ble to the Lender, in its sole and absolute discretion;

                           (xiii)   certified copies of requests for copies of
information on Form UCC-11, listing all effective financing statements which name as debtor the Borrower and which are filed in the offices referred to in clause (x) above, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Lender, shall cover any of the Collateral;

                           (xiv)    a copy of the resolutions adopted by the
Board of Directors of each Loan Party, certified as of the Final Term Funding Date by an authorized officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such entity is or will be a party, and (B) the execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party and the execution and delivery of the other documents to be delivered by the Loan Parties in connection herewith;

                           (xv)     a certificate of an authorized officer of
each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which such entity is or will be a party and the other documents to be executed and delivered by the Loan Parties in connection herewith, together with evidence of the incumbency of such authorized officers;

                           (xvi)    a certificate, dated as of a date not more
than ten (10) Business Days prior to the Final Term Funding Date, of the
appropriate  official of  the  jurisdiction  of  incorporation   and  each
jurisdiction of foreign qualification, both inside and outside the United States of each Loan Party, certifying as to the subsistence in good standing of, and the payment of taxes by, each Loan Party in such jurisdictions and listing all charter documents of each Loan Party on file with such official(s), together with confirmation by telephone or telegram (where available) on the Final Term Funding Date from such official(s) as to such matters;

                           (xvii)   a copy of the charter of each Loan Party,
certified as of a date not more than 30 days prior to the Final Term Funding Date by the appropriate official(s) of the jurisdiction of incorporation of each Loan Party and as of the Final Term Funding Date by an authorized officer of such Loan Party;

                           (xviii)  a copy of the by-laws of each Loan Party,
certified as of the Final Term Funding Date by an authorized officer of such Loan Party;

                           (xix)    an opinion of Freer & McGarry, counsel to
the Borrower and the Guarantor, substantially in the form of Exhibit G hereto and as to such other matters as the Lender may reasonably request;

                           (xx)     an opinion of Jackson and Kelly, West
Virginia counsel to the Borrower and the Guarantor, substantially in the form of Exhibit H hereto and as to such other matters as the Lender may reasonably request;

                           (xxi)    a copy of the Financial Statements, together
with a certificate of the chief executive officer or chief financial officer of the Borrower, setting forth all existing guarantees and other contingent liabilities of the Borrower;

                           (xxii)   a certificate of insurance evidencing
insurance on all property of the Borrower as is required by Section 7.01(h) thereof, naming the Lender as additional insured as its interests may appear for all insurance maintained by the Borrower;

                           (xxiii)  a schedule of all existing leases under
which the Borrower is a lessee for the use of real property, certified by the chief financial officer of the Borrower;

                           (xxiv)   such other agreements, instruments,
approvals, opinions and other documents as the Lender may reasonably request.

                           (e) Proceedings; Receipt of Documents.  All
proceedings in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory to the Lender and its counsel, and the Lender and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Lender or such counsel may reasonably request.

                           (f) Material Adverse Change.  The Lender shall have
determined, in its sole and absolute discretion, that no material adverse change shall have occurred in the business, operations, assets, financial condition or prospects of the Borrower or the Guarantor after June 30, 1996.

                           (g) Due Diligence.  The Lender shall have completed
its due diligence with respect to the Loan Parties and the results thereof shall be acceptable to the Lender, in its sole and absolute discretion.

                  SECTION 5.02.         Conditions to Funding of Line Loans.
The obligation of the Lender to make the initial Line Loan hereunder is subject to the satisfaction in full of each of the following conditions precedent:
     nt of Fees, Etc. The Borrower shall have paid on or before the Final Term Funding Date all fees, costs, expenses and taxes then payable by the Borrower pursuant to Sections 4.01 and 9.04 hereof, and the Guarantor shall have satisfied all of its Obligations pursuant to Section 4.01(d) and (e) hereof, in each case with respect to the Line Loans.

                           (b) Representations and Warranties; No Event of
Default. The representations and warranties contained in Section 6.01 of this Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto, including, without limitation, each document, certificate or agreement delivered pursuant to, or in connection with, the Old Agreement, shall be correct on and as of the date of the making of the requested Line Loan as though made on and as of such date, other than as reflected in a written certificate delivered to the Lender at least three (3) Business Days prior to the making of the initial Line Loan, which certificate shall be reasonably acceptable in form and substance to the Lender; and no Event of Default, or event which with the giving of notice or the lapse of time or both would constitute an Event of Default, shall have occurred and be continuing on such date either before or after giving effect to the requested Line Loan.

                           (c) Legality.  The making of the Li e Loans shall not
contravene any law, rule or regulation applicable to the Lender, the Borrower or the Guarantor.

                           (d) Delivery of Documents.  The Lender shall have
received the Line Note duly executed by the Borrower.

                           (e) Material Adverse Change.  The Lender shall have
determined, in its sole and absolute discretion, that no material adverse change shall have occurred in the business, operations, ass ts, financial condition or prospects of the Borrower or the Guarantor after June 30, 1996.

                           (f) Other Conditions.  All of the conditions set
forth in Section 5.01 hereof shall have been satisfied and the Lender shall have made the Tranche B portion of the Term Loan.

                  SECTION 5.03. Conditions of Funding each Line Loan. The Lender shall have no obligation to make any Line Loan after the Final Term Funding Date unless and until each of the following conditions have been satisfied:

                           (a) Representations and Warranties; No Event of
Default. The representations and warranties contained in Section 6.01 of this Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto, including, without limitation, each document, certificate or agreement delivered pursuant to, or in connection with, the Old Agreement, shall be correct on and as of the date of the making of the requested Line Loan as though made on and as of such date, other than as reflected in a written certificate delivered to the Lender at least three (3) Business Days prior to the making of the initial Line Loan, which certificate shall be reasonably acceptable in form and substance to the Lender; and no Event of Default, or event which with the giving of notice or the lapse of time or both would constitute an Event of Default, shall have occurred and be continuing on such date either before or after giving effect to the requested Line Loan. The Borrower shall be deemed to have represented and warranted the foregoing upon any request, by delivery of a Notice of Line Borrowing or otherwise, for a Line Loan.

                           (b) Borrowing Notice.  The Lender shall have received
a Notice of Line Borrowing in accordance with Section 3.02 with respect to such Line Loan. Such Notice of Line Borrowing shall contain a detailed description of the proposed use of funds with appropriate additional materials as are requested by the Lender to review the proposed use of funds, including, without limitation, any bids, contracts, plans, purchase agreements or the like in connection with such use of proceeds, and the calculation of the then current EBITDA Average.

                           (c) Use of Proceeds.  The proceeds of the Line Loans
shall be used only for capital i provements, the acquisition of equipment and/or other gaming businesses, or the acquisition of properties for use in the gaming and lottery business consistent with the current businesses of the Borrower.

                           (d) EBITDA Average.  The EBITDA Average at the time
of such request for a Line Loan is at least $750,000.00.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

SECTION 6.01. Representations and Warranties of the Borrower and the Guarantor. The Borrower and the Guarantor, as appropriate, each represent and warrant as follows:

                           (a) Organization, Good Standing, Etc. Each Loan Party
(i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority to conduct its business as now onducted and as presently contemplated to make the borrowings hereunder and to consummate the transactions contemplated hereby and by each of the Loan Documents to which it is a party, and (iii) is duly qualified to do business and is in good standing in each jurisdiction and territory, inside and outside of the United States, in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. The Borrower is a wholly-owned subsidiary of the Guarantor.

                           (b) Authorization, Etc.  The execution, delivery and
performance by each Loan  Party of each Loan  Document  to which it is a party
(i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene the charter or by-laws, law or any contractual restriction binding on or otherwise affecting it or any of its properties,
(iii) do not and will not result in or require the c eation of any lien, security interest or other charge or encumbrance (other than pursuant to any such Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                           (c) Governmental Approvals.  No authorization or
approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by the Borrower or the Guarantors of any Loan Document to which such Persons are or will be parties.

                           (d) Enforceability of Loan Documents.  This Agreement
is, and each other Loan Document to which the Borrower or the Guarantor is or will be a party, when delivered hereunder, will be a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

                           (e) Certificates.  Each Stock Certificate issued and
delivered pursuant to subsection 3.01(d) or pursuant to the terms of any Warrant shall, upon issuance and delivery pursuant to the terms hereof or the terms of such Warrant, as may be the case, represent validly issued, fully paid and non-assessable shares of Common Stock.

                           (f) Subsidiaries.  There are no Subsidiaries of the
Borrower other than Mountaineer Magic, Inc.

                           (g) Litigation.  Except as set forth on Schedule II
hereto and in the Financial Statements, there is no pending or threatened action, suit or proceeding affecting the Borrower or the Guarantors before any court or other Governmental Authority or any arbitrator. There is no pending or threatened action, suit or proceeding affecting the Borrower or any of the Guarantors before any court or other Governmental Authority or any arbitrator which may materially adversely affect the operations or condition, financial or otherwise, of such Person or the ability of such Person to perform its obligations under any Loan Document to which such Person is or will be a party.

                           (h) Financial Condition.  The Financial Statements,
copies of which have been delivered to the Lender, fairly present the financial condition of the Loan Parties as of the respective dates thereof and the results of operations of the Loan Parties for the fiscal periods ended on such respective dates, all in accordance with GAAP. Since June 30, 1996, there has been no material adverse change in such condition or operations. There has been no change in the number of shares of Common Stock outstanding since May 16, 1996, as reported on the Form 10Q of the Guarantor for the period ending March 31, 1996, other than as set forth on Schedule X hereto.

     (i) Compliance with Law, Etc. Neither the Borrower nor the Guarantor is in violation of its charter or by-laws, any law or any material term of any agreement or instrument binding on or otherwise affecting it or any of its properties.

     (j) ERISA. Neither Loan Party maintains, or is obligated to maintain or contribute to, any Employee Plan or Multiemployer P an. As of the Final Term Funding Date, neither Loan Party has any employee benefit plan with respect to which the present value of all vested, nonforfeitable benefits under such plan exceeds the fair market value of the assets of such plan allocable to such benefits (any such amount constituting an "Unfunded Liability").

     (k) Taxes, Etc. After giving effect to any lawful extension, all Federal, state and local tax returns and other reports required by pplicable law to be filed by the Borrower or the Guarantors have been filed, and all taxes, assessments and other governmental charges imposed upon the Borrower or the Guarantors or any property of the Borrower or the Guarantors which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

     (l) Regulation U. Neither the Borrower nor the Guarantor is or will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purch sing or carrying any margin stock.

     (m) Adverse Agreements, Etc. Neither the Borrower nor the Guarantor is a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body, which materially adversely affects, or, to the best knowledge of the Borrower or the Guarantor, in the future is reasonably li ely to materially adversely affect, the condition or operations, financial or otherwise, of the Borrower or the Guarantor or the ability of the Borrower or the Guarantor to perform its obligations under any Loan Document to which the Borrower is or will be a party.

     (n) Holding Company and Investment Company Acts. Neither the Borrower nor the Guarantor is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "ho ding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     (o) Permits, Etc. The Borrower and the Guarantor have all permits, licenses, authorizations and approval required for it to lawfully own and operate its respective businesses. Schedule III hereto sets forth all licenses, permits, authorizations and approvals required by any Governmental Authority for the lawful conduct of the Borrower's business, and each of the foregoing has been obtained by the Borrower and is in full force and effect as of the Final Term Funding Date.

     (p) Title to Properties. The Borrower has good and marketable title to all of its p operties and assets, free and clear of all liens, security interests and other charges and encumbrances and other types of preferential arrangements, except such as are permitted by Section 7.02(a) hereof. All of Borrower's properties are titled in Borrower's legal name. Borrower has not used, or filed a financing statement (or other evidence of a lien, charge or Security Interest) under, any other name in any United States jurisdiction or territory outside the United States for at least the last five (5) years.

     (q) Full Disclosure. No Loan Document or schedule or exhibit thereto and no certificate, report, statement or other document or information furnished to the Lender in connection herewith or with the consummation of the transactions contemplated hereby, contains any misstatement of material fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. There is no contingent liabi ity or other material fact of which the Borrower or the Guarantor is aware after reasonable inquiry that may adversely affect the condition or operations, financial or otherwise, or the business or prospects of the Borrower or the Guarantor which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto or thereto.

     (r) Operating Lease Obligations. The Borrower does not have any obligation as lessee for the payment o rent for any real or personal property other than as set forth in Schedule IV hereto.

     (s) Indebtedness. The Borrower has no Indebtedness other than Indebtedness set forth on Schedule V hereto.

     (t) Environmental Matters.  Except as set forth in the Plan of Remediation,
(i) the Borrower is in compliance  with all applicable  Environmental  Laws, and
(ii) none of the operations of the Borrower is the sub ect of any Federal, state or local investigation to determine whether any remedial action is needed to address the presence, disposal, release or threatened release of any Hazardous Material into the environment which may have a material adverse effect on the business, operations, property, assets or financial or other condition of the Borrower, and the Borrower does not have any contingent liability in connection with any release of any Hazardous Material into the environment which may have a material adverse effect on its business, operations, property, assets or financial or other condition.

     (u) Schedules. All of the information which is required to be scheduled to this Agreement is correct and accurate in all material respects.

     (v) Insurance. Each of Borrower and the Guarantor keeps its insurable properties adequately insured and maintains (i) insurance to such ext nt and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) personal liability insurance and public liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death or properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required in writing by the Lender.

     (w) Use of Proceeds. The proceeds of the Loans shall be used (i) in the case of the Tranche B portion of the Term Loan, to refinance the Obligations (as defined in the Senior Loan Agreement) and fund the costs and expenses thereof, and in working capital and (ii) in the case of the Line Loans, in compliance with Section 5.03 (c) hereof.

     (x) Solvency of the Borrower. As of t e date first written above, and after giving effect to the Loans and to liens created by the Borrower in connection therewith, (i) the sum of the assets, at a fair valuation, of the Borrower will exceed its debts ("debt" means any liability on a claim, and "claim" means (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured);
(ii) the Borrower has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (iii) the Borrower has, and will have, sufficient capital with which to conduct its business.

     (y) Solvency of the Guarantor. As of the date first written above, and after giving effect to the Loans and to liens created by the Borrower in connection therewith, (i) the sum of the consolidated assets, at a fair valuation, of the Guarantor will exceed its consolidated debts ("debt" means any liability on a claim, and "claim" means (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured); (ii) the Guarantor has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (iii) the Guarantor will have sufficient capital with which to conduct its business.

     SECTION 6.02. Representations, Warranties and Covenants of Lender. Lender hereby represents and warrants to and covenants with Borrower and Winners that:

     All shares of Winners Common Stock acquired by Lender in accordance with this Agreement are being acquired by lender for its own account for investment and without a view to distribut any of the shares of Winners Common Stock in any transaction which would be in violation of the Securities Act of l933, as amended.


                                   ARTICLE VII

                   COVENANTS OF THE BORROWER AND THE GUARANTOR

                  SECTION 7.01. Affirmative Covenants. So long as any principal of or interest on any Loan shall remain unpaid or the Lender shall have any commitment to make a Loan hereunder, the Borrower and where appropriate, the Guarantor will, unless the Lender shall otherwise consent in writing:

                           (a) Reporting Requirements.  Furnish to the Lender:

     (i) as soon as available and in any event within 30 days after the end of each month, an interim (A) consolidated and consolidating balance sheets of the Borrower as at the end of such month and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such month, (B) consolidated and consolidating statement of income of the Borrower as at the end of such month and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such month, and (C) consolidated and consolidating statement of cash flow of the Borrower for such month and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such month, setting forth in comparative form the corresponding figures for the corresponding date or period of the immediately preceding fiscal year and setting forth the budget for such period all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, each duly certified by the chief financial officer of the Borrower as (1) fairly presenting the financial condition of the Borrower at the end of such month, and the results of the operations of the Borrower for such month (subject to normal year-end audit adjustments), and (2) having been prepared in accordance with generally accepted accounting principles consistently applied;

     (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, an inter m (A) consolidated and consolidating balance sheet of the Borrower as at the end of such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, (B) consolidated and consolidating statement of income of the Borrower as at the end of such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, and (C) consolidated and consolidating statement of cash flow of the Borrower for such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter setting forth in comparative form the corresponding figures for the corresponding date or period of the immediately preceding fiscal year and setting forth the budget for such period, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, each duly certified by the chief financial officer of the Borrower as (1) fairly presenting the financial condition of the Borrower at the end of such quarter, and the results of the operations of the Borrower for such quarter (subject to normal year-end audit adjustments), and (2) having been prepared in accordance with generally accepted accounting principles consistently applied;

     (iii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a (A) co solidated and consolidating balance sheet of the Borrower as at the end of such fiscal year, (B) consolidated and consolidating statement of income of the Borrower as at the end of such fiscal year, and (C) consolidated and consolidating statement of cash flow of the Borrower for such fiscal year setting forth in comparative form the corresponding figures for the immediately preceding fiscal year and setting forth the budget for such fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied and, in the case of balance sheets and statement of income, accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of an independent certified public accountant of recognized standing selected by the Borrower and satisfactory to the Lender, together with any management letter prepared by such accountant and a written statement of such accountant (1) to the effect that in making the examination necessary for its certification of such financial statements, it has not obtained any knowledge of the existence of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or (2) if such accountant shall have obtained any knowledge of the existence of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, describing the nature thereof;

     (iv) within 30 days after the end of any fiscal quarter of the Guarantor or such time that the information required to be delivered pursuant to this subparagraph 6.01(a)(iv) is delivered to the Securities and Exchange Commission without violation of any rule, regulation or order thereof, balance sheets of the Guarantor and its subsidiaries as of the end of such fiscal quarter and statements of income and retained earnings of the Guarantor and its subsidiaries for the period commenci g at the beginning of the fiscal year in which such fiscal quarter falls through the end of such fiscal quarter, certified as accurate and correct by the chief financial officer of the Guarantor;

     (v) within 120 days after the end of each fiscal year of the Guarantor or such time that the information required to be delivered pursuant to this subparagraph 6.01(a)(v) is delivered to the Securities and Exchange Commission without violation of any rule, regulation or order the eof, a copy of the annual report for such fiscal year for the Guarantor and its subsidiaries containing financial statements for such year certified in a manner acceptable to Lender by independent public accountants of recognized standing;

     (vi) promptly after the sending or filing thereof, copies of all reports that the Guarantor sends to any of its security holders, reports and copies of all reports and registration statements that the Gua antor or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

     (vii) promptly upon delivery thereof, all reports and filings made by the Borrower and/or the Guarantor to the West Virginia Racing Commission or the West Virginia Lottery Commission;

     (viii) simultaneously with the delivery of the financial statements required by clauses (i), (ii), (iii), (iv) and (v) of this Section 7.01(a), (A) certificate of the chief financial officer of the appropriate Loan Party, stating that such officer has reviewed the provisions of this Agreement and the other Loan Documents to which such Loan Party is a party and has made or caused to be made under his supervision a review of the condition and operations of such Loan Party during the period covered by such financial statements with a view to determining whether the Borrower was in compliance with all of the provisions of such Loan Documents, and that such review has not disclosed, and such officer has no knowledge of, the existence during such period of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default;

     (ix) as soon as available, and in any event no later than 90 days after the end of each year, annual financial projections (including forecasted income statements, cash flow statements, schedules of cash receipts and disbursements and borrow ngs hereunder) of the Borrower and the Guarantor for the next succeeding three-year period, all in reasonable detail, together with all such supporting information as the Lender shall reasonably request;

     (x) promptly after submission to any Governmental Authority not otherwise referred to in this subsection 7.01(a), all documents and information furnished to such Governmental Authority, unless such documents and information are furnished in the ordinary course of business nd will not result in any adverse action to be taken by such Governmental Authority;

     (xi) promptly after obtaining knowledge thereof but in any event not later than five (5) days after the occurrence of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or a material adverse change in the condition or operations, financial or otherwise, of the Borrower, the written statement of the chief exe utive officer or the chief financial officer of the Borrower, setting forth the details of such Event of Default, event or material adverse change and the action which the Borrower proposes to take with respect thereto;

     (xii) as soon as possible and in any event within 10 days after the Borrower, the Guarantor or any of their Affiliates knows or has reason to know of the existence of any Unfunded Liability, a notice setting forth the amount of such Unfunded Liability, cert fied by the chief financial officer of the applicable Loan Party.

     (xiii) promptly after the commencement thereof but in any event not later than five (5) Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrower or the Guarantor, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which may materially adversely affect the condition or operations, financial or otherwise, of the Borrower or the Guarantor; and

     (xiv)  promptly  upon  request,  such  other  information   concerning  the
condition or operations, financial or otherwise, of the Borrower or the Guarantor as the Lender from time to time may reasonably request.

     (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of their properties, and (ii) paying all lawful claims which if npaid might become a lien or charge upon any of their properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

     (c) Preservation of Existence, Etc. Maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in g od standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. Maintain all licenses and accreditations necessary to conduct the business of the Borrower and the Guarantor.

     (d) Keeping of Records and Books of Account. Keep adequate records and books of account, with complete entries made in accordance with GAAP.

     (e) Inspection Rights. Permit the Lender or any agent or representative thereof at any reasonable time and from time to time to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to conduct audits or examinations, and to discuss its affairs, finances and accounts with any of the directors, officers, employees, independent accountants or other representatives thereof. The Borrower agrees to pay the cost of each such audit or examination as provided in subsection 4.01(c).

     (f) Maintenance of Properties, Etc. Maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which the Borrower or the Guarantor is a party as lessee or under which the Borrower or the Guarantor occupies property, o as to prevent any loss or forfeiture thereof or thereunder.

     (g) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, personal liability and hazard insurance) with respect to its properties and business, in such amounts and covering such risks, as is required by any Governmental Authority or other egulatory body having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

     (h) Environmental Indemnity. Comply with the requirements of all applicable Environmental Laws, provide to the Lender all documentation in connection with such compliance that the Lender may reasonably request, and defend, indemnify, and hold harmless the Lender, its employe s, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) arising out of (i) the presence, disposal, release, or threatened release of any Hazardous Materials on any property at any time owned or occupied by the Borrower (or its predecessors in interest or title); (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (iii) any investigation, lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (iv) any violation of any Environmental Law.

     (i) Notification of Event of Default Immediately notify Lender in writing of any default of nonpayment or any other default or event of default or no ice thereof under any agreements or instruments representing material Indebtedness of Borrower or the Guarantor or any Lien on their respective assets.

     (j) Further Assurances. Each Loan Party shall do, execute, acknowledge and deliver, at the sole cost and expense of such Loan Party, all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Lend r may reasonably require from time to time in order to better assure, convey, grant, assign, transfer and confirm unto the Lender the rights now or hereafter intended to be granted to the Lender under this Agreement, any Loan Document or any other instrument under which such Loan Party may be or may hereafter become bound to convey, mortgage or assign to the Lender to effect the intention or facilitate the performance of the terms of the Agreement.

     (k) Additional Securi y. The Borrower shall, within 10 days of the acquisition of any asset by the Borrower with the proceeds of a Line Loan (whether such acquisition is funded in whole or in part by such proceeds), execute and deliver all documents necessary or desirable, in the opinion of counsel to the Lender, to perfect a first priority security interest in such asset in favor of the Lender; provided, however, that with respect to any asset that is partially funded by a purchase money mortgage or purchase money security interest in accordance with subsection 7.02(a)(vii) hereof, the Lender's security interest may be subject to such purchase money mortgage or security interest; and provided, further, however, that the Lender shall not have additional security in the event such purchase money mortgage or security agreement precludes junior financing. Each of the Borrower and the Guarantor hereby acknowledge and agree that (i) any asset other than an equity interest in a Person acquired by it after the date hereof shall be automatically subject to a Lien in favor of the Lender pursuant to the Amended and Restated Security Agreement and be subject to the terms thereof, and (ii) any asset that is an equity interest in another Person shall be subject to the terms and conditions of a pledge agreement in form and substance reasonably satisfactory to the Lender.

     (l) Environmental Actions The Borrower sh ll take all remedial and other actions as set forth in the Plan of Remediation in a timely manner.

                  SECTION 7.02. Negative Covenants. So long as any principal of or interest on any Loan, or any Obligation, shall remain unpaid or the Lender shall have any commitment to make any Loan, the Borrower will not and, where appropriate, the Guarantor will not, without the prior written consent of the
Lender:

     (a) Liens, Etc. Create or suffer to exist any Lien upon or with respect to any of its properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer any right to receive income, other than:

     (i) Liens cr ated pursuant to the Loan Documents;

     (ii) Liens existing on the date hereof, as set forth in Schedule VI hereto, and the renewal and replacement of such liens, provided that any such renewal or replacement lien shall be limited to the property or assets covered by the lien renewed or replaced and the indebtedness secured by any such renewal or replacement lien shall be in an amount not greater than the amount of indebtedness secured by the lien renewed or replaced; (iii) Liens for taxes, assessments or governmental charges or levies to the extent that the payment thereof shall not be required by Section 7.01(b)(i) hereof;

     (iv) Liens created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business and securing claims the payment of which shall not be required by
Section 7.01(b)(ii) hereof;

     (v) depos ts, pledges or Liens (other than liens arising under ERISA) securing (A) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (C) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

     (vi) restrictions on the use of real property and minor irregularities in the title thereto which do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use by any Loan Party in the normal conduct of such Loan Party's business;

     (vii) (A) purchase money liens on or purchase money security interests in equipment acquire or held by the Borrower in the ordinary course of its business to secure the purchase price of such property or Indebtedness incurred solely for the purpose of financing the acquisition of such property, or (B) liens or security interests existing on such property at the time of its acquisition, provided, that (1) no such lien or security interests shall extend to cover any other property of the Borrower, and (2) the principal amount of the Indebtedness secured by any such lien or security interest shall not exceed 100% of the lesser of the fair market value or the cost of the property so held or acquired; and

     (viii) any other Lien in favor of the Lender.

     (b) Indebtedness. Create, incur or suffer to exist ny Indebtedness, other than:

     (i) Indebtedness to the Lender;

     (ii) Indebtedness created hereunder or under the Notes;

     (iii) Indebtedness existing on the date hereof, as set forth in Schedule V heret , and any extension of maturity, refinancing or other modification of the terms thereof, provided, however, that such extension, refinancing or modification (A) is pursuant to terms that are not less favorable to the Borrower than the terms of the Indebtedness being extended, refinanced or modified, and (B) after giving effect to the extension, refinancing or modification of such Indebtedness, the amount of such Indebtedness outstanding is not greater than the amount of such Indebtedness outstanding immediately prior to such extension, refinancing or modification;

     (iv) Indebtedness represented by accounts payable incurred in the ordinary course of business;

     (v) Indebtedness secured by liens or security interests permitted by clause
(vii) of subsection (a) of this Section 7.02;

     (vi) Subordinated Indebtedness of the Borrower on terms approved, in writing, by the Lender; and

     (vii) Indebtedness under Operating Leases permitted by Section 7.02(g) hereof.

     (c) Guaranties, Etc. Assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable b way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), in connection with any Indebtedness of any other Person, other than:

     (i) guaranties created hereunder or under any Loan Document;

     (ii) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

     (iii) guaranties existing on the date hereof, as set forth in Schedule VII hereto, including any renewal or other modification thereof, provided, however, that such renewal or modification (A) is pursuant to t rms that are not less favorable to the Borrower than the terms of the guaranty being renewed or modified, and (B) after giving effect to the renewal or modification of such guaranty, the amount of the outstanding indebtedness guaranteed by such guaranty is not greater than the amount of the outstanding indebtedness guaranteed by such guaranty immediately prior to such renewal or modification; and

     (iv) guaranties of any other Indebtedness to the Lender or Indebtedness permi ted by subsection (b) of this Section 7.02.

     (d) Merger, Consolidation, Sale of Assets, Etc.

     (i) merge or consolidate with any Person; or

     (ii) sell, assign, lease, engage in sale leaseback transactions or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any substantial portion of its properties, rights or other assets (whether now owned or hereafter acquired) to any Person. (e) Change in Nature of Business. Make any material change in the nature of its business as conducted on at the date hereof.

     (f) Investments, Etc. Make any loan, advance or contribution to an Person or purchase or otherwise acquire any capital stock, properties, assets or obligations of, or any interest in, any Person, other than (i) Permitted Investments, (ii) investments existing on the date hereof, as set forth in
Schedule VIII hereto, (iii) advances to employees or vendors made in the ordinary course of its business as presently conducted, not to exceed at any one time outstanding an aggregate of $500,000 for all such loans and advances, and
(iv) in connection with the exercise, or the assignment, of the Guarantor's right to purchase certain Common Stock pursuant to Section 6 of Amendment to Construction Loan Agreement entered the 19th day of September 1996 by and between the Borrower, the Guarantor and Richard C. Breeden in his capacity as trustee of the estates of Bennett Management and Development Corp. and Bennett Funding Group.

     (g) Lease Obligations. Create, incur or suffer to exist any obligation as lessee (i) for the payment of re t for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under Operating Leases which would cause the aggregate amount of all obligations in respect of Operating Leases payable by the Borrower in any fiscal year of the Borrower to exceed 105%
of the Operating Leases outstanding as of the end of the prior fiscal year; provided, however, that the Borrower may incur such obligations with respect to the leasing of video lottery terminals in an amount not to exceed $3,000,000.00 per year.

     (h) Salaries and Withdrawals. Pay or become obligated to pay any fees, wages, distributions, salary, bonus, commission, contributions to deferred benefit plans or any other compensation ("Compensation") to, or for the benefit of, the Guarantor or any officers of the Borrower or the Guarantor in any calendar year in excess of 120% of uch Persons Compensation in the immediately preceding calendar year.

     (i) Dividends, Etc. Declare or pay any dividend, purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, or make any other payment or distribution of assets to its stockholders as such or to purchase or otherwise acquire for value any stock of the Borrower; provided, however, that noth ng herein shall prevent the Borrower from making distributions to the Guarantor in the aggregate in any fiscal year equal to the lesser of (i) the amount necessary to pay the expenses of the Guarantor, and (ii) $500,000.00 plus expenses paid to any third parties, in each case minus the funds available to the Guarantor from other sources other than through the issuance of securities.

     (j) Federal Reserve Regulations. Permit the Loan or the proceeds of th Loan under this Agreement to be used for the purpose which violates or is inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     (k) Transactions with Affiliates. The Borrower shall not enter into or be a party to any transaction with any of its Affiliates, except in the ordinary course of business for fair consideration and on terms no less favorable to the Borrower as are available from naffiliated third parties.

     (l) Fiscal Year, Accounting Policies. Permit any material change in the fiscal year or accounting policies and procedure of the Borrower without the prior written consent of the Lender.

     (m) Improvements. Make or commit to make any improvements on the Property with a total cost in excess of $250,000.00 without the prior written consent of the Lender, after Lender's review f all plans, permits and other items necessary to ensure that any such improvement will comply with all applicable building and safety requirements as the Lender, in its sole and absolute discretion, may determine; provided, however, that the foregoing limitations shall not apply to the proceeds of the Tranche A portion of the Term Loan and proceeds of Line Loans made for improvements to the Property pursuant to Article III hereof.

     (n) Issuance of Stock of (i) any additional shares of any class of capital stock, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of capital stock or (iii) any warrants, options, contracts or other commitments entitlelize any Person to purchase or otherwise acquire any such shares of capital stock.

     SECTION 7.03. Additional Covenants of the Guarantor. So long as any of the Obligations remains outstanding, the Guarantor:

     (a)  shall  not take any  action to  increase  the par value of the  Common
Stock;

     (b) shall not issue any Common Stock, any preferred stock or any security providing for the purchase of or convertibility into, or exchangeable for, Common Stock or preferred stock, other than;

d 4% of the number of outstanding shares of Common Stock in any fiscal year;

     (iii) in the ordinary course of business of the Guarantor not to exceed 2% of the number of outstanding shares of Common Stock in any fiscal year;

     (iv) in connection with any merger, acquisition or sale of a major portion of the assets of the Guarantor approved in writing by the Lender, such approval not to be unreasonably withheld;

     (v) as provided under Section 4.01 hereof; and

     (vi) as set forth in Schedule XI hereto;

     (c) shall not create or suffer to exist any Lien upon or with respect to any of the common stock of the Borrower other than a Lien in favor of he Lender; and

     (d) shall, after the filing with the West Virginia Lottery Commission by the Lender of its application for approval under the license of the Borrower, use its best efforts to obtain the approval of each applicable Governmental Authority to the pledge of all of the shares of the common stock of the Borrower pursuant to a pledge agreement and, upon such approval, or the written opinion of counsel to the Guarantor that such pledge would not result in a revocati n of any approval, license or permit required by the Borrower for the conduct of its gaming businesses, shall execute and deliver a pledge agreement to the Lender in form and substance reasonably satisfactory to the Lender, together with such other documents as are customarily delivered and /or executed and delivered in connection therewith.

     SECTION 7.04. Additional Line Loan Covenant. So long as any of the Line Obligations remains outstanding, the Borrower shall maintain an EBITDA Average of at least $500,000.



                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION 8.01. Events of Default. If any of the following Events of Default shall occur and be continuing:

     (a) the Borrower shall fail to pay any principal on any Loan when due (whether by scheduled maturity, required prepayment, acceleration, dema d or otherwise);

     (b) the Borrower shall fail to pay any interest on any Loan or any fee or other amount (whether by scheduled payment, acceleration, demand or otherwise) within three (3) Business Days of the date when due; provided, however, that failure to make payments when due with respect to Obligations in this Subsection 7.01(b) more than three (3) times in any twelve (12) month period shall constitute an Event of Default hereunder;

     (c) any representation or warranty made by any Loan Party or any officer of any Loan Party under or in connection with any Loan Document shall have been incorrect in any material respect when made;

     (d) any Loan Party shall fail to perform or observe any of the covenants contained in Sections 7.01, 7.02, or 7.03 hereof, or Article X hereof;

     (e) any Loan Party shall fail to perform or observe any other term, covenant or agreement c ntained in any Loan Document and to be performed or observed by such Loan Party;

     (f) there shall occur any breach or default under any other agreement involving the borrowing of money under which such Loan Party or any of its subsidiaries may be obligated as borrower or guarantor;

     (g) any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, wi ding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property,
(ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection
(g);

     (h) any proceeding shall be instituted against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment f a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

     (i) any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority or other regulatory body having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that such Loan Party has any liability or obligat on purported to be created under any Loan Document;

     (j) the Security Agreement, the Amended and Restated Security Agreement, the Deed of Trust, the First Priority Deed of Trust or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, to the extent provided for by the terms hereof or thereof, first or second priority lien on or security interest in any Collateral purported to be covered hereby;

     (k) one or more judgments or orders (other than a judgment or award described in subsections (g) and (h) of this Section 8.01) for the payment of money exceeding any applicable insurance coverage shall be rendered against any Loan Party, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or o der, by reason of a pending appeal or otherwise, shall not be in effect;

     (l) any Loan Party or any Affiliate of a Loan Party shall suffer to exist any Unfunded Liability in excess of $100,000; or

     (m) the Borrower shall fail to perform or observe the covenant contained in
Section 7.04 hereof;

then, and in any such event, the Lender may, by notice to the Borrower, (i) declare its Commitment to make any Loan hereunder to be term nated, whereupon such Commitment shall forthwith terminate, (ii) declare the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default described in subsections (g) and (h) of this Section 8.01, the Commitment to make any Loan hereunder shall immediately terminate and the Loans, all such interest thereon and all other amounts shall become payable and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower; provided further, that upon the occurrence of an Event of Default other than the events described in Subsections (a), (b), (g) and (h), the Borrower shall have three (3) Business Days in which to cure such Event of Default and

(iii) exercise any and all of its other rights under applicable law, hereunder and under the other Loan Documents; provided, further, that the Event of Default described in subsection (m) of this Section 8.01 shall apply to the Line Loans only, and shall not be deemed a default under subsection (f) of this Section
8.01 with respect to the Term Loan.


                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied, with a copy sent promptly thereafter by U.S. mail, return receipt requested or delivered, if to the Borrower or the Guarantor, at the following address:

Mountaineer Park, Inc.
Route 2 South
Chester, West Virginia  26034
Attention:                   Mr. Edson Arneault, President
Telephone No.:               (304) 387-2400
Telecopy No.:                (304) 387-1598

with copies to:

Freer & McGarry, a Professional Corporation
1000 Thomas Jefferson Street, NW, Suite 600
Washington, DC 20007
Attention:                   Robert Ruben, Esq.
Telephone No.:               (202) 965-6565
Telecopy No.:                (202) 965-4839

and if to the Lender, to it at the following address:

Madeleine L.L.C.
950 Third Avenue
New York, New York  10022
Attention:                   Mr. Kevin P. Genda
Telephone No.:               (212) 758-5110
Telecopy No.:                (212) 421-2947

with copies to:

Schulte Roth & Zabel LLP
900 Third Avenue
New York, New York 10022
Attention:                   Mark A. Neporent, Esq.
Telephone No.:               (212) 756-2238
Telecopy No.:                (212) 593-5955

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.01. All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing, whichever first occurs, (ii) if telecopied, when transmitted, provided same is on a Business Day and, if not, on the next Business Day, or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day, except that notices to the Lender pursuant to Article II hereof shall not be effective until received by the Lender.

                  SECTION 9.02. Amendments, Etc. No amendment of any provision of this Agreement, any Note or any other Loan Document shall be effective unless it is in writing and signed by the Borrower, each of the Guarantor and the Lender, and no waiver of any provision of this Agreement, any Note or any other Loan Document, nor consent to any departure by the Borrower or the Guarantor therefrom, shall be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 9.03. No Waiver; Remedies, tc. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any right or remedy provided by law. The rights of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of its rights under any other Loan Document against such party or against any other Person.

                  SECTION 9.04. Fees, Costs, Expenses and Taxes. The Borrower will pay on demand (i) all fees, costs and expenses in connection with the preparation, execution, delivery, filing, recording, amendment, modification and waiver of the Loan Documents and the other documents to be delivered pursuant to the Loan Documents, including, without limitation, the reasonable fees, out-of-pocket expenses and other client charges of Schulte Roth & Zabel LLP, counsel to the Lender, and Bowles Rice McDavid Graff & Love, West Virginia counsel to the Lender and the reasonable fees, out-of-pocket expenses and other client charges of all accountants, auditors and consultants retained by the Lender in connection with the transactions contemplated by this Agreement, and
(ii) all costs and expenses, if any (including reasonable counsel fees, out-of-pocket expenses and other client charges), in connection with the enforcement of the Loan Documents and the other documents to be delivered pursuant to the Loan Documents. In addition, the Borrower will pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered pursuant to the Loan Documents, and will save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. All of the foregoing fees, costs, expenses and taxes are herein referred to as "Transaction Costs".

                  SECTION 9.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all Obligations now or hereafter existing, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. The Lender agrees to notify the Borrower promptly after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 9.05 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

                  SECTION 9.06. Severability. Any provision of this Agreement, or of any other Loan Document to which the Borrower or any of the Guarantors is a party, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 9.07. ccessors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantor and the Lender and their respective successors and assigns, except that neither the Borrower nor any Guarantor may assign its rights hereunder or any interest herein without the prior written consent of the Lender. The Lender may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of the Commitment, the Loans or the Notes and, to the extent of any such assignment or participation (unless otherwise stated therein), the assignee of such assignment shall have the same rights and benefits hereunder and under such Note(s) as it would have if it were the Lender hereunder. In connection with any assignment by the Lender pursuant hereto, the Borrower shall, promptly upon request by the Lender, execute and deliver a new Note or Notes, in replacement of the then effective Note or Notes, in an aggregate principal amount equal to the outstanding principal amount of the applicable Loan or Loans at such time, payable to the order of the Lender and/or an assignee(s). The Lender may, in connection with any such assignment or participation or as may be required by law or any Governmental Authority or other regulatory body, disclose any public and non-public information relating to the Borrower and each of the Guarantors furnished by or on behalf of the Borrower or any of the Guarantors or any of their Affiliates to the Lender.

     SECTION 9.08. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     SECTION  9.09.   Headings.   Section  headings  herein  are  in  luded  for
convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  SECTION 9.10. Governing Law. This Agreement, each Note, and the other Loan Documents shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in such State without regard to conflicts of law principles. Any legal action or proceeding with respect to this Agreem nt or any other Loan Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower and the Guarantor hereby irrevocably accept for themselves in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower and the Guarantor further irrevocably consent to the service of process out of any of the aforementioned courts and in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices contained in Section 9.01, such service to become effective thirty
(30) days after such mailing. The Borrower and the Guarantor hereby irrevocably appoint Mr. Robert A. Blatt, c/o CRC Group, 1890 Palmer Avenue, Suite 303, Larchmont, New York 10538, or such other Person as shall be acceptable to the Lender, as their agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Lender to service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower and the Guarantor in any other jurisdiction.

                  SECTION 9.11. WAIVER OF JURY TRIAL, ETC. EACH OF THE BORROWER, THE GUARANTOR AND THE LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIG T UNDER THIS AGREEMENT, ANY NOTE, OR OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE BORROWER AND THE GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND THE GUARANTOR CERTIFY THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE BORROWER AND THE GUARANTOR HEREBY ACKNOWLEDGE THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

                  SECTION 9.12. Reinstatement; Certain Payments. If a claim is ever made upon the Lender for repayment or recovery of any amount or amounts received by the Lender in payment or on account of any of the Obligations under this Agreements, the Lender shall give prompt notice of such claim to the Borrower, and if the Lender repays all or part of said amount by reason of (i) any j dgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of its property, or (ii) any settlement or compromise of any such claim effected by the Lender with any such claimant, then and in such event the Borrower and the Guarantor (A) agree that any such judgment, decree, order, settlement or compromise shall be binding upon the Borrower and the Guarantor notwithstanding the cancellation of any Note or other instrument evidencing the Obligations under this Agreement or the other Loan Documents or the termination of this Agreement or the other Loan Documents, and
(B) shall be and remain liable to the Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

                  SECTION 9.13. Indemnification. In addition to all of their other Obligations under this Agreement, the Borrower and the Guarantor jointly and severally agree to defend, prote t, indemnify and hold harmless the Lender and any assignee of the Lenders rights hereunder, and all of their respective officers, directors, employees, attorneys, consultants and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in this Agreement) (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, investigation, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, without limitation, any Federal or state securities or labor laws, or under any Federal, state or local environmental, health or safety laws, regulations or, common law principles, arising from or in connection with the past, present or future operations of the Borrower or its predecessors in interest, arising from or in connection with any of the following: (i) the negotiation, preparation, execution or performance of this Agreement or of any document executed in connection with the transactions contemplated by this Agreement, (ii) the Lender's furnishing of funds to the Borrower under this Agreement, including, without limitation, the management of the Loans, or (iii) any matter relating to the financing transactions contemplated by this Agreement or by any document executed in connection with the transactions contemplated by this Agreement (collectively, the "Indemnified Matters"); provided, however, that the Borrower and the Guarantor shall have no obligation to any Indemnitee hereunder for any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Lender shall be part of the Obligations in respect of the Term Loan (the "Term Obligations"), secured by the Collateral and added to the principal amount of the Term Loan; provided, further, however, that if the Term Loan has been paid in full, then all of the foregoing losses, damages, fees, costs and expenses of the Lender shall be part of the Line Obligations, secured by the Collateral and added to the principal amount of the Line Loans. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.13 may be unenforceable because it is violative of any law or public policy, the Borrower and the Guarantor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The provisions of this Section 9.13 shall survive termination of this Agreement.


                                    ARTICLE X

                                    GUARANTY

                  SECTION 10.01. Guaranty. the Guarantor, and each other Guarantor that may become party hereto, hereby (i) irrevocably, absolutely and unconditionally guarantees the prompt payment, as and when due and payab e (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of (A) all the Obligations, including, without limitation, all amounts now or hereafter owing in respect of the Loan Documents, whether for principal, interest, fees, expenses or otherwise, and (B) all indebtedness, obligations and other liabilities, direct or indirect, absolute or contingent, now existing or hereafter arising of the Borrower to the Lender and (ii) agrees, to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lender in enforcing its rights under this Agreement, the Guarantee and each other Loan Document.

                  SECTION 10.02.        Obligations Unconditional.

     (i) the uarantor and each other Guarantor that may become party hereto, hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. the Guarantor and each other Guarantor agrees that its guarantee constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Lender in favor of the Borrower or for any other reason. The liability of the Guarantor and each other Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (ii) any extension or change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations (including, without limitation, any extension for longer than the original period), or any other amendment or waiver of or consent to any departure from any provision of any Loan Document; (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Guarantor in respect of the Obligations or the Guarantor and each other Guarantor in respect hereof.

     (ii) This Guaranty (i) is a continuing guaranty and shall remain in full force and effect until such date on which all of the Obligations and all other expenses to be paid by the Guarantor or any other Guarantor pursuant he eto shall have been satisfied in full after the Commitment shall have been terminated, (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made, and (iii) shall be binding upon the Guarantor, any other Guarantor or their respective heirs, executors, successors and assigns.

                  SECTION 10.03. Waivers. The Guarantor hereby waives, to the extent permitted by applicable law, (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation, (iii) no ice of any action taken by the Lender or the Borrower or any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of the Guarantor and each other Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 10.03, might constitute grounds for relieving the Guarantor or any other Guarantor of its obligations hereunder, and (v) any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Person or any Collateral. All such waivers by the Guarantor shall be effective only to the extent permitted by applicable law.

                  SECTION 10.04. Subrogation. The Guarantor hereby waives and agrees that it will not exercise any rights which it may acquire by way of subro ation hereunder, by any payment made by it hereunder or otherwise. If the amount shall be paid to the Guarantor or such other Guarantor on account of such subrogation rights at any time when all of such Obligations and all other Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lender, shall be segregated from the other funds of the Guarantor or such other Guarantor and shall forthwith be paid over to the Lender to be applied in whole or in part by the Lender against the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

                  SECTION 10.05. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided re cumulative and not exclusive of any remedy provided by law.

                  SECTION 10.06.        Taxes.

     (a) Each payment by the Guarantor under this Loan Agreement shall be made without withholding for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on its income, and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Other Taxes"); provided, however, that if such Other Taxes are required by law to be withheld from any such payment, the Guarantor shall make such withholding for the account of the Lender, make timely payment thereof to the appropriate governmental authority, and forthwith pay for the account of the Lender such additional amount as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.06.) the Lender receives an amount equal to the sum it would have received had no such deductions been made. All such Other Taxes shall be paid by the Guarantor prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, that, if any such penalties or interest become due, the Guarantor shall make prompt payment thereof to the appropriate governmental authority.

     (b) the Guarantor will indemnify the Lender for the full amount of Other Taxes (including any Other Taxes on amounts payable under this Section 10.06.) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

     (c) Within 30 days after the date of any payment of Other Taxes, the Guarantor will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof. If no Other Taxes are payable in respect of any payment hereunder or under any Note, the Guarantor will furnish to the Lender a certificate from each appropriate taxing a thority, or an opinion of counsel acceptable to the Lender, in either case stating that such payment is exempt from or not subject to Other Taxes.

                  SECTION 10.07. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any of the Borrower in respect of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any of the Borrower, all such amounts otherwise subject to acceleration under the terms of thi Agreement shall nonetheless be payable by the Guarantor forthwith on demand by the Lender.

                  SECTION 10.08. Continued Effectiveness of Guaranty. The within Guarantee is in addition to the Guaranty contained in the Old Agreement (the "Old Guaranty"), and, notwithstanding that the within Guaranty is a Guaranty of all of the Obligations hereunder (including, without limitation, the Obligations as defined in the Old Agreement), the Guarantor hereby confirms that the Old Guaranty is, and shall continue to be, in full force and effect and hereby ratifies and confirms the Old Guaranty in all respects.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MOUNTAINEER PARK, INC.


By: /s/ Edson R. Arneault
Name:
Title:


MTR GAMING GROUP, INC.


By: /s/ Edson R. Arneault
Name:
Title:


MADELEINE L.L.C.


By:
---------------------------------------
Name:
Title:

                                   SCHEDULE I

                             Description of Property

                                   SCHEDULE II

                                   Litigation

                                  SCHEDULE III

                 Licenses, Permits, Authorizations and Approvals

                                   SCHEDULE IV

                        Lease Obligations of the Borrower

                                   SCHEDULE V

                          Indebtedness of the Borrower

                                   SCHEDULE VI

                                 Existing Liens

                                  SCHEDULE VII

                           Guarantees of the Borrower

                                  SCHEDULE VIII

                                   Investments

                                   SCHEDULE IX

                       Stock Rights, Warrants and Options

                                   SCHEDULE X

                          Shares of Common Stock Issued

                                    EXHIBIT A

                                  Form of Note

                                    EXHIBIT B

                              Form of Deed of Trust

                                    EXHIBIT C

                      Form of Registration Rights Agreement

                                    EXHIBIT D

                           Form of Security Agreement

                                    EXHIBIT E

                                Form of Warrants

                                    EXHIBIT F

                            Form of Borrowing Notice

                                    EXHIBIT G

                       Form of Opinion of Freer & McGarry,
                    Counsel to the Borrower and the Guarantor

                                    EXHIBIT H

                      Form of Opinion of Jackson & Kelley,
             West Virginia Counsel to the Borrower and the Guarantor

                                    EXHIBIT I

                        Form of Stock Transfer Agreement

                                    EXHIBIT J

                             Corrective Action Plan

                                                                       EXHIBIT 2
                 AMENDED AND RESTATED GENERAL SECURITY AGREEMENT

                  AMENDED AND RESTATED GENERAL SECURITY AGREEMENT dated June 2, 1996, as amended and restated as of December 10, 1996, made by Mountaineer Park, Inc., a West Virginia corporation (the "Grantor"), in favor of Madeleine L.L.C., as lender (the "Lender") for the Lenders (as hereinafter defined).

                              W I T N E S S E T H :

                  WHEREAS, the Grantor, WINNERS ENTERTAINMENT, INC., and the Lender are parties to a Term Loan Agreement, dated as of July 2, 1996, as amended and restated as of December 10, 1996 (such Agreement, as further amended or otherwise modified from time to time, being hereinafter referred to as the "Loan Agreement");

                  WHEREAS, pursuant to the Loan Agreement, the Lender has agreed to make (i) a term loan (the "Term Loan") to the Borrower in an aggregate p incipal amount not to exceed the Term Commitment (as defined in the Loan Agreement), and (ii) a line of credit available for loans to the Borrower (the "Line Loans" and, collectively with the Term Loan, the "Loans") in an aggregate principal amount not to exceed the Line Commitment (as defined in the Loan Agreement);

                  WHEREAS, it is a condition precedent to the making of any Loans by the Lender pursuant to the Loan Agreement that the Grantor shall have executed and delivered to the Lender a security agreement providing for the grant to the Lender of a security interest in all personal property and fixtures of the Grantor;

                  NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lender to make and maintain the Loans pursuant to the Loan Agreement, the Grantor hereby agrees with the Lender as follows:

                  SECTION 1. Definitions. Reference is hereby made to the Loan Agreement for a state ent of the terms thereof. All terms used in this Agreement which are defined in the Loan Agreement or in Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

                  SECTION 2. Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Grantor hereby pledges and assigns to the Le der, and grants to the Lender a continuing security interest in, all personal property and fixtures of the Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (the "Collateral"), including, without limitation, the following:

                  (a) all equipment of any kind including, without limitation, the equipment described in Schedule I hereto, all furniture, fixtures, machinery and all motor vehicles, tractors and other like property, whether or not the title thereto is governed by a certificate of title or ownership (hereinafter collectively referred to as the "Motor Vehicles"), wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, together with all substitutes, replacements, accessions and additions thereto, and all tools, parts, accessories and attachments used in connection therewith (hereinafter collectively referred to as the "Equipment");

                  (b) all of the Grantor's right, title and interest in and to all inventory of any kind, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, and all accessions thereto and products thereof (any and all such inventory, accessions and products being hereinafter referred to as the "Inventory");

                  (c) all of the Grantor's  right,  title and intere t in and to
(i) all accounts, contract rights, chattel paper, instruments, documents, general intangibles and other rights or obligations of any kind, whether now or hereafter existing and whether now owned or hereafter acquired, arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise and (ii) all rights now or hereafter existing in and to all security agreements, leases and other contracts, now or hereafter existing and securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (including without limitation, the contracts described in Schedule II hereto) (any and all such accounts, contract rights, chattel paper, instruments, general intangibles and obligations being hereinafter referred to as the "Receivables", and any and all such security agreements, leases and other contracts being hereinafter referred to as the "Related Contracts"); and

                  (d) all pr ceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; in each case, howsoever the Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

                  SECTION 3. Security for Ob igations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

                  (a) the prompt payment by the Grantor, as and when due and payable, of all amounts from time to time owing by it in respect of the Loan Agreement, the Notes and the other Loan Documents; and

                  (b) the due performance and observance by the Grantor of all of its other obligations from time to time existing in respect of the Loan Documents.

     SECTION 4. Representations and Warranties. The Grantor represents and warrants as follows:

                  (a) The Grantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation as set forth on the first page hereof, and (ii) has all requisite power and authority to execute, delive and perform this Agreement.

                  (b) The execution, delivery and performance by the Grantor of this Agreement (i) have been duly authorized by all necessary corporate action,
(ii) do not and will not contravene its charter or by-laws, law or any contractual restriction binding on or affecting the Grantor or any of its properties, and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or enc mbrance upon or with respect to any of its properties, except as contemplated by the Loan Documents.

                  (c) This Agreement is a legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms.

                  (d) All Equipment and Inventory now existing is, and all Equipment and Inventory hereafter existing will be, located at the address(es) specified therefor in Schedule III hereto. The Grantor's chief plac of business and chief executive office, the place where the Grantor keeps its records concerning Receivables and all originals of all chattel paper which constitute Receivables are located at the address specified therefor in Schedule III. None of the Receivables is evidenced by a promissory note or other instrument. Set forth as Schedule IV hereto is a complete and correct list of each trade name used by the Grantor.

                  (e) The Grantor has delivered to the Lender complete and correct copies of each Related Contract described in Schedule II hereto, including all schedules and exhibits thereto. Each such Related Contract sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of the Grantor or any of its Affiliates in respect thereof. Each Related Contract now existing is, and each other Related Contract will be the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default thereunder by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

                  (f) The Grantor is and will be at all times the owner of the Collateral free and clear of any lien, security interest or other charge or encumbrance except for (i) he security interest created by this Agreement and
(ii) the security interests and other encumbrances described in Schedule V hereto. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except (i) such as may have been filed in favor of the Lender relating to this Agreement and (ii) such as may have been filed to perfect or protect any security interest or encumbrance described in Schedule V hereto.

                  (g) The exercise by the Lender of its rights and remedies hereunder will not contravene any law or contractual restriction binding on or affecting the Grantor or any of its properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

                  (h) No authorization or approval or other action by, and no notice to or filing with, any Governmental A thority or other regulatory body is required for (i) the due execution, delivery and performance by the Grantor of this Agreement, (ii) the grant by the Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral or (iii) the exercise by the Lender of any of its rights and remedies hereunder, except for the filing under the Code of the financing statement(s) required to be filed pursuant to the Loan Agreement, all of which financing statements have been duly filed and are in full force and effect.

                  (i) This Agreement creates a valid security interest in favor of the Lender in the Collateral as security for the Obligations. The Lender's having possession of all instruments and cash constituting Collateral from time to time and the filing of the financing statements required to be filed pursuant to the Loan Agreement results in the perfection of such security interest. Such security interest is, or in t e case of Collateral in which the Grantor obtains rights after the date hereof, will be, a perfected, first priority security interest, subject only to the security interests and other encumbrances described in Schedule V hereto. Such filings and all other action necessary or desirable to perfect and protect such security interest have been duly taken, except for the Lender's having possession of instruments and cash constituting Collateral after the date hereof.

                  SECTION 5. C venants as to the Collateral. So long as any of the Obligations (as such term is defined in clause (i) of Section 1.01 of the Loan Agreement) shall remain outstanding, unless the Lender shall otherwise consent in writing:

                  (a) Further Assurances. The Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Lender may request in order (i) to perfect and protect the security interest purported to be created hereby, (ii) to enable the Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral or (iii) to otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously each chattel paper included in the Receivables and each Related Contract and, at the request of the Lender, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Lender, indicating that such chattel paper, Related Contract or Collateral is subject to the security interest created hereby, (B) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, delivering and pledging to the Lender hereunder such note, instrument or chattel paper duly indorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Lender, (C) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Lender may request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail, and (E) upon the acquisition after the date hereof by the Grantor of any Equipment covered by a certificate of title or ownership, cause the Lender to be listed as the lienholder (or, in the event such Equipment is subject to a purchase money security interest (a "Permitted Lien"), as a junior lienholder) on such certificate of title and within 60 days of the acquisition thereof and deliver evidence of the same to the Lender..

                  (b) Location of Equipment and Inventory. The Grantor will keep the Equipment and Inventory (other than Inventory and used Equipment sold in the ordinary course of business) at the location[s] specified therefor in Section 4(d) hereof.

                  (c) Condition of Equipment. The Grantor will cause the Equipment to be maintained and preserved in the same condition, repair and working order as when acquired, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and will forthwith, or in the case of any loss or damage to any Equipment as quickly as racticable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable or that the Lender may request to such end. The Grantor will promptly furnish to the Lender a statement respecting any loss or damage in excess of $10,000 to any Equipment.

                  (d) Taxes. The Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                  (e) Insurance.

    (i) The Grantor will, at its own expense, maintain insurance with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Lender from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Lender and the Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and pai directly to, the Lender; provided, however, that with respect to Equipment subject to a Permitted Lien, the Lender's rights may be subject to the rights of the holder of such Permitted Lien. Except as required by any agreement which creates a Permitted Lien, each such policy shall in addition (A) name the Grantor and the Lender as insured parties thereunder (without any representation or warranty by or obligation upon the Lender) as their interests may appear, (B) contain the agreement by the insurer that any loss thereunder shall be payable to the Lender notwithstanding any action, inaction or breach of representation or warranty by the Grantor, (C) provide that there shall be no recourse against the Lender for payment of premiums or other amounts with respect thereto and (D) provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Lender by the insurer. The Grantor will, if so requested by the Lender, deliver to the Lender original or duplicate policies of such insurance and, as often as the Lender may reasonably request, a report of a reputable insurance broker with respect to such insurance. The Grantor will also, at the request of the Lender, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

     (ii) Reimbursement under any liability insurance maintained by the Grantor pursuant to this Section 5(e) may be paid dir ctly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory as to which paragraph (iii) of this Section 5(e) is not applicable, the Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by the Grantor pursuant to this Section 5(e) shall be paid to the Grantor as reimbursement for the costs of such repairs or replacements.

     (iii) Upon the occurrence and during the continuance of an Event of Default or the actual or constructive total loss (in excess of $10,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to the Lender and applied as specified in
Section 7(b) hereof.

     (f) Provisions Concerning the Receivables and the Related Contracts.

     (i) The Grantor will (A) give the Lender prompt notice of any change in the Grantor's name, identity or corporate structure, (B) keep its chief place of business and chief executive office and all originals of all chattel paper which constitute Receivables at the location[s] specified therefor in Section 4(d) hereof, and (C) keep adequate records concerning the Receivables and such chattel paper and permit representatives of the Lender at any time during normal business hours to insp ct and make abstracts from such records and chattel paper.

     (ii) The Grantor will duly perform and observe all of its obligations under each Related Contract and, except as otherwise provided in this Subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Receivables. In connection with such collections, the Grantor may (and, at the Lender's direction, will) take such action as the Grantor or the Lender may deem necessary or advi able to enforce collection or performance of the Receivables; provided, however, that the Lender shall have the right at any time, upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, and upon written notice to the Grantor of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Lender and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Lender and, upon such notification and at the expense of the Grantor and to the extent permitted by law, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Lender referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of the Lender hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Lender in the same form as so received (with any necessary indorsement) to be held as cash collateral and either (1) released to the Grantor so long as no Event of Default shall have occurred and be continuing or (2) if any Event of Default shall have occurred and be continuing, applied as specified in Section 7(b) hereof, and (B) the Grantor will not adjust, settle or compromise the amount or payment of any Receivable or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.

     (iii) Upon the occurrence and during the continuance of any breach or default under any Related Contract referred to in Schedule II hereto or otherwi e specified by the Lender from time to time by any party thereto other than the Grantor, (A) the Grantor will, promptly after obtaining knowledge thereof, give the Lender written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto, (B) the Grantor will not, without the prior written consent of the Lender, declare or waive any such breach or default or affirmatively consent to the cure thereof or exercise any of its remedies in respect thereof, and (C) the Grantor will, upon written instructions from the Lender and at the Grantor's expense, take such action as the Lender may deem necessary or advisable in respect thereof.

     (iv) The Grantor will, at its expense, promptly deliver to the Lender a copy of each notice or other communication received by it by which any other party to any Related

Contract referred to in Schedule II hereto or otherwise specified by the Lender rom time to time purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by the Grantor thereto.

     (v) The Grantor will not, without the prior written consent of the Lender, cancel, terminate, amend, modify, or waive any provision of, any Related Contract referred to in Schedule II hereto or otherwise specified by the Lender from time to time.

     (g) Motor  Vehicles.

     (i) Within 60 days of the date hereof, the Grantor shall deliver to the Lender photocopies of the certificates of title or ownership for the Motor Vehicles owned by it with the Lender listed as lienholder.

     (ii) Upon the acquisition after the date hereof by the Grantor of any Motor Vehicle, the Grantor shall deliver to the Lender photocopies of the certificates of title or ownership for such Motor Vehicle, together with the manufacturer's statement of rigin, with the Lender listed as lienholder.

     (iii) The  Grantor  hereby  appoints  the  Lender as its  attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (i) executing on behalf of the Grantor title or ownership applications for filing with appropriate Governmental Authorities to enable Motor Vehicles now owned or hereafter acquired by the Grantor to be retitled and the Lender listed as lienholder thereof, (ii) iling such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, the Grantor as the Lender may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Lender a perfected lien on the Motor Vehicles and exercising the rights and remedies of the Lender hereunder). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

     (iv) Any photocopies of certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each Motor Vehicle covered thereby.

     (v) So long as no Event of Default or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default shall have occurred and be continuing, upon the request of the Grantor, the Lender shall execute and d liver to the Grantor such instruments as the Grantor shall reasonably request to remove the notation of the Lender as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release effective, only upon receipt by the Lender of a certificate from the Grantor, stating that the Motor Vehicle the lien on which is to be released is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss) and any proceeds of such sale or casualty loss being paid to the Lender hereunder to be applied to the Obligations then outstanding in the manner contemplated by Section 7(b) hereof.

                  (h)  Inspection  and  Reporting.   The  Grantor  shall  permit
representatives of the Lender, upon reasonable notice and at any time during normal business hours, to inspect and make abstracts from its books and records ertaining to the Collateral, and permit representatives of the Lender to be present at the Grantor's place of business to receive copies of all communications and remittances relating to the Collateral, and to forward copies of any notices or communications received or made by the Grantor with respect to the Collateral, all in such manner as the Lender may require.

                  (i) Transfers and Other Liens. The Grantor will not (i) sell, assign (by operation of law or otherwis ), exchange or otherwise dispose of any of the Collateral (except for sales or other dispositions of Inventory and used Equipment in the ordinary course of business) or (ii) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for (A) the security interest created hereby and
(B) the security interests and other encumbrances described in Schedule V hereto.

                  SECTION 6.  Additional Provisions Conce ning the Collateral.

                  (a) The Grantor hereby authorizes the Lender to file, without the signature of the Grantor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

                  (b) The Grantor hereby irrevocably appoints the Lender the Grantor's attorney-in-fact and proxy, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Lender's discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (i) to obtain and adjust insurance required to be paid to the Lender pursuant to Section 5(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral,
(iii) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above and (iv) to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Lender with respect to any Collateral.

                  (c) If the G antor fails to perform any agreement contained herein after the expiry of any applicable grace period, the Lender may itself perform, or cause performance of, such agreement or obligation, and the expenses of the Lender incurred in connection therewith shall be payable by the Grantor pursuant to Section 8 hereof.

                  (d) The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall no impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                  (e) Anything herein to the contrary notwithstanding, (i) the Grantor shall remain liable under the Related Contracts to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Lender of any of its rights hereunder shall not release the Grantor from any of its obligations under the Related Contracts and (iii) the Lender shall not have any obligation or liability by reason of this Agreement under the Related Contracts nor shall the Lender be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 7. Remedies Upon Default. If an Event of Default shall have occurred and be continuing:

                  (a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or o herwise available to it, all of the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and also may
(i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree.

                  (b) Any cash held by the Lender as Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, r other realization upon, all or any part of the Collateral shall be applied as follows:

     (i) First, to the payment of the reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by the Lender in connection with (A) the administration of this Agreement, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (C) the exercise or enforcement of any of the rights of the Lender hereunder or (D) the failure of the Grantor to perform or observe any of the provisions hereof;

     (ii) Second, at the option of the Lender, to the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral;

     (iii) Third, ratably to the payment of the Obligations, first in respect of any fees not covered by clause (i) above, second, in respect of accrued but unpaid in erest on the Loans, and third, in respect of unpaid principal of the Loans;

     (iv) Fourth, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-504(1)(c) of the Code or any successor or similar, applicable statutory provision); and

     (v) Fifth, the surplus proceeds, if any, to the Grantor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction s all direct.

                  (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Lender is legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in any Note for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the Lender to collect such deficiency.

                  SECTION 8.  Indemnity and Expenses.

                  (a) The Grantor agrees to indemnify the Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely a d directly from the Lender's gross negligence or willful misconduct.

                  (b) The Grantor will upon demand pay to the Lender the amount of any and all costs and expenses, including the reasonable fees and disbursements of the Lender's counsel and of any experts and Lenders, which the Lender may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, co lection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

                  SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telegraphed or delivered, if to the Grantor, to it at its address specified in he Loan
Agreement; if to the Lender, to it at its address specified in the Loan Agreement; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Persons complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (i) if mailed, when deposited in the mails,
(ii) if telegraphed, when delivered to the telegraph company, or (iii) if delivered, upon delivery.

                  SECTION 10.  Miscellaneous.

                  (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Grantor and the Lender, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantor therefrom, shall be effective unless it is in writing and signed by the Lender, a d then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of its rights under any other Loan Document against such party or against any other Person.

                  (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (d) This Agreement shall create a continuing security interest in the Collate al and shall (i) remain in full force and effect until the indefeasible payment in full or release of the Obligations (as such term is defined in clause (i) of Section 1.01 of the Loan Agreement), (ii) be binding on the Grantor and its successors and assigns and shall inure, together with all rights and remedies of the Lender hereunder, to the benefit of the Lender and its respective successors, transferees and assigns. Without limiting the generality of the foregoing, the Lender may assign or otherwise transfer any Note or portion thereof held by it, and the Lender may assign or otherwise transfer its rights under any other Loan Document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Lender, herein or otherwise. None of the rights or obligations of the Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Lender.

                  (e) Upon the satisfaction in full of the Obligations, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to the Grantor, and (ii) the Lender will, upon the Grantor's request and at the Grantor's expense, (A) return to the Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

                  (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection or the perfection and the effect of the perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Col ateral are governed by the law of a jurisdiction other than the State of New York.

                  (g) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of New York or the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Grantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Grantor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

                  (h) The Grantor rrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Grantor at its address provided herein, such service to become effective 30 days after such mailing.

                  (i) Nothing contained herein shall affect the right of the Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed agai st the Grantor or any of the Grantor's property in any other jurisdiction.

                  (j) EACH OF THE GRANTOR AND (BY ITS ACCEPTANCE OF THIS AGREEMENT) THE LENDER WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

MOUNTAINEER PARK, INC.

By: /s/ Edson R. Arneault

Title: _______________________________

                                   SCHEDULE I

                                       TO

                               SECURITY AGREEMENT

                                    Equipment

                                   SCHEDULE II

                                       TO

                               SECURITY AGREEMENT

                            Certain Related Contracts

                                  SCHEDULE III

                                       TO

                               SECURITY AGREEMENT

     1. Location(s) of Equipment and Inventory:











     2. Grantor's chief place of business, chief executive office and place where the Grantor keeps its records concerning Receivables.

                                   SCHEDULE IV

                                       TO

                               SECURITY AGREEMENT

                                Trade Names, Etc.

                                   SCHEDULE V

                                       TO

                               SECURITY AGREEMENT

                             Permitted Encumbrances

                                                                      EXHIBIT 3
                           CREDIT LINE DEED OF TRUST,
                  LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT,
               ASSIGNMENT, FIXTURE FILING AND FINANCING STATEMENT


     THIS CREDIT LINE DEED OF TRUST, LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT, FIXTURE FILING AND FINANCING STATEMENT (hereinafter referred to as "Trust Deed" or "Deed of Trust") made and entered into as of December , 1996 by and among MOUNTAINEER PARK, INC., a West Virginia corporation, party of the first part ("Grantor"), and Deborah A. Sink, a resident of Kanawha County, West Virginia, and Carl D. Andrews, a resident of Kanawha County, West Virginia, as Trustees, parties of the second part (collectively, the "Trustees) and MADELEINE L.L.C., ("Madeleine"), a New York limited liability company, shall be referred to herein as the "Lender".

                              W I T N E S S E T H:

              WHEREAS, the Borrower, Winners Entertainment, Inc. (the "Guarantor") and the Lender are parties to a Term Loan Agreement, dated as of July 2, 1996 (the "Old Agreement"), pursuant to which the Lender made a term loan to the Borrower in the original principal amount of $5,000,000.

              WHEREAS, the Borrower and the Guarantor have requested that the Lender (a) amend and restate the Old Agreement to provide, among other things, an increase in the amount available under the Old Agreement to the Borrower thereunder from $5,000,000 to $16,100,000 (the "Term Loan") to refinance the obligations of the Borrower under the Senior Loan Agreement (as defined in the Old Agreement), and (b) extend additional credit to the Borrower in the form of a three year line of credit for loans in the aggregate maximum principal amount not to exceed $5,376,500 at any time outstanding (the "Line Loans" and, collectively with the Term Loan, the "Loans").

              WHEREAS, the obligation of Lender to extend credit under the Restated Loan Agreement is subject to the condition, among others, that Grantor grant the Property (as hereinafter defined) to Trustees in trust for the benefit of Lender; and

              WHEREAS, to induce Lender to extend credit to Grantor, and as security for the Loans, Grantor desires to execute and deliver this Deed of Trust to Trustees for the benefit of Lender pursuant to the Restated Loan Agreement; and

              WHEREAS, this is a Credit Line Deed of Trust for the purposes of West Virginia Code ss. 38-1-14, and secures a maximum principal amount not to exceed $21,500,000.00, and this Deed of Trust is also security for the payment of interest on such principal sums and for taxes, insurance premiums, and other expenses, including interest thereon, undertaken by Trustee or Lender pursuant to West Virginia Code ss. 38-1-14; and

              WHEREAS, this credit line deed of trust provides for and secures future advances which are intended to be obligatory advances for the purposes of West Virginia Code ss. 38-1-14.

              WHEREAS, this Deed of Trust also secures the repayment of all advances that Lender may extend to Grantor under the Loans and other agreements provided in the Note and Restated Loan Agreement described therein, this Deed of Trust, or any other present or future written agreement. Upon written request of Grantor, and in the absence of default or breach of any covenant or agreement contained in the Note, this Deed of Trust or the Restated Loan Agreement and the Loan Documents as defined in the Restated Loan Agreement, the Lender hereby agrees to make future advances of principal up to an amount which, when added to the then outstanding principal balance owing on the Loans, shall not exceed $21,500,000.00.

              NOW, THEREFORE, in order to further secure the payment of a maximum principal amount not to exceed $21,500,000.00 and all sums due or to become due under the Restated Loan Agreement, the Loans, and the Loan Documents (as defined in the Restated Loan Agreement), or any extensions or modifications thereof, as well as to secure the performance of all Grantor's covenants and agreements contained in this Trust Deed or any amendments thereof, and in consideration of the premises and the further sum of Ten Dollars ($10.00) to Grantor in hand well and truly paid by Lender at and before the delivery hereof, the receipt whereof is hereby acknowledged, Grantor has granted, bargained and sold, mortgaged, conveyed, aliened, enfeoffed, released, confirmed, assigned, transferred and set over, and by these presents does grant, bargain and sell, mortgage, convey, alien, enfeoff, release, confirm, assign, transfer and set over unto Trustees, their successors and assigns, in trust, with power of sale, Grantor's interest (including without limitation all surface and mineral interests, if any, including coal) in those certain tracts of land more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Land").

              TOGETHER with Grantor's interest in all the coal, if any, in all seams underlying the Land in which Grantor has rights.

              TOGETHER with all Grantor's interest in sand, stone, water and gravel found on the Land and Grantor's right to dump refuse from such coal on the surface of the Land.

              TOGETHER with the tenements, hereditaments, appurtenances and all the estates and rights of Grantor in and to the Land.

              TOGETHER with all the right, title and interest of Grantor in and to all streets, roads and public places, opened or proposed, adjoining the Land, and all easements and rights-of-way, public or private, now or hereafter used in connection with the Land, including without limitation, all roads and ways on the surface of or underground on the Land for the mining, transportation, ventilation and drainage of coal and for the transportation of workmen and supplies and all other necessary or useful purposes in connection with the exploration, mining, processing, production and removal of coal.

              TOGETHER with Grantor's interest in all the oil and gas, if any, underlying the Land.

              TOGETHER with all right, title and interest of Grantor, now owned or hereafter acquired, in and to any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land to the extent of the interest of Grantor therein, now or hereafter acquired.

              TOGETHER with all right, title and interest of Grantor, now owned or hereafter acquired, in and to any and all sidewalks and alleys, and all strips and gores of land, adjacent to or used in connection with the Land.

              TOGETHER with all buildings, tipples, inclines, ma chine shops, structures, improvements, rail spurs, dams and reservoirs in connection with the mining of coal (the "Improvements") of every kind and description now or hereafter erected or-placed on the Land.

              TOGETHER with all of Grantor's present and future right, title and interest in (i) all fixtures including without limitation, all standing or cut timber, and all minerals, including without limitation, coal, minerals before extraction, minerals as extracted and accounts resulting from the sale thereof ("Fixtures") heretofore or hereafter placed on the Lands or Leased Lands and
(ii) all machinery and equipment, including without limitation, all coal preparation plants, docks, transloading, coal storage, cleaning and transporting facilities or other improvements located on any of the Lands, now or hereafter used by Grantor and all equipment and machinery comprising, or related to the operation of such facilities or improvements ("Equipment"), wherever located, and all attachments, accessories, and parts used or intended to be used with any of such Equipment or Fixtures whether now or hereinafter installed therein or thereon or affixed thereto as well as all substitutes and replacements thereof in whole or in part, and (iii) all products and all cash and noncash proceeds (including insurance policies and proceeds) and all guaranties, claims, rights, remedies and privileges relating to any or all of the items listed in (i) and
(ii) above.

              TOGETHER with all the mining rights and easements owned by Grantor and appurtenant to the Land.

              TOGETHER with all right, title and interest of Grantor as lessee under any and all leases relating to any Fixtures, together with any options to purchase the Fixtures which are subject to such leases and together with the benefit of any payments now or hereafter made thereon.

     TOGETHER with the reversions, remainders, easements, rents, issues and profits arising or issuing from the Land and from the Improvements thereon, including, but not limited to, the rents, royalties, issues and profits arising or issuing from all leases and subleases now or hereafter entered into covering all or any part of the Land and for the Improvements, including, without limitation, all accounts receivable, maintenance, tax and insurance contributions, percentage rents, minimum rents, any damages or awards following suit or arbitration damages following default, capital reserve funds, any sums to which Grantor may become entitled in any court proceedings involving the bankruptcy, insolvency or reorganization of any tenants or operators of the Land; any guaranties of any rents, royalties, income and profits due or to become due under any lease, and any proceeds payable under any policy of insurance covering loss of rents under any lease for any cause, all of which leases, subleases, rents, issues and profits are hereby assigned (collectively, the "Rents") and, if.requested by Lender, shall be caused to be further assigned to Lender by Grantor. The foregoing assignment shall include without limitation, cash or securities deposited under leases to secure performance by tenants or operators of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more installments of rent coming due prior to the expiration of such terms. The foregoing assignment is intended by Grantor and Lender to create and shall be construed to create an absolute, unconditional and presently effective assignment to Lender of all of Grantor's right, title and interest in the Rents and shall not be deemed to create merely a security interest therein for the payment of any indebtedness or the performance of any obligations of Grantor evidenced by the Restated Loan Agreement, the Loans, and the Loan Documents. Grantor will execute and deliver to Lender on demand such assignments and instruments as Lender may require to implement, confirm, maintain and continue the assignment hereunder.

              TOGETHER with any and all awards, damages, payments and other compensation and any and all claims therefor and rights thereto which may result from taking or injury by virtue of the exercise of the power of eminent domain of or to, or any damage, injury or destruction in any manner caused to, the Land, the Improvements, or any part thereof, or from any change of grade or vacation of any street abutting thereon, all of which awards, damages, payments, compensation, claims and rights are hereby assigned, transferred and set over to Trustees on behalf of Lender to the fullest extent that Grantor may under the law so do.

              TOGETHER with all of Grantor's right, title and interest in and to all rights and claims arising under and by virtue of the covenants of warranty contained in those deeds conveying the Land to Grantor.

              ALL of which property and rights therein hereinabove described or mentioned and all of which collateral is now existing or hereafter arising, now owned or hereafter acquired, due or to become due, including proceeds, products, and insurance proceeds to secure payment of all indebtedness of Grantor to Lender now existing or hereafter arising, being hereinafter collectively called, the "Property". It is the intention of the parties hereto that this Deed of Trust shall embrace and Grantor does hereby grant to Trustees on behalf of Lender a mortgage, deed of trust and security interest in all of the properties, rights, interests, claims, demands and privileges of every kind and character as are owned by the Grantor or in which the Grantor has rights in and appurtenant to all lands in the county in which this instrument is recorded, whether fee, mineral, surface, leasehold, easement, right-of-way or otherwise, and wheresoever situate, and whether or not specifically described herein, together with all rents, royalties and other income arising from the various coal leases and other instruments and agreements affecting the same.

              BUT THIS CONVEYANCE IS IN TRUST, HOWEVER, to secure the payment of the Debt (as hereinafter defined) and performance of the other obligations of Grantor referred to herein.

              And without limiting any of the other provisions of this Deed of Trust, Grantor, as debtor, expressly grants unto Lender, a security interest in all those portions of the Property which may be subject to the Uniform Commercial Code (the "Code") provisions applicable to secured transactions under the laws of any state and this Deed of Trust shall constitute a Security Agreement under the Code.

              TO HAVE AND TO HOLD the same unto Trustees, their successors and assigns, forever.

              PROVIDED, HOWEVER, that if Grantor shall pay to Lender the Debt (as hereinafter defined), and shall keep and perform each of its other covenants, conditions and agreements set forth herein and in the Restated Loan Agreement, the Loans, and the Loan Documents, upon the termination of all obligations, duties and commitments of Grantor under the Restated Loan

Agreement, the Loans, and the Loan Documents, this Deed of Trust and the estate hereby granted and conveyed shall become null and void.

              This conveyance is intended as a Trust Deed and is given for the purpose of securing payment of the Debt and performance of the other obligations of Grantor referred to above.

              This Trust Deed is executed and delivered subject to the following covenants, conditions and agreements.

     1. Definition. Words and terms defined in the Restated Loan Agreement shall, unless the context hereof clearly requires otherwise, have the same meanings herein as therein provided.

     2. Debt Secured. "Debt" means, collectively, (i) all indebtedness whether of principal, interest, fees, expenses or otherwise of Grantor to Lender incurred in connection with the Restated Loan Agreement, the Loans, and the Loan Documents, as the same may from time to time be amended, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part and (ii) all costs and expenses, including without limitation, to the extent permitted by law, reasonable attorneys, fees and legal expenses, incurred by Trustees or Lender or Lender in the collection of any of the indebtedness referred to in clause (i) above, and (iii) any advances made by Lender or Lender for the maintenance, preservation, protection or enforcement of, or realization upon, any property or assets now or hereafter made subject to a mortgage, pledge, lien or security interest granted pursuant to this Deed of Trust or pursuant to any agreement, instrument or note relating to any of the Debt, including without limitation advances for taxes, insurance, repairs and the like; interest on the principal sums hereby secured, and taxes, insurance premiums and other obligations, including interest thereon undertaken by Lender or Lender herein or in any other agreement securing or otherwise pertaining to all indebtedness evidenced or guaranteed by the Restated Loan Agreement, the Loans, and the Loan Documents.

     The beneficial owner of the Debt is MADELEINE L.L.C., the Lender, and the residence and principal place of business of said beneficial owner and the Lender is as follows:

                               Madeleine, L.L.C.
                               950 Third Avenue
                               New York, New York 10022
                               Attention: Kevin Genda

     3. (a) Possession. Until an Event of Default, Beneficiary shall permit the Grantor to possess and enjoy the Property and to receive the Rents, issues and profits thereof.

     (b) Condition of Grant. The condition of this Deed of Trust is such that if the Grantor shall fulfill all of its promises under the Old Agreement, Restated Loan Agreement and Notes, as such terms are defined therein, and shall observe, perform and discharge the obligations contained in this deed of trust, then Beneficiary shall release and reconvey unto and at the cost of the Grantor the Property.

              4.      Impositions and Other Charges.

     (a) Duty to Pay. Until payment in full of the clause (i) Obligations as such item is defined at Section 1.01 of the Restated Loan Agreement, Grantor will, except as otherwise provided in Article VIII of the Restated Loan Agreement, (i) at least five (5) days prior to the date on which any interest or penalties shall commence to accrue thereon, pay, discharge and, upon the request of Lender furnish to Lender copies of (unless originals are requested by Lender) proper receipts for all taxes, general and special, water and sewer rent charges, excise levies, transit taxes, levies and assessments of every kind and all charges for utilities and utility services, and which may have been or may hereafter be charged, assessed, levied, confirmed, imposed upon, or grow or become due and payable out of, or in respect to, or against, the Property, or any part thereof, or any appurtenances thereto (collectively, the Impositions), by any lawful authority or public utility, or which may become a lien thereon, unless the same shall have been fully paid to Lender as provided in subparagraph 3(b) hereof, (ii) pay and discharge all mechanics, liens which may be filed against said premises, (iii) pay and discharge any documentary, stamp or other tax, including interest and penalties thereon, if any, now or hereafter becoming payable hereon, (iv) provide, renew and keep alive by paying the necessary premiums and charges thereon such policies of hazard and liability insurance upon the property and upon the buildings and improvements now or hereafter erected upon the Property as are required by the Lender.

     (b) Escrow by Lender. Upon the written request of Trustees or Lender, Grantor will pay or cause to be paid to Lender contemporaneously with each monthly payment of interest, principal or principal and interest a sum equal to one-twelfth (1/12th) of the real estate taxes and premiums for insurance required by subparagraph 3(a) hereof so as to enable Lender to pay the same at least thirty (30) days before they become due. Amounts so paid shall be deemed not to be trust funds but may at the option of Lender be commingled with general funds of Lender. No interest shall be paid oft such amounts. If, pursuant to any provision of this Trust Deed, the whole amount of the principal debt remaining or any installment of interest, principal or principal and interest becomes due and payable prior to its originally scheduled maturity, Lender shall have the right, at its election, to a apply any amounts paid to Lender under this subparagraph 3(b), with accrued interest, thereon, against all or any part of the indebtedness secured by this Trust Deed, any interest thereon or in payment of the premiums or payments for which the amounts were paid. If the real estate taxes and insurance premiums required to be escrowed pursuant to this paragraph shall exceed the estimate therefor and the amounts paid into escrow under this subparagraph 3(b), Grantor shall on demand forthwith make good the deficiency. Grantor will furnish to Lender tax and insurance bills in sufficient time to enable Lender to pay such taxes and premiums before interest and penalties accrue thereon.

     (c) Proof of Payment. Unless the same shall have been fully paid to Lender as provided in subparagraph 3(b) hereof, Grantor, upon the written request of Lender, will furnish or will cause to be furnished to Lender within thirty (30) days after the date when any Impositions would become delinquent, official receipts of the appropriate taxing authority or other authority to which the charge is payable, or other evidences reasonably satisfactory to Lender evidencing the payment thereof.

     (d) Evidence of Payment. The certificate, or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition, of nonpayment of such Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

              5. Risk of Loss; Insurance. Risk of loss or, damage to or destruction of the Property is and shall remain upon Grantor. If Grantor fails to effect and keep in force insurance covering the Property as required by the Lender, or fails to pay the premiums thereon when due, Trustees or Lender upon receipt of notice of default may do so for the account of Grantor. Upon the existence of an Event of Default beyond any applicable cure and grace periods, Grantor hereby assigns and sets over to Lender all monies which may become payable on account of all insurance covering the Property including without limitation any return of unearned premiums which may be due upon cancellation of any such insurance, and directs the insurers to pay directly to Lender any amount so due which shall be applied to the principal balance of the Note, provided the Note is current and no Event of Default exists subject only to the rights of the holder(s) of the note secured by the Bennett- Management Trust Deed. Trustees on behalf of Lender are hereby irrevocably appointed the attorneys-in-fact of Grantor to endorse any draft or check which may be payable to Grantor in order to collect the proceeds of such insurance or any return of unearned premiums which Lender is entitled to collect under this paragraph 4. Lender shall apply such proceeds of all casualty insurance in accordance with the provisions of paragraph 16 of this Deed of Trust. Lender may deduct from such proceeds any expense incurred by Lender in collecting the same (including reasonable counsel fees).

              6. Property Maintenance, Alterations, Improvements. Grantor shall maintain the Property and all buildings and improvements subject to this Deed of Trust in good working order and condition, ordinary wear and tear excepted, and shall not commit or suffer waste. In no event shall Grantor undertake any alteration or addition to the Property which reduces the economic value of the Property. Lender shall have the right to enter upon the Property at any reasonable hour and upon 24-hour notice for the purpose of inspecting the order, condition and repair of the buildings and Improvements erected thereon.

              7. Location of Personal Property. The personal property covered by this Trust Deed is located in Hancock County, West Virginia more particularly described on Exhibit A to this Deed of Trust or in another county in which a priority security interest in such personal property has been granted to Lender. Except as otherwise permitted under the Restated Loan Agreement, Grantor will not move (except to any county in which Lender has a prior perfected security interest in such items of personal property), remove, transfer, sell, convey or otherwise assign any of the items of personal property included in the Property until the Debt secured hereby is paid in full.

     8. Compliance with Laws. Grantor will promptly comply, in all material respects, with all present and future laws, ordinances, rules and regulations of any governmental authority having an effect on Grantor or the Property.

     9. Further Assurances. Grantor will, from time to time, make, do, execute and acknowledge, as may be reasonably necessary such further acts, deeds, conveyances, mortgages, security agreements, financing statements, continuation statements and other assurances in law as may be required for the purpose of effectuating the intent hereof.

              10. Failure to Pay Impositions and other Charges; Protection of Property. Except as otherwise provided in the Restated Loan Agreement, in the event Grantor neglects or refuses to pay or cause to be paid the charges mentioned in paragraph 3 of this Deed of Trust, or fails to maintain the buildings and Improvements as aforesaid, Lender after notice to.Grantor may do so, add to the Debt the cost thereof, and collect the same as part of said Debt. Lender shall, after the expiration of notice and grace period provided in the Restated Loan Agreement, have the power and authority to institute and maintain any suits and proceedings as Lender may deem advisable (a) to prevent any impairment of the Property by any acts which may be unlawful or any violation of this Deed of Trust, and (b) to preserve or protect its interest in the Property.

              11. Prohibition of Liens; Debt. Grantor will pay, or bond, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom. Grantor will do everything necessary so that the lien and priority hereof shall be fully preserved, at the cost of Grantor, without expense to Lender, except as otherwise provided in the Restated Loan Agreement.

               Grantor will not, without the written consent of Lender, create or suffer to be created any security interest under the Code, together with any amendments or supplements thereto, or other encumbrances in favor of any party other than Lender, or create or suffer any reservation of title by any such other party, with respect to any fixtures, nor shall any such fixtures or property be the subject matter of any lease or other transaction whereby the ownership or any beneficial interest in any of such property is held by any person or entity other than Grantor (or Lender as provided herein)except as permitted in the Restated Loan Agreement. Except as permitted in the Restated Loan Agreement, all such property shall be purchased for cash or in such manner that no lien shall be created thereon except the lien of this Mortgage, unless Mortgagee shall agree in writing to the contrary before a contract to purchase any such property is executed.

              12. Prohibition of Assumption, Transfer. Grantor hereby warrants and covenants that it is the lawful owner of the Property that Grantor has good right and lawful authority to convey and encumber the same, that the Property is free and clear from all liens and encumbrances except for liens in favor of the Lender and liens permitted under the Restated Loan Agreement, and that it will warrant and defend such title to the Property against the claims of all persons whomsoever. Except as disclosed in the Restated Loan Agreement or otherwise permitted under the Restated Loan Agreement, Grantor shall not create, ' incur, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease intended as security, (and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) on the Property or any other part of the collateral mentioned above. Except as disclosed in the Restated Loan Agreement or otherwise permitted under the Restated Loan Agreement, Grantor shall not, without the prior written consent of Lender, sell, lease, transfer or otherwise dispose of any of the Property or all or a substantial portion of its assets, or liquidate or consolidate with or merge with or into any entity.

     13. Priority of Lien. This Deed of Trust shall be a first lien deed of trust and shall be superior in right to other deeds of trust encumbering part or all of the Property except for liens or encumbrances disclosed in the Restated Loan Agreement and accepted by the Lender. Except as otherwise provided herein or in the Restated Loan Agreement, Grantor will not create or permit to accrue upon all or any part of the Property any debt, lien or charge except the lien of this Deed of Trust and shall promptly pay and discharge, any lien or charge whatsoever which by any present or future law may be or become superior to, or on a parity with this Deed of Trust, either in lien or in distribution out of the proceeds of any judicial sale of the Property, 'or any part thereof, and any lien or charge not permitted by Paragraph 11.

              14.     Default.

     (a) Default and Remedies. In the event sums are due and owing by Grantor under the terms of the Restated Loan Agreement, the Note and by reason of an Event of Default (as defined in the Restated Loan Agreement), Trustees or Lender may forthwith proceed to enforce payment of the amounts due and owing under the Note or the performance of any term hereof, whether by foreclosure, by suit in law or equity or otherwise, and without further delay undertake any one or more of the following:

                               (1) Foreclosure. At any times sums are due and owing under the Restated Loan Agreement, the Note as aforesaid, beyond any applicable grace periods, Trustees, upon the written request of Lender, may foreclose upon and sell the Property to satisfy the Debt. After the giving of notice as provided pursuant to W. Va. Code ss. 38-1-4, Trustees shall sell all the Property herein conveyed, or so much thereof as the Trustees shall deem necessary, at public auction, at the front door of the courthouse in the county (or any county if more than one) where the Property is located, or such other places as permitted by law, for cash in hand on the day of sale. Further, Trustees may take such other action as the law may allow, at law or in equity, for the enforcement and realization of the Deed of Trust security or any other security which is herein or elsewhere provided for, and proceed thereon to final judgment and execution thereon for the entire unpaid balance of the principal indebtedness, with interest, at the rates and pursuant to the methods of calculation specified in the Note, the Restated Loan Agreement, and this Deed of Trust to the date of default and thereafter at the rate provided in the Note and the Restated Loan Agreement together with all other sums secured by this Deed of Trust, all costs of suit, interest at the rate specified in the Note, and the Restated Loan Agreement on any judgment obtained by Lender from and after the date of any foreclosure sale of the Property (which may be sold in one parcel or in such parcels, manner or order as Trustees shall elect) until actual payment is made pursuant to the foreclosure sale of the full amount due Lender, and an attorneys, reasonable commission for collection without further stay, any law, usage or custom to the contrary notwithstanding. Upon any such foreclosure sale, Lender may bid for and purchase the Property in a commercially responsible manner and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability. In addition to the rights, remedies and powers hereinabove set forth, Lender and Trustees-shall have as to any and all fixtures and personal property covered by this Deed of Trust, all rights, remedies and powers of a Lender under the Code.

                               (2)  Receivership.  Have a receiver  appointed to
                      enter into possession of the Property, collect the earnings, revenues, rents, issues, profits and income therefrom and apply the same as the court may direct. It is understood and agreed by and between the parties hereto that nothing herein contained shall be construed as a substitute for, or in derogation of, the right to foreclose this Deed of Trust or as imposing any duty or obligation upon Lender or upon Trustees, or any of them, to take charge of the Property or to collect said rents, issues or profit or to have a receiver appointed for such purposes.

                               (3) Sale of personal property.  Lender shall have
                      such rights and remedies in respect of so much of the Property as may, under applicable law, including the Code, be personal property, or any part thereof, as are provided by the Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Deed of Trust, including without limitation the right to take possession of the Property wherever located and to sell all or any portion thereof at public or private sale, without prior notice to Grantor, except as otherwise required by law (and if notice is required by law, after ten (10) days, prior written notice, which Grantor agrees is a reasonable period of notice), at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as Lender in its sole discretion may determine. Lender shall apply the proceeds of any such sale to the payment of the Debt. Upon the occurrence of any Event of Default, Grantor, upon demand by Lender, shall promptly assemble any equipment and fixtures included in the Property and make them available to Lender at a place to be designated by Lender which shall be reasonably convenient to Lender and Grantor.

                         (4) Sale of the  Property.  Lender  may sell any of the
                    Property, not specifically designated as personal property and subject to subparagraph(iii)above, in accordance with any applicable law.

                               (5) Additional rights and remedies; not exclusive. In addition to all the foregoing, Trustees and Lender shall have such other rights as the law allows in the pursuit of the foregoing specified remedies and shall have such other remedies as the law allows for the realization of security interests herein granted. The rights and remedies herein provided to Trustees and Lender shall be cumulative and not alternative, and are not exclusive of any other remedies that may be available to the Trustees and Lender, whether at law, in equity, or otherwise.

     (b) Provisions Regarding Sale. (i) Grantor agrees that any sale made hereunder may be adjourned from time to time without notice other than oral proclamation of such adjournment at the time and place of sale, or at the time and place of any adjourned sale, and (ii) Grantor agrees that any sale of real property or interest in real property hereunder shall be made in accordance with the laws of the state of West Virginia relating to sales under deeds of trust, with the exceptions herein stated and with the further exception that the Grantor covenants and agrees.

     (c) Rights in Pursuit of Remedies. In the event sums are due and owing under the Note or the Loan Documents as aforesaid, Lender in pursuance of the foregoing remedies, or in addition thereto, (i) shall be entitled to resort to its several securities for the payment of the sums secured hereby in such order and manner as Lender may think fit without impairing Lender's lien in, or rights to, any of such securities and without affecting the liability of any person, firm or corporation for the sums secured hereby, except to the extent that the Debt shall have been reduced by the actual monetary consideration, if any, received by Lender from the proceeds of such security; (ii) may, in Lender's sole discretion, release for such consideration, or none, as the Lender may require, any portion of the Property without, as to the remainder of the security, in otherwise impairing or affecting the lien of this Deed of Trust, or the priority thereof, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Debt shall have been reduced by the actual monetary consideration, if any, received by Lender for such release; and/or (iii) may accept the assignment or pledge of any other property in place thereof as Lender may require without being accountable for so doing to any other lienor.

     (d) Continued Lien of Deed of Trust. No entry of any judgment by Lender and no levy of an execution under any judgment upon the Property or upon any other property of Grantor shall affect in any manner or to any extent, the lien of this Deed of Trust upon the Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired as before.

     (e)  Subordination  of  Tenants'  Rights  Under  Leases.  In the event that
Trustees shall have the right to foreclose this Deed of Trust, Grantor authorizes Trustees at their option to foreclose this Deed of Trust, subject to the rights of any tenants of the Property if Trustees or Lender elect that this Deed of Trust shall be subordinate to rights of tenants, and the failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Grantor as a defense to any proceeding instituted by Trustees or Lender to collect the Debt or any deficiency remaining unpaid after the foreclosure sale of the Property.

     (f) Discontinuance of Proceedings; Position of Parties Restored . If Trustees or Lender shall have proceeded to enforce any right or remedy under this Deed of Trust by foreclosure, or otherwise, any such proceedings shall have been discontinued or abandoned for any reason, then in every such case Grantor and Trustees or Lender, shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Lender shall continue as if no such proceeding had occurred or had been taken.

     15. Application of Proceeds of Foreclosure. Trustees or Lender shall apply the proceeds of any foreclosure sale of or other disposition or realization upon, or rents or profits from, the Property:

                      (a) First, to the payment or reimbursement of all reasonable advances, expenses and disbursements of Trustees and Lender (including, without limitation, the reasonable fees and costs of their counsel and agents and not less than $500 as commission to Trustees for acting as Trustees hereunder) incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Deed of Trust or in the collection of the obligations of Grantor under the Note and the Loan Documents;

                    (b) Second, in satisfaction of the Debt, whether for principal, interest or expenses in such order as Trustees or Lender shall designate; and

                    (c) Third, the balance, if any, to be distributed as required by law.

              If the proceeds from any such sale of or other disposition or realization upon the Property are insufficient to pay the Debt, the Grantor shall remain liable for such deficiency.

              16.     Trustees.

     (a) Removal. It is hereby expressly covenanted and agreed that Lender may, at any time and from time to time hereafter, upon notice to Trustees and Grantor, but without any other notice, appoint and substitute another Trustee, corporation or person, in place of either or both of the Trustees herein named to execute the trust herein created. Upon such appointment, either with or without a conveyance to said substituted Trustee or Trustees by the Trustees herein named, or by any other substituted Trustee in case the said right of appointment is exercised more than once, the new and substituted Trustee in each instance shall be vested with all the rights, titles, interests, powers, duties and trusts in the premises which are vested in and conferred upon the Trustee herein named; and such new and substituted Trustee shall be considered the successor and assign of the Trustee in his place and stead. Each appointment and substitution shall be evidenced by an instrument in writing, which instrument, executed and acknowledged by Lender and recorded in the office of the Clerk of the County Commission of the County wherein said property is situate, shall be conclusive proof of the proper substitution and appointment of such successor Trustee or Trustees, and notice of such proper substitution and appointment to all parties in interest. The Trustees, or either of them or the survivor thereof, may act in the execution of this trust and in the event either of the Trustees shall act alone, the authority and power of the Trustees so acting shall be as full and complete as if the powers and authority granted to the Trustees herein jointly had been granted to such Trustee alone. Either or both of the Trustees are hereby authorized to act by agent or attorney in the execution of this trust.

     (b) Fees. In the event foreclosure proceedings instituted under the terms and provisions of this Trust Deed are not completed through no fault of the Trustees, Trustees shall be entitled to receive and forthwith be paid the necessary costs and expenses incurred by them, together with a fee of not less than Five Hundred Dollars ($500.00).

     (c) Action. The Trustees herein may act by agent or attorney appointed by them in the execution of this Deed of Trust and the Trustees shall not be required to be present in person.

              17.      Casualty Loss.

     (a) Notice to Lender. In case of casualty resulting in damage or destruction to the Property, Grantor shall promptly give written notice thereof to Trustees and Lender.

     (b) Restoration of Property. Unless Lender elects to apply insurance proceeds to reduce the Debt, then, regardless of the amount of any such damage or destruction, Grantor shall at its sole cost and expense, and whether or not the insurance proceeds, if any, shall be sufficient for the purpose, restore, repair, replace, rebuild or alter the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction or with such changes or alterations as may be made at Grantor's election in conformity with and subject to the conditions of paragraph 8 hereof. Such restoration, repairs, replacements, rebuilding or alteration shall be commenced promptly and prosecuted with reasonable diligence. If (i) estimates received, and/or made, by Lender disclose that the cost or restoration would be in excess of the amount of the insurance proceeds available therefor, or (ii) during the period of restoration by Grantor the amount of the insurance proceeds shall not be sufficient to complete such restoration, then in either of such events, Grantor shall deposit with Lender the amount required to complete such restoration or such other security as shall be satisfactory to Lender.

     (c) Application of Proceeds. All proceeds of and payments under insurance policies with respect to any casualty event shall be paid to Lender and applied by Lender first to payment of the actual costs, fees and expenses, if any, incurred by Lender in connection with adjustment of the loss and settlement with the insurance company. The remainder of such insurance proceeds shall be applied by Lender, at the sole discretion of Lender, either (i) in reduction of the outstanding Debt, as Lender may elect, or (ii) to the payment of the cost of the aforesaid restoration, repairs, replacement, rebuilding or alterations, including the cost of temporary repairs and the cost of protection of property pending the completion of permanent restoration, repairs, replacement, rebuilding or alterations (all of which temporary and permanent repairs, restoration, replacement, rebuilding, alterations and protection of property are hereinafter collectively referred to as the "restoration").

     (d) Advancement of Proceeds. If under the provisions of this paragraph 16, insurance proceeds are to be applied to the cost of restoration, Lender shall hold such insurance proceeds, together with any amounts deposited with Lender pursuant to subparagraph 16(b) hereof, and advance the same for application to the cost of the restoration from time to time as the restoration progresses. Such funds will be advanced upon the written request of Grantor and upon Grantor's compliance with such reasonable requirements therefor as Lender shall impose. Upon completion of all of the restoration in a good and workmanlike manner and substantially in accordance with any plans and specifications therefor which Lender may have required, and upon receipt by Lender of evidence satisfactory to Lender that the restoration has been completed and that the Property is not and will not become subject to any mechanic's or materialmen's liens on account of the restoration or any part thereof, any balance of the insurance proceeds or sums deposited with Lender pursuant to subparagraph 16(b) hereof and not applied to the cost of restoration shall be applied to reduce the Debt, and any balance remaining after repayment of the Debt shall be paid over to Grantor.

     (e) Effect of Default. Notwithstanding any provision of this paragraph 16 to the contrary, if at any time during any restoration of the Property, an Event of Default in the payment on the Note shall exist, Lender shall have no obligation to continue to apply insurance money to restoration and may apply such insurance money to reduction of the Debt.

     (f) No Postponement, Abatement of Scheduled Installments. In no event shall the application to the obligation of Grantor, whether or not then due or payable, of any insurance proceeds postpone, abate or reduce any of the periodic installments of principal and interest thereafter to become due under the Debt until the Debt is completely satisfied and paid in full. If Lender shall acquire title to the Property either by virtue of a deed in lieu of foreclosure or a judicial sale thereof pursuant to proceedings under the Note or this Deed of Trust, then all of Grantor's estate, right, title and interest in and to all such policies, including unearned premiums thereon and the proceeds thereof, shall vest in Lender.

              18.     Condemnation.

     (a) Notice, Right to Participate. Grantor shall give Trustees and Lender immediate notice of any actual or threatened commencement of condemnation proceedings or the exercise of the right of eminent domain. In the event that the Property, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain (hereinafter called collectively, "condemnation proceedings"), Lender may on behalf of Grantor participate in any such condemnation proceedings and may on behalf of and with the concurrence of Grantor adjust, contest, accept, reject or compromise any proposed award and collect and, without the concurrence of Grantor, may receive the proceeds thereof and endorse drafts, and Lender is hereby irrevocably appointed attorney-in-fact of Grantor for such purposes, such power being coupled with an interest. The decision of Lender with the concurrence of Grantor with regard to the adjustment, contest, acceptance, rejection or compromise of any proposed award issued in connection with any condemnation proceedings shall be binding upon Grantor. The award that may be made in any such proceeding or the proceeds thereof shall be deposited with Lender and distributed in the manner set forth in this paragraph 18. The parties agree to execute any and all further documents that may be required in order to facilitate collection of any award or awards and the making of any such deposits with Lender.

     (b) Condemnation of All or Material Part of Property. If at any time during the term of this Deed of Trust title to the whole or a material part of the Property shall be taken in condemnation proceedings or by agreement between Grantor and Lender and those authorized to exercise such right, Lender shall apply such award or proceeds which it receives pursuant to subparagraph 17(a) hereof to payment of the Debt and any balance then remaining shall be paid to Grantor. In the event that the amount of the award or proceeds received by Lender shall not be sufficient to pay the Debt, Grantor shall, within ten (10) days after the application of the award or proceeds as aforesaid pay or cause to be paid such deficiency to Lender. For the purposes of this subparagraph 17(b) "a material part" shall be deemed to have been taken if the portion of the Property taken shall preclude, in Lender's sole judgment the effective use of the Property as an economically viable unit for the permitted purposes for which Grantor utilizes such Property.

     (c) Condemnation of Less than Material Part of Property. If at any time during the term of this Deed of Trust title to a portion of the Property that does not constitute "a material part" of the Property shall be taken as aforesaid, all of the award or proceeds collected by

Lender pursuant to subparagraph 17(a) hereof, shall, at the option of the Lender, (i) be applied to reduce the Debt or (ii) be held by Lender, and applied and paid over toward the costs of demolition, repair and restoration, substantially in the same manner and subject to the same conditions as those provided in paragraph 16 hereof with respect to insurance and other monies. Any balance remaining in the hands of Lender after payment of such costs of demolition, repair and restoration shall be retained by Lender and applied in reduction of the Debt. In the event that the costs of such demolition, repairs and restoration shall exceed the new amount collected by Lender, Grantor shall pay the deficiency.

     (d) Temporary Use or Taking. If at any time during the term of this Deed of Trust the temporary use of the whole or any part of the Property shall be taken in condemnation proceedings, all of the award or proceeds collected by Lender pursuant to subparagraph 17(a) hereof shall be held by Lender and applied by Lender toward the payment of the monthly interest payment or of the monthly payments of principal and interest due on the Debt until such time as the Debt is completely satisfied and paid, except that, if such taking by condemnation proceedings results in changes and alterations to the Property or any part thereof which would necessitate an expenditure to restore the Property or any part thereof to its former condition, then such portion of the award or proceeds as in Lender's reasonable estimation shall be necessary to cover the cost of restoration shall at the option of Lender be retained by Lender, without application as aforesaid, and be applied and paid over toward the restoration of the Property, or any part thereof, to its former condition in substantially the same manner and subject to the same conditions as those provided in paragraph 16 hereof with respect to insurance and other monies. In the event that the costs of such restoration shall exceed the net amount collected by Lender, Grantor shall pay or cause to be paid the deficiency.

     (e) Taking of Rights of Light, Air, Access and the Like. Any award for compensation made in condemnation proceedings for consequential damages or for the taking of rights in, under and above the streets adjoining such Property, or the rights and benefits of light, air or access to said streets, or for the taking of space, or rights therein, below the surface of, or above, the
Property, shall be paid over to and received by Lender. Such awards or compensation shall at the option of Lender be either applied to the reduction of the Debt, or paid over toward the cost of such demolition, repair and restoration of the Property as shall be necessitated by such taking, substantially in the same manner and subject to the same conditions as those provided in paragraph 17 hereof with respect to insurance and other monies, and any balance remaining in the hands of Lender shall be retained by Lender, and applied in reduction of the Debt in the same manner as provided in subparagraph 17(c) with respect to the balance of the award or awards therein referred to.

     (f) Reimbursement of Costs, Fees and the Like. In the case of any taking covered by the provisions of this paragraph 17, Grantor shall be entitled as a first priority to reimbursement out of any award or awards for all reasonable costs, fees, and expenses incurred in the determination and collection of any such awards.

     (g) Payments Pending Receipt of Award. Notwithstanding any taking by condemnation proceedings, Grantor shall continue to pay interest on the Debt at the rates provided in the Note until any such award or payment shall have been actually received by Lender and applied to the principal sum as provided in this paragraph 18, if it is to be so applied under this paragraph

     18. Any reduction in the principal sum resulting from Lender's application of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such application. If prior to Lender's receipt of such award or payment the Property shall have been sc',.d to Lender or its nominee on foreclosure of this Deed of Trust, Lender shall have the right to receive and retain the entire award or payment.

     (h) No Postponement. Abatement or Scheduled Installments. In no event shall the application to the Debt of any payment to Lender pursuant to this paragraph 18 postpone, abate or reduce any of the periodic installments of principal or interest thereafter to become due under the Note and the Loan Documents until such amounts are paid in full.

              19. Indemnity for Costs. Grantor will indemnify against, and on demand repay Trustees or Lender for any loss, damage, expense, or reasonable attorneys, fees which may be incurred by reason of any action or proceeding affecting the Property or the title thereto or Trustee's or Lender's interest under this Deed of Trust to which Trustees or Lender is made a party (by intervention or otherwise).

              20. Change in Trust Deed Tax Laws. In the event of the passage after the date of this Deed of Trust of any law of the State of West Virginia deducting from the value of the Property for the purpose of taxation any lien thereon, or changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Trustees or Lender, then and in such event, Grantor shall bear and pay the full amount of such taxes.

              21. Agreements Continuing, Absolute. The agreements and obligations of Grantor hereunder are continuing agreements and obligations, and are absolute and unconditional irrespective of the genuineness, validity or enforceability of the Note or any other instrument or instruments now or hereafter evidencing the Debt or any other agreement or agreements now or hereafter entered into by Lender and Grantor pursuant to which the Debt or any part thereof is issued or of any other circumstance which might otherwise constitute a legal or equitable discharge of such agreements and obligations; without limitation upon the foregoing, the agreements and obligations of Grantor shall not in any such way be affected by (i) any renewal, refinancing or refunding of the Debt in whole or in part, (ii) any extension of the time of payment of the amounts due and owing under the Note or any other instrument or instruments now or hereafter evidencing the Debt or any part thereof, (iii) any amendment to or modification of the terms of the Note or other instrument or instruments now or hereafter evidencing the Debt or any part thereof or any other agreement or agreements now or hereafter entered into by Lender and Grantor pursuant to which the Debt or any part thereof is issued or secured,
(iv) any substitution, exchange or release of, or failure to preserve, perfect or protect, or other dealing in respect of, the Property or any other property or any security for the payment of the Debt or any part thereof, (v) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against Grantor or (vi) any other matter or thing whatsoever whereby the agreements and obligations of Grantor hereunder would or might otherwise be released or discharged.

     22. Partial Invalidity. The invalidity per se or in any application of any one or more paragraphs of this Deed of Trust or any part of any thereof shall not affect the remaining portions of this Deed of Trust, all of which are inserted conditionally on their being held valid in law.

              23. Notices. All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Deed of Trust must be in writing unless otherwise expressly permitted under this Agreement and must be sent by first-class express mail, private overnight or next Business Day courier, in all cases with charges prepaid, and any such properly given notice will be effective when received. All notices will be sent to the applicable party at the addresses stated below or in accordance with the last unrevoked written direction from such party to the other parties. Any notice to be provided by a subordinate lienholder, as contemplated by West Virginia Code 38-1-4, shall be forwarded to Lender at the address stated below. A copy of any notice of Trustee's sale under this Deed of Trust shall be served on Grantor by certified mail, return receipt requested, directed to the address stated below.

     If to Grantor:            Mountaineer Park, Inc.
                               8 Route 2 South
                               Chester, West Virginia 26034
                               Attn: Mr. Edson Arneault

     and copy to:              Freer, McGarry, Bodansky & Rubin, P.C.
                               1000 Thomas Jefferson St., N.W.
                               Suite 600
                               Washington, DC 20007
                               Attention: Robert Ruben, Esquire

     If to Secured
              Party:           Madeleine, L.L.C.
                               950 Third Avenue
                               New York, New York 10022
                               Attention: Kevin Genda

     and copy to:              Schulte Roth & Zabel
                               900 Third Avenue
                               New York, New York  10022
                               Attention: Mark A. Neporent, Esquire

     If to Trustees:
                               Deborah A. Sink, Esq.
                               Carl D. Andrews, Esq.
                               P.O. Box 1386
                               Charleston, Vest Virginia  25301

              IN WITNESS WHEREOF the parties have caused this instrument to be executed by their respective officers thereunder duly authorized as of the date first written above.


ATTEST                                    MOUNTAINEER PARK, INC


By: /s/ Robert L. Ruben                   By: /s/ Edson R. Arneault
Title: Assistant Secretary                Title:____________________________

                                          MADELINE L.L.C. as Lender


By:________________________               By:_____________________________
Title:______________________              Title:____________________________

This Deed of Trust was prepared by
     Carl D. Andrews, Esq.
     Bowles Rice McDavid Graff & Love
     P.O. Box 1386
     Charleston, W. VA  25325-1386
     (301) 347-1109

STATE OF                                )
COUNTY OF                               ) SS:

     ON THIS, the _____ day of _____________ 1997, before me, the undersigned officer, personally appeared ________________________________ who acknowledged himself to be the of Mountaineer Park, Inc., a West Virginia corporation, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the Inc. for the purposes therein contained by singing the name of the corporation by himself as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                                 ----------------------------
                                                 Notary Public

My Commission Expires:_______________________________

STATE OF                                )
COUNTY OF                               ) SS:

     ON THIS, the _____ day of _____________ 1997, before me, the undersigned officer, personally appeared ________________________________ who acknowledged himself to be the of MADELEINE L.L.C., and that he, as such officer, being authorized to do so, executed the foregoing instrument for the Inc. for the purposes therein contained by singing the name of the corporation by himself as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                                 ----------------------------
                                                 Notary Public

My Commission Expires:_______________________________

                                                                       EXHIBIT 4





                                 PROMISSORY NOTE


$16,100,000                                       Dated:   December ___, 1996
                                                           New York, New York


              FOR VALUE RECEIVED, MOUNTAINEER PARK, INC., a West Virginia corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of MADELEINE L.L.C., a New York limited liability company (the "Lender") (i) the initial principal amount of SIXTEEN MILLION ONE HUNDRED THOUSAND DOLLARS ($16,100,000), or, the aggregate unpaid principal amount of the Loan (as defined in the Loan Agreement hereinafter referred to) made by the Lender to the Borrower, payable on the Maturity Date (as defined in the Loan Agreement), and (ii) interest on the unpaid principal amount of the Term Obligations (as defined in the Loan Agreement) under the Loan Agreement from the date such Loan is made until all such Term Obligations are paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement.

              Notwithstanding any other provision of this Note, interest paid or becoming due hereunder or under the Loan Agreement, or any document or instrument executed in connection herewith or therewith, shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States of America in immediately available funds to Madeleine L.L.C. at 950 Third Avenue, New York, New York 10022, Attention: Mr. Kevin Genda, or such other office as the Lender may designate.

              The Loan made by the Lender to the Borrower pursuant to the Loan Agreement, and all payments made on account of principal hereof, shall be recorded by the Lender and, prior to any transfer hereof, indorsed on Schedule A attached hereto which is a part of this Note.

              This Note is the Term Note referred to in the Amended and Restated Term Loan Agreement, dated as of July 2, 1996, as amended on December 10, 1996 (as further amended or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, MTR Gaming Group, Inc. and the Lender, and is entitled to the benefits of the Loan Agreement, the First Priority Deed of Trust and the Amended and Restated Security Agreement as provided for therein. The Loan Agreement, among other things, contains provisions for the acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated Events of Default (as defined in the Loan Agreement), and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions specified therein. The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor of this Note.

              This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed therein without consideration as to choice of law.

                                                  MOUNTAINEER PARK, INC.


                                                  By: /s/ Edson R. Arneault
                                                  Name:
                                                  Title:

                          SCHEDULE A TO PROMISSORY NOTE

                         LOAN AND REPAYMENT OF PRINCIPAL



Amount of Loan        Principal Paid      Principal Balance     Notation Made By

                                                                       EXHIBIT 6



                               AMENDMENT NO. 1 TO
                          REGISTRATION RIGHTS AGREEMENT



             AMENDMENT NO. 1, dated as of ________ __, 1996, to the
REGISTRATION RIGHTS AGREEMENT, dated as of July 2, 1996, between Madeleine L.L.C., a New York limited liability company ("Lender"), and MTR Gaming Group, f/k/a Winners Entertainment, Inc., a Delaware corporation ( he "Company").

                  WHEREAS, the Company and Lender are parties to an AMENDED AND RESTATED TERM LOAN AGREEMENT (the "Loan Agreement"), dated as of July 2, 1996, as amended and restated as of November __, 1996, among MOUNTAINEER PAR , INC., a West Virginia corporation (the "Borrower"), the Company and Madeleine;

                  WHEREAS, pursuant to the Loan Agreement, the Company will issue shares of Common Stock and Warrants (as those terms are defined in the Loan Agreement) to the Lender;

                  WHEREAS,  the  Company  and  the  Lender  wish  to  amend  the
Registration   Rights  Agreement  to  effect  certain  provisions  of  the  Loan
Agreement.

                  NOW, THEREFORE, the Company and the Lender hereby agree as follows:

     1. Definitions. All terms used herein which are defined in the Loan Agreement o the Registration Rights Agreement and not otherwise defined herein are used herein as defined therein.

     2. Changes to Registration Rights.

     (a) Section 2.2 of the Registration Rights Agreement is hereby amended and restat d in its entirety to read as follows:

     "2.2 Additional Securities. To the extent that the Holder acquires any additional securities of the Company that constitute Registrable Securities, the Company shall use its best efforts to, within 120 days after the date registration of such Registrable Securities is requested by the Holder, effect the registration on an applicable form under the Securities Act of the resale of such Registrable Securities and, to the extent tha such Registrable Securities are convertible into or exercisable for any other securities, the issuance or, if not permissible under the Securities Act, resale of such other securities; provided, however, that if (i) no Event of Default has occurred under the AMENDED AND RESTATED TERM LOAN AGREEMENT (the "Loan Agreement"), dated as of July 2, 1996, as amended and restated as of November __, 1996, among MOUNTAINEER PARK, INC., a West Virginia corporation, the Company and the Lender, (ii) the Obligations relating to the Term Loan (as defined in the Loan Agreement) have not been indefeasibly repaid in full and in cash, (iii) no single Person, group of affiliated Persons or Affiliate thereof controls the voting rights of 35% or more of the Common Stock, and (iv) the Company has not merged or consolidated with any other Person in a transaction in which the Company is not the surviving entity, or sold all or substantially all of its assets, then the Holder shall not request such registration more than once in any calendar year."

     3. Conditions. This Amendment shall become effective on the date (the "Effective Date") on which each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Lender:

     (a) The Lender shall have received on or before the Effective Date the following, each in form and substance satisfactory to each Lender:

     (i) this Amendment, duly executed by the parties hereto;

     (ii) the Loan Agreement, duly executed by the parties thereto;

     (iii) all of the other Loan Documents duly executed by the parties thereto;

     (b) The Lender shall have made the Tranche B portion of the Term Loan pursuant to the Loan Agreement, and all of the conditions to making the Tranche B portion of the Term Loan shall have been satisfied.

     (c) All proceedings in connection with the transactions contemplated by this Amendment, and all documents inciden al thereto, shall be satisfactory to the Lender in form and substance.

     (d) All fees, expenses and taxes accrued and unpaid or otherwise due and payable by the Borrower or a Loan Party pursuant to the Loan Agreement (including, without limitation, the fees and other client charges of Schulte Roth & Zabel LLP in connection with this Amendment and the related agreements, instruments and other documents) shall have been paid in full.

                  4.       Miscellaneous.

     (a) Continued Effectiveness of the Registration Rights Agreement. Except as otherwise expressly provided herein, the Registration Rights Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in al respects.

     (b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     (c) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpos .

     (d) Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in such State without regard to conflicts of law principles. Any legal action or proceeding with respect to this Amendment may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and d livery of this Amendment, the Borrower and the Company hereby irrevocably accept for themselves in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower and the Company further irrevocably consent to the service of process out of any of the aforementioned courts and in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices contained in Section
9.01 of the Loan Agreement, such service to become effective thirty (30) days after such mailing. The Borrower and the Company hereby irrevocably appoint Mr. Robert A. Blatt, c/o CRC Group, 1890 Palmer Avenue, Suite 303, Larchmont, New York 10538, or such other Person as shall be acceptable to the Lender, as their agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Lender to service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower and the Company in any other jurisdiction.

     (e) Costs and Expenses. The Borrower and the other Loan Parties will pay on demand (i) all fees, costs and expenses in connection with the preparation, execution, delivery, filing, recording, amendment, modification, waiver and administration of this Amendment, including, without limitation, the reasonable fees, out-of-pocket expenses and other client charges of S hulte Roth & Zabel LLP, counsel to the Lender, and Bowles Rice McDavid Graff & Love, West Virginia counsel to the Lender and the reasonable fees, out-of-pocket expenses and other client charges of all accountants, auditors and consultants retained by the Lender in connection with the transactions contemplated by this Amendment, and
(ii) all costs and expenses, if any (including reasonable counsel fees, out-of-pocket expenses and other client charges), in connection with the enforcement of this Amendment and the other documents to be delivered pursuant to the Loan Documents.

     (f) Amendment as Loan Document. The Borrower and other Loan Parties hereby acknowledge and agree that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if (i) any representation or warranty made by the Borrower or any other Loan Party under or in connection with this Amendment shall have been untrue, false o misleading in any material respect when made, or (ii) the Borrower or any other Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

     (g) Waiver of Jury Trial. EACH OF THE BORROWER, THE COMPANY AND THE LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHT UNDER THIS AMENDMENT, OR UNDER ANY FURTHER AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AG EEMENT, DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR

ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE BORROWER AND THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND THE COMPANY CERTIFY THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE BORROWER AND THE COMPANY HEREBY ACKNOWLEDGE THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AMENDMENT.

                   IN WITNESS WHEREOF, the partie hereto have caused this Amendment to be executed and delivered as of the date first above written.



                         MTR GAMING GROUP, INC.

                         By:  /s/ Edson R. Arneault
                              Name:
                              Ti le:


                         MADELEINE L.L.C.

                         By:  _______________________________________
                              Name:
                              Title:

                                                                       EXHIBIT 7
                                 PROMISSORY OTE


$5,376,500                                           Dated:   December ___, 1996
                                                             New York, New York


                  FOR VALUE RECEIVED, MOUNTAINEER PARK, INC., a West Virginia corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of MADELEINE L.L.C., a New York limited liability company (the "Lender") (i) the initial principal amount not to exceed FIVE MILLION THREE HUNDRED SEVENTY SIX THOUSAND FIVE HUNDRED DOLLARS ($5,376,500), or, the aggregate unpaid principal amount of the Line Loans (as defined in the Loan Agreement hereinafter referred to) mad by the Lender to the Borrower, payable on the Maturity Date (as defined in the Loan Agreement), and (ii) interest on the unpaid principal amount of the Line Obligations (as defined in the Loan Agreement) under the Loan Agreement from the date each Line Loan is made until all such Line Obligations are paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement.

                  Notwithstanding any other provision of this Note, interest paid or becoming due hereunder r under the Loan Agreement, or any document or instrument executed in connection herewith or therewith, shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States of America in immediately available funds to Madeleine L.L.C. at 950 Third Avenue, New York, New York 10022, Attention: Mr. Kevin P. Genda, or such other office as the Lender may designate.

                  Each Line Loan made by the Lender to the Borrower pursu nt to the Loan Agreement, and all payments made on account of principal hereof, shall be recorded by the Lender and, prior to any transfer hereof, indorsed on Schedule A attached hereto which is a part of this Note.

     This Note is the Line Note referred to in the Amended and Restated Term Loan Agreement, dated as of July 2, 1996, as amended as of December 10, 1996 (as further amended or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, MTR Gaming Group, Inc. and th Lender, and is entitled to the benefits of the Loan Agreement, the First Priority Deed of Trust and the Amended and Restated Security Agreement as provided for therein. The Loan Agreement, among other things, contains provisions for the acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated Events of Default (as defined in the Loan Agreement), and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions specified therein. The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor of this Note.

                  This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed therein without consideration as to choice of law.


                                                 MOUNTAINEER PARK, INC.


                                                 By: /s/ Edson R. Arneault
                                                 Name:
                                                 Title:

                         SCHEDULE A TO PROMISSORY NOTE1

                      LINE LOANS AND REPAYMENT OF PRINCIPAL


                                                    Date of
                                                    Borrowing or              Principal                 Notation Made
Amount of                 Principal Paid            Repayment                 Balance                   By
Loan






//


1 This Schedule is the Schedule referred to in the Promissory Note, dated December __, 1996, made by Mountaineer Park, Inc., payable to the order of Madeleine L.L.C., in the original principal amount of $5,376,500.

                                                                       EXHIBIT 8

                     THE WARRANTS EVIDENCED BY THIS WARRANT
                  CERTIFICATE, AND THE WARRANT SHARES ISSUABLE
                 UPON EXERCISE THEREOF, HAVE NOT BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                    AND MAY BE TRANSFERRED ONLY IN ACCORDANCE
                   WITH SECTION 5 OF THIS WARRANT CERTIFICATE

                               WARRANT CERTIFICATE


                      For the Purchase of 125,552 Shares of
                     Common Stock of MTR GAMING GROUP, INC.

WARRANT CERTIFICATE NO. 6

                  This Warrant Certificate certifies that Madeleine L.L.C. (the "Original Holder") is the registered holder of 125,55 Warrants (as hereinafter defined) to purchase shares of Common Stock (as hereinafter defined) of MTR Gaming Group, Inc., a Delaware corporati n (the "Company"). Each Warrant entitles the Holder (as hereinafter defined) upon exercise to receive one Warrant Share (as hereinafter defined) at the Purchase Price (as hereinafter defined), which shall initially be $1.06 per share, which shall be payable in lawful funds of the United States of America. The number of shares of Common
Stock purchasable hereunder and the Purchase Price therefor are subject to adjustment as hereinafter provided in Section 7 and Section 13. The Warrants evidenced by this Warrant Certificate have been issued in connection with the transactions contemplated by the Amended and Restated Term Loan Agreement, dated as of July 2, 1996, as amended as of December 10, 1996, among Mountaineer Park, Inc., a West Virginia corporation and a wholly-owned subsidiary of the Company ("Mountaineer"), the Company and the Original Holder (the "Term Loan Agreement").

                  The Warrants are subject to the following further terms and conditions:

l.   DEFINITIONS

                  "Commission" shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government of the United States of America then administering the Securities Act or the Exchange Act.

                  "Common Stock" shall mean and include the Company's authorized voting Common Stock, $0.00001 par value per share, as constituted at the Date of Issuance, and shall also include any class of t e capital stock of the Company hereafter authorized which shall neither: (i) be limited to a fixed sum or a percentage of par value in respect of the rights of the holders thereof to receive dividends and to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company; nor (ii) be subject at any time to redemption by the Company; provided, however, that, except as provided in Section 7, the Common Stock receivable upon exercise of any Warrant shall include only shares of the capital stock of the Company designated as voting Common Stock on the Date of Issuance, or shares of any class or classes of the voting capital stock of the Company resulting from any reclassification or reclassifications of such Common Stock which are not limited to any such fixed sum or percentage of par value and which are not subject to any such redemption.

                  "Company" shall have the meaning given to such term n the first paragraph of this Warrant Certificate.

                  "Controlling Interest" shall have the meaning given to such term in Section 4.3(h).

                  "Convertible Securities" shall have the meaning given to such term in Section 7.2.

                  "Date of Issuance" shall have the meaning given to such term in Section 12.

     "Event" shall have the meaning given to such term in Section 7.2.

                  "Exchange Act" shall ean the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Exercise Period" shall have the meaning given to such term in
Section 4.2.

                  "Exercise  Time" shall have the meaning  given to such term in
Section 4.3.

                  "Generally Accepted Accounting Principles" shall mean, at any particular time generally accepted accounting principles as in effect at such time; provided, however, that, if employment of more than one principle shall be permissible at such time in respect of a particular accounting matter, "Generally Accepted Accounting Principles" shall refer to the principle which is then employed by the Company with the concurrence of its independent certified public accountants.

                  "Holder" shall mean the Original Holder and its successors and permitted assigns. U less the context otherwise requires, "Holder" shall include a registered owner of Warrant Shares.

                  "indemnified party" shall have the meaning given to such term in Section 5.7(b).

                  "Mountaineer" shall have the meaning given to such term in the first paragraph of this Warrant Certificate.

     "Options" shall have the meaning given to such term in Section 7.2.

                  "Original Holder" shall have the meaning given such term in the first paragraph of this Warrant Certificate.

                  "Person"  shall  mean  a  corporation,   an   association,   a
partnership, an organization, a business, an individual or a government or political subdivision thereof or any governmental agency.

                  "Purchase  Price"  shall have the  meaning  given such term in
Section 7.1.

                  "Registrable Securities" shall mean the Warra ts and all Warrant Shares issuable or issued upon exercise of the Warrants. Any such securities shall cease to constitute "Registrable Securities" when such securities have been disposed of by the Holder pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 (or any successor rule) of the Commission under the Securities Act. "Registrable Securities" shall include any securities issued as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of the outstanding Registrable Securities into a greater number of securities (by reclassification, stock split or otherwise) or that may be issued in respect of, in exchange for or in substitution of any Registrable Securities, whether by the Company or its successors or assigns.

     "Registration Expenses" shall have the meaning set forth in Section 5.6.

                  "Registration Rights Agreement" shall the mean the Registrations Right Agreement, dated as of July 2, 1996, as amended by Amendment No. 1 to Registration Rights Agreement dated as of December 10, 1996 and as further amended or modified from time to time, between the Company and the Original Holder.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Term Loan Agreement" shall have the meaning given such term in the first paragraph of this Warrant Certificate.

                  "Transfer" shall include any sale, transfer, assignment or other disposition of any Warrants or Warrant Shares, or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

     "Underwriter" shall have the meaning given such term in Section 5.4.

                  "Wa rant Certificates" means this Warrant Certificate and the other Warrant Certificates of the Company issued on the Date of Issuance or at any time thereafter in connection with the transactions contemplated by Term Loan Agreement, and any certificates issued in exchange or replacement thereof.

                  "Warrants" shall mean the Warrants represented hereby and such other warrants as are issued in exchange, transfer or replacement of any Warrants.

                  "Warran   Shares"  shall  mean  the  shares  of  Common  Stock
purchased or purchasable in connection with the exercise of Warrants pursuant to
Section 4 hereof.

                  Any terms used in this Warrant Certificate which are not defined in this Section 1 have the meanings respectively set forth elsewhere in this Warrant Certificate.

                  2.  OWNERSHIP OF THE WARRANTS

                  The Company may deem and treat the Person in whose n me the Warrants are registered as the Holder for all purposes, notwithstanding any notations of ownership or writing made hereon by anyone other than the Company, and shall not be affected by any notice to the contrary, until presentation of this Warrant Certificate for registration of transfer as provided in Section 3. The Company shall maintain at its office in Laguna Beach, California or in Chester, West Virginia, a register for the Warrants, in which the Company shall record the name and address of the Person in whose name each Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within five days after the Holder shall by written notice to the Company request the same, the Company will deliver to the Holder a certificate, signed by one of its officers, listing the names and addresses of every other holder of Warrants and/or Warrant Shares who is a successor or a direct or indirect assignee of the Original Holder, as such information appears in said register and in the stock transfer books of the Company at the close of business on the day before such certificate is signed.

                  3.  EXCHANGE, TRANSFER AND REPLACEMENT

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder to the Company at its office or agency provided for in
Section 2, for new Warrant Certificates of like tenor, representing in the aggregate the right to purchase the number of shares of Common Stock purchasable hereunder, each of such new Warrant Certificates to represent the right to purchase such number of shares of Common Stock as shall be designated by the Holder at the time of such surrender. Subject to Section 5 hereof, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, in accordance with Section 2, by the Holder hereof in person or by duly authorized attorney, and a new Warrant Certificate shall promptly be made and delivered by the Company, of the same tenor as this Warrant Certificate but registered in the name of the transferee, upon surrender of this Warrant Certificate together with a duly completed Assignment, substantially in the form attached hereto as
Exhibit I, at the  office of the  Company  where the  register  provided  for in
Section 2 is maintained. Upon receipt by the Company at its office provided for in Section 2 of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor in replacement of this Warrant Certificate. This Warrant Certificate shall be promptly canceled by the Company upon the surrender thereof in connection with any exchange, transfer or replacement. The Company shall pay all taxes and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrant Certificates pursuant to this Section 3.

                  4.  EXERCISE

     4.1. Right to Exercise. The Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant Certificate at the times set forth in Section 4.2.

                  4.2. Exercise Period. The Holder may xercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant Certificate at any time and from time to time after the date hereof and until 5:00 p.m., Pacific Time, on December 10, 2001 (the "Exercise Period").

     4.3. Exercise Procedure. (a) Warrants will be deemed to have been exercised as of the date during the Exercise Period when the Company has received all of the following items (the "Ex rcise Time"):

     (i) a completed Exercise Agreement, as described in Section 4.4 below, executed by the Holder;

                  (ii) this Warrant Certificate; and

                  (iii) cash or a certified or official bank check payable to the Company in an amount equal to the then effective Purchase Price for the shares for which this Warrant Certificate is being exercised.

                  (b) Certificates for Warrant S ares purchased upon the exercise of Warrants will be delivered by the Company to the Holder within five business days after the date of the Exercise Time. Unless the remaining Warrants have expired or have been exercised, the Company will prepare a new Warrant Certificate, substantially identical hereto, representing the Warrants formerly represented by this Warrant Certificate which have not expired or been exercised and will, within such five-day period, deliver such new Warrant Certificate to the Holder. Notwithstanding anything to the contrary set forth herein, the business day periods provided for in this paragraph shall, without any further action, be reduced to such shorter time period as shall be necessary in order for the Holder to effect any Transfer of Warrants or Warrant Shares in accordance with any applicable clearing procedures or other procedures governing registration of transfer. In the case of a public offering of any Registrable Securities, the provisions set forth in this Section 4.3(b) shall, to the extent applicable, be subject to clause (vi) of Section 5.5.

                  (c) The Warrant Shares shall, when issued, be duly authorized, validly issued, previously unissued, fully paid and nonassessable and will be free from all taxes, liens and charges with respect thereto.

                  (d) Warrant Shares will be deemed to have been issued at the Exercise Time, and the Person in whose name such shares are registered will be deemed for all purposes
 o have become the Holder of such shares at the Exercise Time.

                  (e) The issuance of certificates for Warrant Shares upon the exercise of Warrants will be made without charge for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

                  (f) The Company will not close its books against the transfer of the Warrants or of any of the Warrant Share in any manner which interferes with the timely exercise of the

Warrants or the timely transfer of all or any part of this Warrant Certificate or the Warrant Shares. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon the exercise of Warrants is at all times equal to or less than the Purchase Price then in effect.

                  (g) Upon the exercis of Warrants, the Holder of the Warrant Shares issued upon the exercise of the Warrants shall be entitled to all of the rights, and shall be subject to all of the obligations, set forth herein, in each case to the extent provided for herein.

                  (h) The right of the Holder to exercise any Warrants hereunder shall be expressly limited to the extent that the Holder (together with its affiliates or other persons or entities controlled by or under common control with the Holder) w ll thereafter own in the aggregate more than 5% of the then issued and outstanding Common Stock (a "Controlling Interest"), unless the Holder's ownership of such a Controlling Interest has been approved by the West Virginia Lottery Commission or such approval shall no longer be required under applicable law. The Company shall use its best efforts to obtain, or help obtain, as applicable, any such approval.

                  4.4. Exercise Agreement. Upon any exercise of the War ants, the Exercise Agreement will be substantially in the form set forth in Exhibit II hereto, except that if the Warrant Shares are not to be issued in the name of the Holder, the Exercise Agreement will also state the name or names of the Person or Persons to whom the certificates for Warrant Shares are to be issued, and the Holder shall comply with Sections 5.1 and 5.2 hereof in connection therewith. The Exercise Agreement shall be dated the actual date of execution thereof.

                  5   TRANSFER AND REGISTRATION

                  5.1. Restrictions on Transfer Generally. Notwithstanding any provisions contained in this Warrant Certificate to the contrary, the Warrants shall not be transferable and the related Warrant Shares shall not be issuable to any Person, or transferable by the Holder thereof, except upon satisfaction of the conditions specified in this Section 5.1. Such conditions are intended to insure compliance with the provisions of the Securities Act in respect of the exercise of the Warrants or the Transfer of the Warrants or Warrant Shares. The Holder agrees that it will not: (i) Transfer Warrants prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Section 5.2, or until registration under the Securities Act of the Warrants and all related Warrant Shares has become effective; (ii) request the issuance to any Person of Warrant Shares issuable upon the exercise of Warrants prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Section 5.2, or until registration of the related Warrant Shares under the Securities Act has become effective; or (iii) Transfer any Warrant Shares prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Section 5.2, or until registration of such Warrant Shares under the Securities Act has become effective. Compliance with the foregoing provisions shall not be required for any Transfer of Warrants or of Warrant Shares by the Holder to the Company.

                  5.2. Opinion of Counsel. Subject to Section 5.11, so long as this Warrant Certificate, or any certificate for Warrant Shares issued upon the exercise of Warrants, bears the legend required by Section 5.10, the Holder agrees that, prior to any Transfer or attempted Transfer of Warrants or Warrant Shares evidenced by such certificate, it shall give written no ice to the Company of its intention to effect such Transfer. Any such notice shall describe the manner and timing of the proposed Transfer in reasonable detail. Such notice shall be accompanied by an opinion of counsel for the Holder, in form and substance reasonably satisfactory to the Company, stating that the proposed Transfer may be effected without registration of the securities to be transferred under the Securities Act, following receipt of which the Company shall promptly, at such time as shall be requested by the Holder, give effect to such Transfer in accordance with the terms of the notice delivered by the Holder to the Company. Each Warrant Certificate or certificate evidencing Warrants Shares, as the case may be, issued to a transferee in such Transfer shall bear the legend set forth in Section 5.10 if required by such Section, unless, in the opinion of counsel for the Company, such legend is not required or appropriate in order to insure compliance with the Securities Act. Notwithstanding anything to the contrary in this Section 5.2, if in the reasonable opinion of counsel for the Company, the proposed Transfer may not be effected without registration under the Securities Act, the Company shall promptly (and, in any case, within two business days after receiving the notice of proposed Transfer from the Holder) so notify the Holder and the Holder shall not consummate such Transfer until the required registration under the Securities Act has become effective, except in another transaction exempt from the registration requirements of the Securities Act.

                  5.3. Registration. The Company shall effect the registration on an applicable form under the Securities Act of the resale of the Warrants and the issuance or, if not permissible under the Securities Act, the resale of the Warrant Shares, pursuant to the terms and conditions of the Registration Rights Agreement. The Company shall use its best efforts to keep such registration statement filed and declared eff ctive pursuant to this Warrant Certificate continuously effective until such time as (i) none of the securities covered by such registration statement shall constitute Registrable Securities or (ii) all of the Registrable Securities covered by such registration statement are freely transferable pursuant to Rule 144(k); provided, however, that, notwithstanding the foregoing, prior to the suspension or termination of the effectiveness of any registration statement pursuant to either clause (i) or clause (ii) of this sentence, (A) the Company shall have delivered to the Holder an opinion of counsel to the Company satisfactory in form and substance to the Holder and its counsel stating that the applicable condition precedent to the termination of the effectiveness of the registration statement set forth in this sentence has been satisfied and (B) the Holder and its counsel shall have concurred with the conclusions set out in such opinion. If the Company shall fail to file any registration statement required to be filed by the Company pursuant to this
Section 5.3 on or before the date that is 90 days from the date of demand for the filing of such registration statement (the date of such demand the "Demand Date"), the Company shall, within five days thereafter, pay to the Holder, in cash, with respect to each Warrant Share held by the Holder (determined on an as-converted basis), an amount that is equal to the greater of (i) 10% of the closing price of the Common Stock on the business day immediately preceding such 90th day and (ii) $350,000 divided by the number of Warrant Shares (determined on an as-converted basis) required to be included on such registration statement. In the event that a registration statement required to be filed pursuant to this

Agreement shall fail to be declared effective on or before the date (the "Second Penalty Date") that is seven calendar months from the Demand Date, the Company shall pay to the Holder an additional amount equal to 5% of the closing price of the Common Stock on the business day immediately preceding the Second Penalty Date for each Warrant Share (determined on an as-converted basis) to be included on such registration statement. If such registration statement is not declared effective on or before the date (the "Third Penalty Date") that is nine calendar months from the Demand Date, the Company shall pay to the Holder an additional penalty of 10% of the closing price of the Common Stock on the Third Penalty Date, and on the last day of each month thereafter (each a "10% Due Date") on the business day immediately preceding such 10% Due Date for each Warrant Share (determined on an as-converted basis) to be included on such registration statement until such registration statement is declared effective (the "Final Penalties"). For purposes of this paragraph, the closing price of such security for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (i) on the principal national securities exchange on which such security is listed or to which such security is admitted to trading or (ii) if such security is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by The Nasdaq National Market or a comparable system, or
(iii) if such security is not listed on The Nasdaq National Market or a comparable system, as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the closing price of such security cannot be determined pursuant to the foregoing sentence, the closing price shall be the fair market value of such security as determined in good faith by the Board of Directors of the Company. Without limiting the remedies available to the Holder, the Company acknowledges that any failure by the Company to comply with its obligations under this Section 5.3 may result in material irreparable injury to the Holder (and/or subsequent holders) for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Holder (or any subsequent holder of Registrable Securities) may obtain such relief as may be required to specifically enforce the Company's obligations under this Section 5.3. Notwithstanding anything in this Warrant certificate to the contrary, so long as the Company is in compliance with its obligations with respect to the payment of any penalties pursuant to this Section 5.3, it shall not be in breach of its obligation to register Common Stock or Warrants under this Section 5.3. The Company hereby acknowledges that any Holder of this Warrant shall be entitled to the benefits of the Registration Rights Agreement.

                  5. . Underwritten Offering. The Holder may sell any or all of its Registrable Securities in an underwritten offering; provided, however, that, nothing contained in this Section 5.4 shall in any way accelerate the obligation of the Company set forth in the first sentence of Section 5.3. If the Holder desires to do so, it shall so notify the Company in writing, stating in such notice the number and class of securities proposed to be sold. Within five days after receipt of such notice, the Company shall mail a notice stating that the Holder has requested an underwritten offering of all or part of its Registrable Securities (which notice shall state the number and class of securities proposed to be sold by the Holder) to any other holders of Registrable Securities and to any other holders of "Registrable Securities" under any other Warrant Certificates or the Registration Rights Agreement. Any such other holder desiring to participate in the underwritten offering shall be entitled to do so, provided that such holder notifies the Company of its intent to so participate (specifying in its notice the number of securities proposed to be sold, all of which shall be required to be of the same class as those set forth in the Holder's notice) not later than the date that is fifteen days after the date on which the Company mailed notice of such underwritten offering to such other holder. In any such underwritten offering requested by the Holder, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Holder, subject to the reasonable approval of the holders of a majority of the securities (determined on an as-converted basis and including the Holder's Registrable Securities) proposed to be included in such offering and the reasonable approval of the Company. Notwithstanding anything to the contrary set forth herein, if the Underwriter determines that the number of securities includable in an underwritten offering requested by the Holder is limited due to market conditions, priority shall be given first to the Registrable Securities and any other securities constituting "Registrable Securities" under any other Warrant Certificate or the Registration Rights Agreement held by the Holder and then to securities held by all other holders of securities proposing to sell securities in such underwritten offering on a pro rata basis (determined on an as-converted basis). Any holder of securities requesting the inclusion of securities held by such holder in an underwritten offering pursuant to this
Section 5.4 (including the Holder) may, at any time (subject to any arrangements entered into with the Underwriters), withdraw all or any part of its securities from such underwritten offering. Notwithstanding anything to the contrary herein, the provisions of this Section 5.4 shall not apply to any securities that are freely transferable pursuant to Rule 144(k) under the Securities Act.

                  5.5. Registration Procedures; Obligations of the Company. In connection with its obligations under Section 5.3 and Section 5.4, the Company shall, in addition to such other requirements as are set forth elsewhere in this Warrant Certificate, including, without limitation, in Section 5.3 and Section 5.4:

                  (i) prepare and file with the Commission a registration statement on an applicable form under the Securities Act with respect to the applicable securities, use its best efforts to cause such registration statement to become effective within the applicable time period and promptly prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewi h as may be necessary to keep the registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by the registration statement, including, without limitation, such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such securities or as may be necessary upon the occurrence of an event contemplated by clause (E) of paragraph (ii) of this Section 5.5, and use its best efforts to cause any such amendment to become effective and such registration statement to become usable as soon as thereafter practicable;

         (ii) notify the Holder promptly and, if requested by the H lder, confirm such advice in writing, (A) when any registration statement filed hereunder has become effective and when any post-effective amendments and supplements thereto have been filed and become effective, (B) of any request by the Commission or any state securities authority for amendments and supplements to any registration statement filed hereunder and related prospectus or for additional information after the registration statement has become effective,
(C) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of any registration statement filed hereunder or the initiation of any proceedings for that purpose, (D) if, between the effective date of any registration statement filed hereunder and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event which makes any statement made in any registration statement filed hereunder or the related prospectus untrue in any material respect or which requires the making of any changes in the registration statement or prospectus in order to make the statements therein not misleading and (F) of any determination by the Company that a post-effective amendment to any registration statement filed hereunder would be appropriate;

         (iii) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any registration statement filed hereunder at the earliest possible moment and provide prompt notice to the Holder of the withdrawal of an such order;

         (iv) promptly furnish to the Holder and any Underwriter such number of copies of a prospectus, including a preliminary prospectus and any prospectus supplement, in conformity with the requirements of the Securities Act, and such other documents as the Holder and/or Underwriter may reasonably request in order to facilitate the public sale or other disposition of Registrable Securities;

         (v) use its best efforts to register or qu lify on a timely basis the Registrable Securities covered by any registration statement filed hereunder under such other securities or blue sky or other applicable laws of such jurisdictions within the United States as the Holder shall reasonably request to enable the Holder to consummate the public sale or other disposition in such jurisdictions of Registrable Securities;

         (vi) cooperate with the Holder to facilitate the timely preparation and delivery of certificates rep esenting Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such amounts and registered in such names as the Holder may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

         (vii) upon the occurrence of any event contemplated by clause (E) of paragraph (ii) of this Section 5.5, notify the Holder to suspend use of any app icable prospectus as promptly as practicable after the occurrence of such an event;

         (viii) within a reasonable time prior to the filing of any registration statement to be filed hereunder, prospectus to be included therein, or amendment or supplement to either of the foregoing, provide copies of such document to the Holder and its counsel, and make such of the representatives of the Company as shall be reasonably requested by the Holder or its counsel available for discuss on of such document, and shall not at any time file or make any amendment or supplement to any such document of which the Holder and its counsel shall not have previously been advised and furnished a copy or in a form in which the holders of a majority of the securities covered by such registration statement (determined on an as-converted basis) or their counsel shall reasonably object on a timely basis;

         (ix) make available for inspection by a representative of the Holder, any Underwriter participating in any disposition pursuant to any registration statement filed hereunder and attorneys and accountants designated by the Holder or any Underwriter, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the registration statement; provided, however that such representatives, Underwriters, attorneys or accountants agree to keep confidential any records, information or documents that are designated by the Company in writing as confidential and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose, unless (A) such records, information or documents (I) are available to the public, (II) were already in such representatives', Underwriters', attorneys' or accountants' possession prior to their receipt from the Company and they do not otherwise have any obligation to keep such records, information or documents confidential or (III) are obtained by such representatives, Underwriters, attorneys or accountants from a third person who, insofar as is known to such representatives, Underwriters, attorneys or accountants, is not prohibited from transmitting the information to such representatives, Underwriters, attorneys or accountants by a contractual, legal or fiduciary obligation to the Company or a third party, or (B) disclosure of such records, information or documents is required by court or administrative order after the exhaustion of appeals therefrom;

         (x) use its best efforts to cause all Registrable Securities to be listed or traded on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed or tr ded, to the extent such Registrable Securities satisfy applicable listing or trading requirements; provided, that, for purposes of this clause (x), the Warrants shall not be deemed to be similar to the Common Stock.

         (xi) enter into such customary agreements and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of Registrable Securities (including, but not limited to, pursuant to an underwritten offering), and in such connection, (A) to the extent possible, make such representations and warranties to the Holder and any Underwriters of Registrable Securities with respect to the business of the Company and its subsidiaries and its or its subsidiaries' joint ventures, the applicable registration statement, prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to Underwriters in underwritten offerings, and confirm the same if and when requested, (B) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holder and any Underwriters and their respective counsel) addressed to the Holder and any Underwriter, covering the matters customarily covered in opinions requested in underwritten offerings, (C) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company or any joint venture in which the Company or any of its subsidiaries is a partner, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the applicable registration statement) addressed to the Holder and any Underwriter, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (D) deliver such documents and certificates as may be reasonably requested by the Holder or any Underwriter, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in any underwriting agreement.

         (xii) take, or refrain from taking, such other actions, and execute and deliver such other documents, as may reasonably be requested by the Holder or any Underwriter.

                  5.6. Expenses of Registration. All expenses incurred in effecting any registration pursuant to this Section 5 (colle tively, "Registration Expenses"), including, without limitation, all registration and filing fees, listing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company and expenses of any audits incidental to or required by any such registration, shall be borne by the Company; provided, that, in the case of all registrations, the Holder shall pay the fees and disbursements of its own counsel and underwriting discounts and commissions in connection with an underwriter offering.

              5.7. Indemnification. (a) The Company hereby indemnifies and holds harmless the Holder and each officer, director and controlling person of the Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to any action required of or inaction by the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder and each such officer, director and controlling person for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable to the Holder in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by the Holder and stated to be specifically for use in the document containing such untrue statement of a material fact or omitting to state the material fact required to be stated therein.

                  (b) Each party entitled to indemnification hereunder (each an "indemnified party") shall give notice to the Company promptly after such indemnified party has actual knowledge of any claim as to which indemnity ay be sought, and shall permit the Company (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Company who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the indemnified party. The indemnified party may participate in such defense, but only at such indemnified party's expense. The omission by any indemnified party to give notice as provided herein shall not relieve the Company of its obligations under this Section 5.7(b) except to the extent that the omission results in a failure of actual notice to the Company and the Company is damaged solely as a result of the failure to give notice. The Company shall not, in the defense of any such claim or litigation, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

                  (c) The reimbursement required by this Section 5.7 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  (d) To the extent any indemnification by the Company is prohibited or limited by law, the Company agrees to make the maximum contribution permitted by applicable law with respect to any am unts for which it would otherwise be liable under Section 5.7(a).

                  (e)  The   Company   will  enter  into   indemnification   and
contribution arrangements with the Holder, any other participating securityholders and the Underwriters that are usual and customary and/or reasonable under the circumstances in connection with any underwritten offering to be effected pursuant to Section 5.4; provided, that, nothing contained herein shall require the Company o indemnify any Underwriter in connection with any statement expressly provided for inclusion in any registration statement by such Underwriter.

                  5.8. Other Registrations. (a) The Company may not, without the prior written consent of the holders of a majority of the participating Registrable Securities (determined on an as-converted basis), permit present or subsequent investors in the Company (other than transferees of Registrable Securities) to participate in any r gistrations initiated pursuant to Section
5.3 or underwritten offerings requested pursuant to Section 5.4; provided, however, that, nothing contained herein shall be interpreted so as to prohibit the Company from entering into and performing its obligations under Section 5.4, under Section 5.4 of any of the other Warrant Certificates, under the Registration Rights Agreement (including, but not limited to, in respect of securities to be received on future dates pursuant to the Term Loan Agreement) or under any of the registration rights agreements listed on Schedule 5.8(a).

                  (b) To the extent that an underwritten offering is requested pursuant to any other Warrant Certificate or the Registration Rights Agreement, the Holder shall be given the opportunity to elect to participate in such underwritten offering on the terms and subject to the conditions set forth in the Registration Rights Agreement. The Company shall not amend any of such terms in any Warrant Certificate or in t e Registration Rights Agreement in a manner adverse to the Holder without the prior written consent of the holders of a majority of the Registrable Securities (determined on an as-converted basis).

                  5.9. Rule 144 Requirements; Adequate Information for Private Sales. (a) At all times and from time to time, the Company shall undertake to make publicly available and available to the Holder, pursuant to Rule 144 of the Commission under the Securities Act, such informati n as is necessary to enable the Holder to make sales of Registrable Securities pursuant to that Rule. The Company shall furnish to the Holder, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144. Notwithstanding the foregoing, the Company shall have no further obligations under this Section 5.9 at such time as all then outstanding Registrable Securities may be sold pursuant to paragraph (k) of Rule 144, as determined by, and set forth in an opinion of, counsel to the Company who is reasonably acceptable to the Holder. The Holder shall notify the Company promptly after it ceases to hold any Registrable Securities.

                  (b) If the Holder desires to effect a Transfer of Registrable Securities without registration under the Securities Act, and if at such time such Transfer cannot be effected pursuant to Rule 144, then the Company, at the Holder's request and at the Company's e pense, shall provide the Holder with all such information regarding the Company as would be required in order to enable the Holder to comply with the exemption from registration provided by Section 4(l) of the Securities Act (or any successor provision) or any other applicable exemption from registration.

     5.10. Legends. (a) Each Warrant Certificate issued in exchange, transfer, or replacement of this Warrant Certificate shall (unless otherwise permitted by Section .2 or unless the Warrants to be evidenced by such Warrant Certificate shall have been transferred pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or any successor rule) be stamped or otherwise imprinted with a legend substantially in the form of the legend appearing at the top of the first page of this Warrant Certificate.

                  (b) Each certificate for Warrant Shares, including any such certificate issued to a subsequent transferee, shall (unless otherwise permitted by Section 5.2 or unless the Warrant Shares to be evidenced by such certificate shall have been issued or transferred pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or any successor rule) be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE TRANSFER OF SAID SECURITIES IS SUBJECT TO THE RESTRICTIONS SET FORTH IN SECTION 5 OF THE WARRANT CERTIFICATE, DATED AS OF DECEMBER __, 1996, OF WINNERS ENTERTAINMENT, INC., A COPY OF WHICH HAS BEEN DELIVERED TO THE REGISTERED HOLDER OF THE SECURITIES REPRESENTED HEREBY AND WHICH IS AVAILABLE FOR INSPECTION AT THE HEAD OFFICE OF WINNERS ENTERTAINMENT, INC. NO TRANSFER OF SAID SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SECTION 5 OF THE WARRANT CERTIFICATE SHALL HAVE BEEN COMPLIED WITH."

     (c) The provisions of Sections 4.3(h), 5.1 and 5.2 and this Section 5.10 shall be binding upon all subsequent Holders.

                  5.11. Exchange of Certificates. At such time as shall reasonably be requested by the Holder, subject to applicable law regarding the unrestricted transfer of securities, the Company will deliver to the Holder, upon delivery to the Company of a certificate or certificates representing Warrants or Warrant Shares bearing the legend set forth in S ction 5.10, a new certificate or certificates representing such Warrants or Warrant Shares but not bearing such legend.

                  6.  COMPANY'S ACKNOWLEDGMENT OF OBLIGATIONS

                  The Company will, at the time of any exercise of Warrants, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder all rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this W rrant Certificate; provided, however, that, if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

                  7.  ADJUSTMENTS

                  The number of Warrant Shares purchasable pursuant hereto and the Purchase Price per Warrant Share shall be subject to adjustment from time to time on and after the Date of Issuance as hereinafter provided in this Section 7.

                  7.1. Adjustment of Purchase Price. The initial purchase price per Warrant Share of $1.06 per share shall be subject to adjustment from time to time as hereinafter provided on or after the Date of Issuance (as so adjusted from time to time, the "Purchase Price"). Upon each adjustment of the number of Warrant Shares purchasable pursuant hereto, the Purchase Price shall be reduced to a price determined by dividing the aggregate Purchase Price of all unexercised Warrant Shares in effect immediately prior to such adjustment by the maximum total number of Warrant Shares purchasable immediately after such adjustment.

                  7.2. Adjustment of Number of Shares. If and whenever after the Date of Issuance the Company shall in any manner (i) issue or sell any shares of its Common Stock, (ii) grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securiti s convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), (iii) issue or sell Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, or (iv) declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options or Convertible Securities (any of the matters referred to in clauses (i), (ii),
(iii) and (iv) being an "Event"), the Holder shall thereafter be entitled to purchase in the aggregate, at the Purchase Price resulting from the adjustment provided by Section 7.1, the number of Warrant Shares equal to that percentage of the total number of shares of Common Stock (determined on an as-converted basis) that the Holder was entitled to purchase immediately prior to such Event; provided, however, that, if an adjustment is required to be made pursuant to this sentence in respect of any Event that involves the offer and/or issuance of securities to all of the holders of the Common Stock, the Holder shall thereafter be entitled to receive the number of Warrant Shares which the Holder would have owned immediately following such Event (on an as-converted basis) had the Warrants been exercised immediately prior thereto. Notwithstanding the foregoing, no adjustment shall be made pursuant to any Event: (i) at any time prior to the date that is 30 months after the repayment in full of all of the outstanding principal under the Term Loan Agreement if (A) the securities issued in connection with the Event were sold for a price (determined on an as-converted basis) exceeding the Purchase Price or (B) if the Event that would result in such adjustment was approved in advance in writing by the holders of a majority of the shares of Common Stock (determined on an as-converted basis) issuable upon the exercise of the warrants represented by the Warrant Certificates, which approval shall not be unreasonably withheld; and (ii) following the date that is 30 months after the repayment in full of all of the outstanding principal under the Term Loan Agreement; provided, however, that, notwithstanding anything to the contrary set forth in clauses (i) and (ii) above, the adjustments provided for in the first sentence of this Section 7.2 shall continue to be made in respect of any Event to the extent that such Event involves the offer and/or issuance of securities to all of the holders of any class of securities of the Company; provided, further, however, that, nothing contained in this sentence shall limit the effect of any adjustment to be made pursuant to any other Section of this Warrant Certificate. Notwithstanding the first sentence of this paragraph, no adjustment shall be made pursuant to this
Section 7.2 in respect of the issuance of (i) Common Stock or Options to employees, directors and officers of the Company and its subsidiaries under bona fide employee benefit plans adopted by the Board of Directors, to the extent that, with respect to any applicable fiscal year, shares of Common Stock or Options representing (on an as-converted basis) no more than 1% of the issued and outstanding shares of Common Stock on the Date of Issuance are issued, (ii) Common Stock in the ordinary course of business, the issuance of which has been approved by the Board of Directors, to the extent that, with respect to any applicable fiscal year, shares of Common Stock representing (on an as-converted basis) no more than .5% of the issued and outstanding shares of Common Stock on the Date of Issuance are issued or (iii) warrants or shares of Common Stock pursuant to the terms of the Term Loan Agreement.

                  7.3. Record Date. In case at any time the Company shall take a record of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date shall, for purposes of the adjustments to be made pursuant to this Section 7, be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the payment of such dividend or of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  7.4. Liquidating Dividends. The Company will not declare a dividend upon the Common Stock payable other (i) than out of consolidated earnings for the fiscal year of the Company in respect of which the dividend is paid, determined in accordance with Generally Accepted Accounting Principles consistently applied by the Company's independent certified public accountants, including the making of appropriate deductions for minority interests, if any, in subsidiaries, or (ii) than in ommon Stock, unless, in either case, the Company shall pay over to the Holder, on the dividend payment date, the cash, stock or other securities and other property which the Holder would have received if the Holder had exercised the Warrants in full to purchase Warrant Shares and had been the record holder of such Warrant Shares on the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earnings only to the extent that such earnings are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

                  7.5. Subdivision or Combination of Shares. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of share , the Purchase Price in effect immediately prior to such subdivision shall thereafter be proportionally reduced and the number of shares of Common Stock purchasable hereunder shall be proportionately increased so that the Holder shall be entitled to receive the number of Warrant Shares which the Holder would have owned immediately following such action had the Warrants been exercised immediately prior thereto at the aggregate Purchase Price in effect immediately prior to such action. In case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable hereunder shall be proportionately reduced so that the Holder shall thereafter be entitled to receive the number of Warrant Shares which the Holder would have owned immediately following such action had the Warrants been exercised immediately prior thereto at the aggregate Purchase Price in effect immediately prior to such action.

                  7.6. Reorganization, Merger, etc. If any capital reorganization or reclassification of the capital stock of the Company (other than as provided in Section 7.5), or consolidation or merger of the Company with another corporation, or the sale or conveyance, of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of the Common Stoc shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock, then, prior to and as a condition of such reorganization, reclassification, consolidation, merger, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant Certificate and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, sale or conveyance not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Purchase Price and of the number of Warrant Shares purchasable upon the exercise of the Warrants and for the registration of Registrable Securities to the extent provided in Section 5) shall thereafter be applicable, as nearly as may be in relation to any stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such assets shall
(i) assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and containing the express assumption by such survivor or successor corporation of the due and punctual performance and observance of every provision of this Warrant Certificate to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder, and (ii) deliver to the Holder an opinion of counsel, in form and substance reasonably satisfactory to the Holder, to the effect that such written instrument has been duly authorized, executed and delivered by such survivor or successor corporation and constitutes a legal, valid and binding instrument enforceable against such survivor or successor corporation in accordance with its terms, and to such further effects as the Holder may request.

                  7.7. Exceptions to Adjustment of Purchase Price. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Purchase Price upon the issuance of Warrants or the issuance of Warrant Shares upon the exercise of Warrants.

                  7.8. Treasury Shares. The number of shares of Common Stock outstanding at any time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of Section 7.

                  7.9. Company to Prevent Dilution. In case at any time or from tim to time conditions arise, which are not adequately covered by the provisions of this Section 7, and which might materially and adversely affect the exercise rights of the Holder, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized national standing, which may be the firm regularly retained by the Company, which shall give their opinion upon the adjustment, if any, necessary with respect to the Purchase Price and/or number of Warrant Shares issuable upon the exercise of the Warrants, on a basis consistent with the standards established in the other provisions of this Section 7, so as to preserve, without dilution, the exercise rights of the Holder. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

                  7.10. Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of the arrants, or upon any adjustment in the Purchase Price (in each case to the extent applicable), then, and in each such case, the Company within 5 days thereafter, shall deliver written notice thereof to the Holder, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the provisions of Section 9.

                  8.  SPECIAL COVENANTS OF THE COMPANY

                  The Company covenants and agrees that:

                  (a) The Company will not, by amendment of its Certificate of Incorporation or through any capital reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, directly or indirectly avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of the Warrant Shares above the Purchase Price payable therefor upon such exercise, or take any other action that would cause the Purchase Price to be less than the par value of the Warrant Shares, (ii) will take all such action as may be necessary or appropriate in order that the Company may at all times validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of all Warrants from time to time outstanding and (iii) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets.

                  (b) If any shares of Common Stock required to be reserved for the purpose of exercising the Warrants require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before su h shares may be issued upon exercise of the Warrants, the Company will, at its expense, as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.

                  (c) The Company will give notice to the Holder within ten days after the Company shall have filed with the Commission an application to register any securities of the Company pursuant to the Exchange Act. The Company will review ts stock ledgers, stock transfer books and other corporate records periodically (and not less than once in each calendar quarter) in order to determine whether the Holder is or shall have become, directly or indirectly, the owner of record of more than such percentage of any class of the Company's equity securities (as defined in the Exchange Act) as shall cause such Holder to be required to make any filing or declarations to the Company, the Commission or any securities exchange or inter-dealer quotation system pursuant to the provisions of the Exchange Act or the rules and regulations of any such securities exchange or inter-dealer quotation system. The Company will give prompt notice to the Holder whenever it shall have so determined, but in any event not less than quarterly, and such notice shall also specify the information upon which the Company bases such determination; provided, that, the Company shall be required to give such notice only once in each fiscal year to the Holder if its percentage of ownership of record of the Company's equity securities has not changed since the date that the last such notice was given. Nothing contained in this paragraph (c) of Section 8 be construed so as to qualify or limit any reporting obligation of the Holder under the Exchange Act.

                  9.  NOTIFICATION BY THE COMPANY

                  In case at any time:

     (i) the Company shall declare any dividend or any other distribution upon its Common Stock;

     (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any Convertible Securities or Options;

         (iii) the Board of Directors of the Company shall authorize any capital reorganization or reclassification of the capital stock of the Company, or a sale or conveyance of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with or into another Person;

     (iv) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

         (v) the Company shall propose to take any other action that would require a vote of the Company's stockholders; then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and to the extent legally practicable and to the extent determined as of such time), not less than 30 days before any record date or other date set for definitive action) of the date on which (A) the books of the Company shall close or a record shall be taken with respect to such dividend, distribution, subscription rights or Options or (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation, winding-up or other action shall take place or be voted on by the stockholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in said dividend, distribution, subscription rights or Options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, the notice required by this Section 9 shall so state.

                  10. LIMITATION ON EXERCISE

                  Notwithstanding any other provision hereof, the Holder shall not be entitled to exercise the Warrants if, as a result of such exercise, the Holder would own, control or have power to vote a greater quantity of securities of any kind issued by the Company than the Holder shall be ermitted to own, control or have the power to vote under any law or under any regulation, rule or other requirement or any governmental authority at any time applicable to the Holder. For purposes of this Section 10, a written statement of the Holder, to the effect that the Holder is legally entitled to exercise Warrants and that such purchase of the Warrant Shares purchasable upon the exercise of such Warrants will not violate the prohibitions set forth in the preceding sentence, shall be sufficient evidence of the legality thereof and shall obligate the Company to deliver certificates representing the Warrant Shares so purchased in accordance with the other provisions hereof unless the Company shall reasonably disagree as to the accuracy of any material portion of such written statement.

                  11. NO VOTING RIGHTS; LIMITATIONS OF LIABILITY

                  The Warrants will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for any portion of the Purchase Price or as a stockholder of the Company.

                  12. DATE OF ISSUANCE

                  The date the Company initially issues the Warrants will be deemed to be the "Date of Issuance" thereof and of each new Warrant issued in xchange, transfer or replacement thereof, regardless of the number of times new certificates representing the unexplored and unexercised rights formerly represented by this Warrant Certificate shall be issued.

                  13. AMENDMENT AND WAIVER

                  Except as otherwise provided herein, the provisions of the Warrant Certificates may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the holders of a majority of the "Warrant Shares" then outstanding under all of the Warrant Certificates (determined on an as-converted basis), or, in the case of any amendment to, or action prohibited or required under, Section 5.3, 5.4, 5.5, 5.6, 5.8 or 5.9 of any Warrant Certificate, the holders of a majority of the "Registrable Securities" under all of the Warrant Certificates (determined on an as-converted basis); provided, that, changes that are detrimental to the Holder in (i) the Purchase Price, (ii) the number of or class of securities issuable upon the exercise of Warrants, (iii) the conversion adjustment provisions set forth in Section 7 and
(iv) the indemnification and contribution provisions set forth in Section 5.7, shall not be made as to the Holder without the consent of the Holder.

                  14. NO FRACTIONAL SHARES

                  The Company shall not be required to is ue stock certificates representing fractions of shares of Common Stock, but may at its option in respect of any final fraction of a share make a payment in cash based on the then effective Purchase Price.

                  15. RESERVATION OF SHARES

                  The Company will authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of shares of Common Stock or other securities, if so required, to satisfy the exercise of the Warrants

                  16. NOTICES

                  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid or when delivered by courier:

         (i) if to the Original Holder, at 950 Third Avenue, New York, New York 10022, or at such other address as may have been furnished to the Company in writing by the Holder; and

         (ii) if to the Company, at Route 2 South, Chester, West Virginia 26034,
Attention: President, or at such other address as may have been furnished to the Holder in writing by the Company, with a copy to Robert L. Ruben, Esq., Freer & McGarry, 1000 Thomas Jefferson Stree , N.W., Suite 600, Washington, D.C. 20007.

                  17. HEADINGS

                  The headings of the Sections and subsections of this Warrant Certificate are inserted for convenience only and shall be deemed not to constitute a part of this Warran Certificate.

                  18. GOVERNING LAW; CONSENT TO JURISDICTION

                  This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws of such State. If any action or proceeding shall be brought by the Holder in order to enforce any right or obligation in respect of this Warrant Certificate or the Warrants, the Company hereby consents and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York, and agrees that venue will be proper in any such court.

                  19. BINDING EFFECT

     The terms and provisions of this Warrant Certificate shall inure to the benefit of the Original Holder and its successors and permitted assigns and shall be binding upon the Company and its succe sors and permitted assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                  20. CALCULATION OF AMOUNTS AND PERCENTAGES

     To the extent that any provision of this Warrant Certificate requires the approval of the holders of a stated percentage or amount (to the extent constituting less than all) of the Warrants, Warrant Shares or R gistrable Securities, all of the "Warrants," "Warrant Shares" and "Registrable Securities," as the case may be, under all of the Warrant Certificates held by the "Original Holders" thereof and their respective successors and permitted assigns shall be included when making such calculation.

                  21. REPRESENTATIONS OF ORIGINAL HOLDER

     The Original Holder represents and warrants that it is an "accredited investor" as such term is defined in the R le 501(c) of Regulation D under the Securities Act and that it is acquiring the Warrants for its own account or for one or more accounts (each of which is an "accredited investor") as to which it exercises sole investment discretion, for investment and not with a view to resale or distribution thereof.

                  22. OTHER REPRESENTATIONS

                  (a) The Company represents and warrants that it has not entered into, and covenants that, on and after the Date o Issuance it will not enter into, any agreement that is inconsistent with or that may prejudice the rights granted to the Holder in this Warrant Certificate or that otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities, other than rights underlying agreements set forth on Schedule 5.8(a) hereto, copies of which have been provided to the Holder.

                  (b) The Company has validly reserved for issuance upon exercise of all of the Warrants, out of its authorized but unissued share capital, a sufficient number of shares of Common Stock so as to enable the Holder to exercise the Warrants in full.

                  WITNESS the seal of the Company and the signatures of its duly authorized officers.

Dated: _________ __, 1997                                 MTR GAMING GROUP, INC.



                                                     By: /s/ Edson R. Arneault
                                                         Name: Edson R. Arneault
                                                         Title: President

Attest:

/s/ Robert L. Ruben
Assistant Secretary

                                                                       EXHIBIT I

                                   ASSIGNMENT

               To Be Executed by the Registered Holder Desiring to

                      Transfer Purchase Rights Evidenced by
                        the Within Warrant Certificate of

                             MTR GAMING GROUP, INC.


FOR VALUE RECEIVED, the undersigned registered Holder hereby sells, assigns and transfers unto _________________ the right to purchase ________ Warrant Shares (as defined in the Warrant Certificate) covered by the within Warrant Certificate, and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the applicable number of Warrants on the books of the Company (as defined in the Warrant Certificate), with full power of substitution.

Name of
Registered Holder

Signature

Title

Address



Dated: __________, 19__
In the presence of

____________________________

                                     NOTICE:

The signature to the foregoing Assignment must correspond to the name written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                      EXHIBIT II


                               EXERCISE AGREEMENT


               To Be Executed by the Registered Holder Desiring to Exercise Warrants Represented by the Within Warrant Certificate of


                             MTR GAMING GROUP, INC.


                  The undersigned registered holder hereby exercises the right to purchase _____ shares of the Common Stock covered by the within Warrant Certificate, according to the conditions thereof, and herewith make payment in full of he Purchase Price of such shares, $------.

                                   Name of
                                   Registered Holder

                                   Signature

                                   Title

                                   Address



Dated: __________, 19__